UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

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TESORO CORPORATION

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TESORO CORPORATION

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

MAY 1, 2013

Tesoro Corporation will hold its 2013 Annual Meeting of Stockholders on Wednesday, May 1, 2013, at our principal executive offices, 19100 Ridgewood Parkway, San Antonio, Texas 78259, beginning at 1:00 P.M. Central Time:

1.	To elect the ten directors named in the Proxy Statement;

2.	To conduct an advisory vote to approve executive compensation;

3.	To approve the Tesoro Corporation Amended and Restated 2011 Long-Term Incentive Plan;

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2013; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Holders of common stock of record at the close of business on March 12, 2013, are entitled to notice of, and to vote at, the Annual Meeting.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. If you received a Notice of Internet Availability explaining how to access the proxy materials over the Internet, a proxy card was not sent to you and you may vote only by telephone or online unless you request a printed copy of the proxy materials. If you received a proxy card and other proxy materials by mail, you may vote by mailing a completed proxy card, by telephone or online. For specific voting instructions, please refer to the information provided in the following Proxy Statement, together with your proxy card or the voting instructions you receive by e-mail or that are provided via the Internet.

All of our stockholders are invited to attend the Annual Meeting. If you attend our annual meeting, you will need to bring valid, government-issued photo identification. If you are a beneficial owner of our common stock, you will also need proof of stock ownership to be admitted to the Annual Meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. Failure to bring such document or letter may delay your entry into or prevent you from attending our annual meeting.

By Order of the Board of Directors,

CHARLES S. PARRISH Secretary

March 21, 2013

San Antonio, Texas

NOTICE: If your shares are held through a broker, bank or other nominee, you are the beneficial owner of those shares. Brokers are not permitted to vote on any of the matters to be considered at the annual meeting (other than the ratification of the independent registered public accounting firm) without instructions from the beneficial owner. As a result, your shares will not be voted on these matters unless you affirmatively vote your shares in one of the ways indicated by your broker, bank or other nominee.

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TESORO CORPORATION

19100 RIDGEWOOD PARKWAY, SAN ANTONIO, TEXAS 78259

PROXY STATEMENT

2013 ANNUAL MEETING OF STOCKHOLDERS

MAY 1, 2013

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Tesoro Corporation of proxies to be voted at the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) to be held on Wednesday, May 1, 2013, beginning at 1:00 P.M. Central Time at our principal executive offices, 19100 Ridgewood Parkway, San Antonio, Texas 78259, and at any adjournment or postponement of the meeting. This Proxy Statement and accompanying form of proxy are first being made available to stockholders on or about March 21, 2013.

Each proxy will be voted as specified by the stockholder. Any duly executed proxy not specifying the contrary will be voted in accordance with the Board’s recommendations as follows:

Agenda Item	Board Recommendation

• Election of directors	FOR
• Advisory vote to approve executive compensation	FOR
• Approval of the Tesoro Corporation Amended and Restated 2011 Long-Term Incentive Plan	FOR
• Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm	FOR

At the close of business on March 12, 2013, the record date for the 2013 Annual Meeting, there were 137,102,377 shares of our common stock outstanding and entitled to vote. The holders of our common stock are entitled to one vote for each share held by them for each director nominee and for each other matter to be voted on. We have no other voting securities outstanding.

ELECTRONIC AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about March 21, 2013, we will mail to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report. This process is designed to expedite stockholders’ receipt of proxy materials, help conserve natural resources and lower the cost of the meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions on the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

At the 2013 Annual Meeting, the stockholders are requested to elect ten directors to hold office until the 2014 Annual Meeting of Stockholders or until their successors are elected and qualified. Each of the nominees has indicated his or her willingness to serve as a director, if elected, and we have no reason to believe that any nominee will be unable to serve. The persons designated as proxies, however, reserve full discretion to cast votes for other persons in the event that any one or more of the nominees are unable to serve.

Each of the director nominees is currently serving as a director after being elected at the 2012 Annual Meeting of Stockholders, except for Mary Pat McCarthy, who following an extensive interview process, was appointed as a director on December 20, 2012. Ms. McCarthy was identified for consideration by one of the non-management directors on our Governance Committee after working with Ms. MsCarthy on the National Association of Corporate Directors’ Nominating/Governance Committee Chair Advisory Council. Following interviews with each of our directors, the Governance Committee recommended Ms. McCarthy to the Board for consideration as a director.

We have adopted a majority voting standard in uncontested director elections. Our Bylaws prescribe the voting standard for director elections as a majority of the votes cast in an uncontested election, such as this one, where the number of nominees does not exceed the number of directors to be elected. Under this standard, a nominee must receive more “FOR” votes than “AGAINST” votes in order to be elected as a director. In a contested election, where the number of nominees exceeds the number of directors to be elected (which is not the case at the 2013 Annual Meeting), the directors will be elected by the vote of a plurality of the votes cast on the election of directors. Under our Corporate Governance Guidelines, each nominee who already serves as a director submits an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect the director. In that situation, the Governance Committee will promptly consider the resignation offer and make a recommendation to the Board. The Board will then act on the Governance Committee’s recommendation and will publicly disclose its decision regarding whether to accept the director’s resignation offer, or, if applicable, the reason(s) for rejecting the resignation offer, within 90 days from the date of the certification of the stockholder vote.

Director and Nominee Experience and Qualifications

The Board believes that it, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds and perspectives necessary to oversee our business. In addition, the Board believes that there are certain attributes that every director should possess, which are described below. Accordingly, the Board and the Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our current and future needs.

The Governance Committee is responsible for reviewing with the Board on an annual basis the criteria for Board membership in the context of the current makeup of the Board. As set forth in the Corporate Governance Guidelines, these criteria include diversity, age, education, skills, integrity, leadership and judgment all in the context of an assessment of the perceived needs of the Board at that point in time. In addition, Board members generally should have knowledge of our industry and should have background and experience that demonstrates an understanding of the financial and operational aspects, including the associated risks of a large, complex company. The Governance Committee assesses the effectiveness of its criteria when evaluating new director candidates and when recommending director nominees to the Board.

In evaluating director candidates, and considering incumbent directors for renomination, the Board and the Governance Committee consider a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of our needs. Each director candidate must supply information concerning these factors by completing and submitting a Director and Officer Questionnaire, as required by our Bylaws. For incumbent directors, the factors include preparedness and past performance on the Board. Among other things, the Board has determined that it is important to have individuals with the following skills and experiences on the Board, in no particular order:

•

Leadership experience, as directors with experience in significant leadership positions possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others.

•	Knowledge of our industry, particularly oil refining and retail sales, which is relevant to understanding our business and strategy.

•	Operations experience, as it gives directors a practical understanding of developing, implementing and assessing our business strategy and operating plan.

•	Legal experience, which is relevant to oversight of our legal and compliance matters.

•	Risk management experience, which is relevant to the Board’s oversight of our risk assessment and risk management programs.

•

Financial/accounting experience, particularly knowledge of finance and financial reporting processes, which is relevant to understanding and evaluating our capital structure and overseeing the preparation of our financial statements, and internal controls over financial reporting.

•	Government/regulatory experience, which is relevant to us as we operate in a heavily regulated industry that is directly affected by governmental requirements.

•	Strategic planning experience, which is relevant to the Board’s review of our strategies and monitoring their implementation and results.

•	Talent management experience, which is valuable in helping us attract, motivate and retain top candidates for management positions.

•	Public company board service, as directors who have served on other public company boards have experience overseeing and providing insight and guidance to management.

Highlights of the specific qualifications and experience of the individual director nominees are set forth below under “Director Nominees.” For more information on the director nomination process, refer to “Corporate Governance — Director Nomination Process” below.

Director Nominees

Our Board of Directors recommends that you vote “FOR” the election to the Board of each of the following nominees.

Rodney F. Chase Director since 2006 Age 69

Non-Executive Chairman for Genel Energy, plc

Mr. Chase has served as the Non-Executive Chairman of Genel Energy plc, an international oil and gas exploration and production company, since May 2011. He previously served as Non-Executive Chairman for Petrofac Ltd. in the United Kingdom, an international oil and gas services company, from 2005 until May 2011, and as Deputy Chairman of Tesco plc in the United Kingdom, an international retailing company, until July 2010. Mr. Chase spent 39 years with BP plc, a large, international oil and gas company, holding positions within the upstream and downstream segments of the industry in Australia, Europe and North America. His background includes positions in shipping, refining, marketing, distribution, oil trading and gas as well as finance and strategic planning at the corporate executive level. From 2003 to 2008, Mr. Chase served as Senior Advisor for the U.S. and Europe for Lehman Brothers, Ltd., formerly an investment bank, in London, England. Mr. Chase has been nominated for election as a director of Hess Corporation at its 2013 annual meeting of shareholders.

As the former Non-Executive Chairman of an international oil and gas services company (Petrofac) and a former executive of a large, international oil and gas company (BP), and with 48 years of experience in the energy industry, Mr. Chase brings to the Board leadership, industry and strategic planning experience. Mr. Chase also has financial/accounting (former Chief Executive Officer of BP Finance International and Group Treasurer and former senior advisor for Lehman Brothers), talent management and public company board experience (Computer Sciences Corporation, Tesco, Petrofac).

Current Public Company Directorships:    Non-Executive Chairman of Computer Sciences Corporation and Genel Energy, plc

Former Public Company Directorships:    Nalco Holding Co. (from 2005 until 2011), Petrofac Ltd. (from 2005 until 2011) and Tesco plc (from 2002 until 2010)

Gregory J. Goff Director since 2010 Age 56

Our President and Chief Executive Officer

Mr. Goff has served as our President and Chief Executive Officer since May 2010. Prior to joining us, Mr. Goff served as Senior Vice President, Commercial for ConocoPhillips Corporation, an international, integrated energy company, from 2008 to 2010. Mr. Goff also held various other positions at ConocoPhillips from 1981 to 2008, including Managing Director and CEO of Conoco JET Nordic from 1998 to 2000; Chairman and Managing Director of Conoco Limited, a UK-based refining and marketing affiliate, from 2000 to 2002; President of ConocoPhillips European and Asia Pacific downstream operations from 2002 to 2004; President of ConocoPhillips U.S. Lower 48 and Latin America exploration and production business from 2004 to 2006; and President of ConocoPhillips specialty businesses and business development from 2006 to 2008. Mr. Goff serves as a director of the American Fuel and Petrochemical Manufacturers trade association and on the National Advisory Board of the University of Utah Business School. Previously, Mr. Goff served on the board of Chevron Phillips Chemical Company and was a member of the upstream and downstream committees of the American Petroleum Institute. Mr. Goff’s employment agreement with us provides that he will be a member of the Board. In addition, Mr. Goff has public company experience from his prior service on the board of directors of DCP Midstream GP, LLC.

As our President and CEO, Mr. Goff brings to the Board a deep understanding of and unique perspective on our business and operations and the environment in which we operate. As the current CEO of a large independent refining and petroleum products marketing company (Tesoro), current member of a national trade association representing refiners and petrochemical manufacturers (American Fuel and Petrochemical Manufacturers) and as a former senior executive of an international energy company (ConocoPhillips) and former member of the upstream and downstream committees of a national oil and natural gas industry trade association (American Petroleum Institute), Mr. Goff also brings to the Board leadership, industry and strategic planning experience. Mr. Goff’s 29 years of service in various positions with ConocoPhillips also provides him with operations experience. In addition, Mr. Goff has public company board experience (DCP Midstream).

Current Public Company Directorships:    Polyone Corp and Tesoro Logistics, LP (a master limited partnership of which Tesoro and its subsidiaries own approximately 38%)

Former Public Company Directorships:    DCP Midstream GP, LLC (from 2008 until 2010)

Robert W. Goldman Director since 2004 Age 70

Financial Consultant

Mr. Goldman has been an independent financial consultant since 2002. From July 1998 to October 2002, he was Senior Vice President and Chief Financial Officer of Conoco Inc., an international, integrated energy company. Prior to joining Conoco in 1988 as its Vice President and Controller and subsequently serving as Senior Vice President, Finance, he had worked for E.I. DuPont de Nemours & Co., Inc. in a variety of financial and operating roles. Mr. Goldman is a member of the Outside Advisory Council of Global Infrastructure Partners, the Advisory Board of the Energy Policy Initiative at Chicago and the Advisory Council of Nominating and Governance Chairs of the National Association of Corporate Directors. He is a former chairman of the Accounting Committee of the American Petroleum Institute. He served as Vice President, Finance of the London-based World Petroleum Council from 2002 to July 2008.

As a financial consultant and former Senior Vice President and Chief Financial Officer of an international, integrated energy company (Conoco), former chairman of the accounting committee at a national oil and natural gas industry trade association (American Petroleum Institute) and former finance executive of a global oil and gas forum (World Petroleum Council), Mr. Goldman brings to the Board industry-specific and financial/accounting experience. Mr. Goldman also has a background in operations (E.I. DuPont de Nemours & Co.) and public company board experience (El Paso Corporation, Parker Drilling Company, The Babcock & Wilcox Company and McDermott International).

Current Public Company Directorships:    Parker Drilling Company and The Babcock & Wilcox Company

Former Public Company Directorships:    El Paso Corporation (from 2003 until 2012), McDermott International Inc. (from 2005 until 2010)

Steven H. Grapstein Chairman of the Board since 2010 Director since 1992 Age 55

Chief Executive Officer of Como Holdings USA, Inc.

Mr. Grapstein has been Chief Executive Officer of Como Holdings USA, Inc., an international investment group, since January 1997. From September 1985 to January 1997, Mr. Grapstein was a Vice President of Como Holdings USA, Inc. Mr. Grapstein also has held the position of Chairman of Presidio International dba A/X Armani Exchange, a fashion retail company, since 1999. He is also a director of several privately held hotel and real estate entities.

As the Chief Executive Officer of an international investment group (Como Holdings USA) and Chairman of a fashion retail company (Presidio International), Mr. Grapstein brings to the Board leadership, operations and financial/accounting experience. Mr. Grapstein also has talent management and public company board experience (Mulberry Group). In addition, Mr. Grapstein has extensive knowledge of our business from his tenure on our Board.

Current Public Company Directorships:    Mulberry Group plc

David Lilley Director since 2011 Age 66

Former Chairman, President and Chief Executive Officer of Cytec Industries Inc.

Mr. Lilley is a retired Chairman, President and Chief Executive Officer of Cytec Industries Inc., a multi-billion dollar manufacturer of specialty chemicals and materials. He served as its Chairman from January 1999 through 2008 and as its President and Chief Executive Officer from May 1998 through 2008, having previously served as its President and Chief Operating Officer from January 1997. From 1994 until January 1997, he was a vice president of American Home Products Corporation. Prior to that he was a vice president and a member of the Executive Committee of American Cyanamid Company.

Mr. Lilley has over 29 years of experience in the chemicals industry and has significant U.S. and international management and leadership experience as past Chairman and CEO of Cytec Industries. He provides a global business perspective, operating knowledge and experience in implementing long-term strategic goals, including acquisitions. His leadership experience is also important in light of the Board’s oversight of our operations and adherence to safety and environmental requirements. In addition, Mr. Lilley has public company board experience (Rockwell Collins, Inc., Public Service Enterprise Group Incorporated, Arch Chemicals, Inc. and Cytec Industries Inc.).

Current Public Company Directorships:    Rockwell Collins, Inc. and Public Service Enterprise Group Incorporated

Former Public Company Directorships:    Arch Chemicals, Inc. (from 2007 until October 2011) and Cytec Industries Inc. (from 1997 until April 2009)

Mary Pat McCarthy Director since 2012 Age 57

Former Vice Chair of KPMG LLP

Mary Pat McCarthy retired from her position as Vice Chair of KPMG LLP, the U.S. member firm of the global audit, tax and advisory services firm, in 2011 after attaining such position in 1998. She joined KPMG LLP in 1977 and became a partner in 1987. She held numerous senior leadership positions in the firm, including Executive Director of the KPMG Audit Committee Institute from 2008 to 2011, Leader of the KPMG Client Care Program from 2007 to 2008, U.S. Leader, Industries and Markets from 2005 to 2006, and Global Leader, Information, Communication and Entertainment Practice from 1998 to 2004. Ms. McCarthy also served on the firm’s Management and Operations Committees. Ms. McCarthy also serves as a director of Mutual of Omaha, a mutual insurance company.

With over 34 years of experience with KPMG, Ms. McCarthy brings to the Board significant financial/accounting experience, including services as the audit and executive partner to national and international clients. Her service as Vice Chairman and in other leadership positions at the firm also provided significant leadership and talent management experience. Ms. McCarthy has written books on risk, strategy and business transformation, and is a frequent speaker on audit committee effectiveness and corporate governance at conferences, seminars and forums.

J.W. Nokes Director since 2007 Age 66

Former Executive Vice President of Worldwide Refining, Marketing, Supply and Transportation for ConocoPhillips

Mr. Nokes spent his 36-year career with ConocoPhillips, an international, integrated energy company, and retired in 2006 as Executive Vice President of Worldwide Refining, Marketing, Supply and Transportation. His background primarily includes refining, marketing, crude and products trading, commercial natural gas operations and transportation. He also had assignments in exploration and production, as well as strategic planning. In 1991, he was appointed Vice President of U.S. Marketing and Product Trading. From 1994 to 1999, he was Vice President of U.S. Downstream Business. For eight years beginning in 1999, he was Executive Vice President of Refining, Marketing, Supply and Transportation for the company’s global business. Mr. Nokes was a member of the World Business Council for Sustainable Development and sat on the Board of Directors of the American Petroleum Institute, as well as the American Petroleum Institute Transportation, Marketing and Downstream Committee. Mr. Nokes is also a director of Post Oak Bank, N.A., a Houston-based community bank.

As a former executive of an international, integrated energy company (ConocoPhillips), former director of a national oil and natural gas industry trade association (American Petroleum Institute) and former member of a global association of business leaders that promotes sustainable development (World Business Council for Sustainable Development), and with 36 years of experience in the energy industry, Mr. Nokes brings to the Board industry, operations, international and strategic planning experience. Mr. Nokes also has public company board experience (Albemarle Corporation).

Current Public Company Directorships:    Albemarle Corporation (Non-Executive Chairman)

Susan Tomasky Director since 2011 Age 59

Former President of AEP Transmission, a business division of American Electric Power Co.

Ms. Tomasky served as President of AEP Transmission, a business division of American Electric Power Co., Inc., an owner and operator of utility operating companies that produce, transmit and distribute electricity to over 5 million customers at retail in 11 states, from 2008 until July 2011. Ms. Tomasky previously served in other executive officer positions at American Electric Power Co., including Executive Vice President and General Counsel from 1998 to 2001, Executive Vice President of Finance and Chief Financial Officer from 2001 to 2006 and Executive Vice President of Shared Services from 2006 to 2008. Prior to joining American Electric Power Co., Ms. Tomasky served as a partner at the law firm of Hogan & Hartson (now Hogan Lovells), where she was a member of the firm’s energy group, and as General Counsel of the Federal Energy Regulatory Commission. Ms. Tomasky is a director of several private and non-profit organizations and also serves as a director of the Federal Reserve Bank of Cleveland, a member bank in the Federal Reserve System, where she is Chair of the Audit Committee.

As the former President of a division of a large, public utility company (American Electric Power Co.), Ms. Tomasky brings to the Board leadership and strategic planning experience. Ms. Tomasky also has financial and accounting experience from her role as Chair of the Audit Committee of the Federal Reserve Bank of Cleveland and former role as Executive Vice President and Chief Financial Officer of a large, public energy company (American Electric Power Co.). In addition, Ms. Tomasky brings to the Board government and regulatory experience and legal experience from her former roles as a partner in the energy group of an international law firm (Hogan & Hartson) and as General Counsel of a federal government agency that regulates the energy industry (Federal Energy Regulatory Commission).

Current Public Company Directorships:    Public Service Enterprise Group Incorporated and Summit Midstream Partners, LP

Michael E. Wiley Director since 2005 Age 62

Former Chairman of the Board, President and Chief Executive Officer of Baker Hughes Incorporated

Mr. Wiley has 39 years of experience in the energy industry. Most recently he served as Chairman of the Board, President and Chief Executive Officer of Baker Hughes Incorporated, an oilfield services company, from August 2000 until his retirement in October 2004. Mr. Wiley was President and Chief Operating Officer of Atlantic Richfield Company, an integrated energy company, from 1998 through May 2000. Prior to 1998, he served as Chairman, President and Chief Executive Officer of Vastar Resources, Inc., an independent oil and gas company. Mr. Wiley is a director of Bill Barrett Corporation, an independent oil and gas company, Post Oak Bank, N.A., a Houston-based community bank, and Asia Pacific Exploration Consolidated, L.P., a privately held oil and gas company. He also serves as a Trustee of the Fidelity Funds.

As the former Chairman, President and Chief Executive Officer of an oilfield services company (Baker Hughes Incorporated), former executive of an integrated energy company (Atlantic Richfield Company) and an independent exploration and production company (Vastar Resources, Inc.) and director of a privately held oil and gas company (Asia Pacific Exploration Consolidated), Mr. Wiley brings to the Board leadership, industry, operations, strategic planning, risk management, and talent management experience. Mr. Wiley also has public company board experience (Baker Hughes Incorporated and Bill Barrett Corporation).

Current Public Company Directorships:    Bill Barrett Corporation

Patrick Y. Yang Director since 2010 Age 65

Former Head of Global Technical Operations, F. Hoffmann-La Roche, Ltd.

Mr. Yang has over 30 years of experience in manufacturing and technology. From January 2010 to March 2013, Mr. Yang served as Head of Global Pharmaceutical Technical Operations for F. Hoffmann-La Roche Ltd., which operates in the pharmaceutical and diagnostics industry and sells products in more than 150 countries. Mr. Yang joined Roche in March 2009, upon Roche’s merger with Genentech, Inc., and was responsible for the company’s pharmaceutical manufacturing, process development, engineering, quality, regulatory, supply chain and procurement functions. Before joining Roche, Mr. Yang served as Executive Vice President, Product Operations of Genentech, a biotechnology company, from December 2005 to December 2009 and in various other executive-level positions with Genentech from December 2003 to December 2005. Prior to joining Genentech, Mr. Yang worked for Merck & Co. from 1992 to 2003 in manufacturing and for General Electric from 1980 to 1992 in manufacturing and technology.

As a former senior operations executive of a large, global pharmaceutical company (F. Hoffmann-La Roche) and a former senior operations executive of a biotechnology company (Genentech), Mr. Yang brings to the Board leadership, operations, strategic planning, international, and talent management experience. Mr. Yang also has operations experience from over 20 years spent working in manufacturing (Merck and General Electric). Mr. Yang also has financial/accounting and risk management experience from his service on Genentech’s executive committee from 2004 until 2009.

CORPORATE GOVERNANCE

We have a long-standing commitment to good corporate governance. We have adopted Corporate Governance Guidelines that, along with the charters of our Board committees, provide the framework for our governance processes. Copies of the Corporate Governance Guidelines and charters of our Board committees are posted on our website at www.tsocorp.com under the heading “Investors” and the subheading “Board of Directors.” Printed copies of these documents are available upon request to our Corporate Secretary.

Director Independence

The Board of Directors currently consists of ten directors, nine of whom are independent. The only current director who is not considered to be independent is Mr. Goff, who serves as our President and CEO.

The Board undertook its annual review of director independence in February 2013 and reviewed all relevant relationships of each director nominee, including transactions and relationships between each director or any member of his or her immediate family and us. The purpose of these reviews was to determine whether any of the director nominees had relationships or transactions that were inconsistent with a determination that the nominee is independent. The relationships reviewed included several relationships that did not automatically make the individual non-independent under the New York Stock Exchange (“NYSE”) standards, either because of the type of affiliation between the director and other entity or because the amounts involved did not meet the applicable thresholds. Based on this review, the Board affirmatively determined that each of the following directors has no material relationship with us and has satisfied the independence requirements of the NYSE: Ms. McCarthy, Ms. Tomasky and Messrs. Chase, Goldman, Grapstein, Lilley, Nokes, Wiley and Yang.

Board Leadership

Currently, Mr. Goff serves as our President and CEO, a position he has held since May 2010, and Mr. Grapstein serves as the independent Chairman of the Board. The Board believes that the separation of the positions of the Chairman and CEO is appropriate at this time as it allows our CEO to focus primarily on his management responsibilities. In addition, the Board believes that a leadership structure that separates the positions of Chairman and CEO, with the position of Chairman being held by an independent director, currently is in our best interests and the best interests of our stockholders as it provides a clear distinction between the Board’s role in overseeing management and management’s role in running the business. However, our Bylaws permit the roles of Chairman and CEO to be filled by the same or different individuals. This allows the Board flexibility to determine from time to time whether the two roles should be combined or separate based upon our circumstances.

Committees of the Board of Directors

The Board has the following standing committees: Audit Committee, Compensation Committee, Environmental, Health & Safety Committee, and Governance Committee. The Board has determined that all of the members of the Audit, Compensation and Governance Committees of the Board meet the independence requirements of the NYSE and that all members of the Audit Committee meet the additional independence requirements of the NYSE and SEC. In addition, all members of our Environmental, Health & Safety Committee are independent directors. The membership and meeting information for each of the Committees during 2012 is set forth below.

Director	Audit	Compensation	Environmental, Health & Safety	Governance	Board of Directors
Rodney F. Chase	Chair		X		X
Gregory J. Goff					X
Robert W. Goldman	X			Chair	X
Steven H. Grapstein (1)		X		X	Chair
David Lilley		X		X	X
Mary Pat McCarthy (2)				X	X
J.W. Nokes		X	Chair		X
Susan Tomasky	X			X	X
Michael E. Wiley		Chair	X		X
Patrick Y. Yang	X		X		X
2012 Meetings	5	7	4	4	11

(1)	As non-executive Chairman of the Board, when possible Mr. Grapstein attends meetings of each of our Committees as a non-voting member.

(2)	Ms. McCarthy joined the Governance Committee effective December 20, 2012.

Effective March 1, 2013, the Board realigned the membership of its Committees, and the current membership is shown below.

Director	Audit	Compensation	Environmental, Health & Safety	Governance	Board of Directors
Rodney F. Chase	Chair			X	X
Gregory J. Goff					X
Robert W. Goldman	X			Chair	X
Steven H. Grapstein (1)					Chair
David Lilley		X	X		X
Mary Pat McCarthy (2)	X			X	X
J.W. Nokes		X	Chair		X
Susan Tomasky	X	X			X
Michael E. Wiley		Chair	X		X
Patrick Y. Yang			X	X	X

(1)	As non-executive Chairman of the Board, when possible Mr. Grapstein attends meetings of each of our Committees as a non-voting member.

(2)	Ms. McCarthy joined the Audit Committee effective February 22, 2013.

The primary responsibilities of each of the standing committees are set forth below. Each of the four standing committees has a written committee charter that provides a full list of responsibilities.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibility to us and our stockholders relating to its oversight of management and its auditors concerning:

•	Corporate accounting;

•	Financial reporting practices;

•	The quality and integrity of our financial reports; and

•	Our systems of disclosure controls and procedures and internal controls over financial reporting.

For more information on the responsibilities and activities of the Audit Committee, see “Audit Committee Report” below.

The Board has determined that each member of the Audit Committee is financially literate. In addition, the Board has determined that Mr. Chase, Mr. Goldman, Ms. McCarthy and Ms. Tomasky each qualify as an “audit committee financial expert,” as defined by SEC rules. No member of the Audit Committee serves on the audit committees of more than three public companies, including ours.

Compensation Committee

The Compensation Committee fulfills the responsibilities of the Board to our stockholders with respect to our compensation programs and compensation of our CEO and other members of our senior management. Specifically, the Compensation Committee:

•	Approves our compensation philosophy and supporting procedures and policies;

•	Reviews and approves annual salary, annual bonus, long-term compensation and other benefits for our CEO and other members of our senior management;

•	Provides advice to the Governance Committee annually on Board compensation; and

•	Annually reviews the aggregate amount of bonuses, equity and long-term incentives and other benefit programs for employees below the senior management level.

For more information on the responsibilities and activities of the Compensation Committee, including the committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis” below.

Environmental, Health & Safety Committee

The Environmental, Health & Safety Committee assists the Board in fulfilling its oversight responsibilities for environmental, health, safety and security matters. Specifically, the Environmental, Health & Safety Committee:

•	Reviews and approves at least annually our environmental, health, safety and security policies;

•	Reviews management’s programs for compliance with our environmental, health, safety and security policies, applicable laws and regulations;

•

Reviews periodically with management its environmental, health, safety and security activity with respect to significant legal matters, and emerging or proposed laws or regulations that may have a material effect on our financial or physical exposure;

•	Reviews and assesses periodically our significant environmental, health, safety and security liabilities reported in the financial statements; and

•	Reviews periodically significant capital expenditures that may have a material environmental, health, safety or security impact or risk exposure.

Governance Committee

The Governance Committee takes a leadership role in and provides assistance to the Board in fulfilling its corporate governance responsibilities to our stockholders. Specifically, the Governance Committee:

•	Identifies individuals qualified to become directors and recommends candidates to the Board;

•	Oversees the annual evaluation of the Board and the committees of the Board; and

•	Reviews and makes recommendations to the Board regarding:

¡	the organization and structure of the Board and the committees of the Board;

¡	compensation for the non-employee members of the Board; and

¡	the Corporate Governance Guidelines and other corporate governance matters.

Board Risk Oversight

The Board of Directors is responsible for overseeing the processes that management has established for assessing and managing risk. The Board delegates oversight of certain categories of risk to designated Board committees, which are composed entirely of independent directors. The committees report to the Board regularly on matters relating to the specific areas of risk the committees oversee. The Audit Committee oversees and is responsible for reviewing our processes, including guidelines and policies that govern the processes, for consistency with our risk assessment and risk management policies. The Audit Committee also oversees and is responsible for reviewing our major financial risk exposures and the steps management has undertaken to monitor and manage them, as well as financial reporting and internal controls. The Environmental, Health & Safety Committee oversees environmental, health, safety and security risks and is responsible for reviewing our policies, performance and practices relating to these risks to our employees and assets, and the communities and environment in which we operate.

The Board and the Audit and Environmental, Health & Safety Committees annually discuss with management, including members of the Executive Committee, our policies and practices with respect to risk assessment and risk management. Throughout the year, the Board and each of the Audit and Environmental, Health & Safety Committees receive regular reports from management regarding major risks facing us and the steps management has taken to monitor and manage such risks. At least annually, the Board meets with the chair of our management Risk Committee concerning the status and effectiveness of our risk prevention and mitigation activities, emerging risks and risk assessment and management practices. The Board receives periodic reports from executive management on our strategic risks. In addition, the Audit Committee receives annual reports from management on the results of the annual review and assessments conducted by management and discussed below, to identify our annual priority risk profile. The Board also receives quarterly updates on our legal and compliance risks. The Audit Committee approves an annual internal audit plan, which incorporates our priority risk management activities and receives regular reports of our audit activities throughout the year. The Environmental, Health & Safety Committee approves an annual environmental, health and safety plan which also incorporates priority risks and receives regular reports throughout the year from management and operating personnel of our activities managing those risks.

We have established a management Risk Committee comprised of senior level business management leadership from our financial, strategic, governance, administrative and operational functions. The Risk Committee reports to the Company’s Executive Committee consisting of our President and CEO; Executive Vice President, Operations; Executive Vice President, General Counsel and Secretary; Senior Vice President and CFO; and other senior officers in key areas of our organization. The Risk Committee is chaired by the person in charge of our Enterprise Risk Group. The Risk Committee and Enterprise Risk Group facilitate an annual review to assess and prioritize the risks facing us. Our subject matter experts participate in the annual review to assess primarily financial, strategic, governance, and operational risks. The Enterprise Risk Group continually interacts with the Risk Committee and various levels of our organization to assess the status and effectiveness of risk prevention and mitigation activities, identify emerging risks and facilitate management’s enhancement of our risk assessment and management practices. The Risk Committee meets monthly throughout the year to review priority risks, risk prevention and mitigation activities and emerging risks and facilitate management’s continual improvement of monitoring and managing risks. The chair of the Risk Committee meets periodically with the Executive Committee to report on the activities of the Risk Committee. Subcommittees of the Risk Committee exist to assess and manage specific risks facing us.

Risk Considerations in our Compensation Programs

In July 2012, our management in consultation with the Compensation Committee’s independent consultant performed an annual assessment of the risks associated with our current compensation programs. The Compensation Committee reviewed management’s assessment covering our employees, including executives, and discussed the concept of risk as it relates to our compensation programs. The assessment and discussions concluded the following:

•	Our compensation programs operate within a strong governance structure that serves and supports risk mitigation.

•	Appropriate pay philosophy and market benchmarking support business objectives.

•	Programs are well-balanced between annual and long-term incentives and include a variety of performance indicators.

•	The characteristics of our annual incentive program design do not encourage behaviors that would create material risk for the Company because we base annual incentive awards on:

¡

Corporate, business unit and individual performance goals, with a variety of pre-established performance conditions in each category, thus diversifying the risk associated with any single indicator of performance; and

¡	Financial and non-financial performance targets that are objectively determined by measureable and verifiable results.

•

Our long-term incentive program encourages employees to focus on our long-term success by providing a mix of performance shares and market stock units, each of which reward employees if we meet specified performance goals or our stock price increases. These awards also incorporate pre-established caps to prevent over-payment.

•	Our executive stock ownership guidelines promote having our senior executives maintain a substantial stake in our long-term success.

We have established a “clawback” policy that allows the Board of Directors to recoup incentive compensation received by a senior executive for misconduct resulting in a material financial restatement. The “clawback” policy is discussed in more detail under the heading “Compensation Discussion and Analysis — Clawback Policy” in this Proxy Statement.

Director Nomination Process

The Governance Committee considers from time to time suitable candidates for membership on the Board, including candidates recommended by stockholders. Stockholder candidates will be evaluated in accordance with the criteria for director selection described above under “Director and Nominee Experience and Qualifications.” With respect to the 2014 Annual Meeting of Stockholders, stockholders wishing to recommend a potential Board candidate for the Governance Committee’s consideration must write to the Corporate Secretary at the address set forth on page 78 of this Proxy Statement during the period beginning on January 1, 2014, and ending on January 31, 2014, and include the name of and contact information for the candidate. Candidates recommended to the Governance Committee in accordance with these procedures also will need to complete a Director and Officer Questionnaire in the form we provide. Stockholders who wish to nominate a director at an annual meeting in accordance with our Bylaws should follow the instructions described below under “Stockholder Proposals.”

Director Attendance

The Board of Directors met 11 times during 2012. Each director attended more than 75% of the meetings of the Board and committees on which such director served (held during the period that such director served) during 2012. In addition, in 2012 the independent directors met in executive session, chaired by the Chairman of the Board, seven times. Our Corporate Governance Guidelines provide that all members of the Board are expected to attend our annual meeting of stockholders, and all of our current directors (excluding Ms. McCarthy, who joined the Board in December 2012) attended the 2012 Annual Meeting of Stockholders.

Code of Conduct

We have adopted a Code of Business Conduct and Ethics for Senior Financial Executives that is specifically applicable to the CEO, the CFO, the Controller and persons performing similar functions. In addition, we have a Code of Business Conduct that applies to all of our directors, officers and employees. Both the Code of Business Conduct and Ethics for Senior Financial Executives and the Code of Business Conduct are available on our website at www.tsocorp.com under the heading “Investors” and the subheading “Board of Directors.” We will post on our website any amendments to, or waivers from, either of our Codes requiring disclosure under applicable rules.

Communicating with the Board

Persons may communicate with the Board, or directly with Mr. Grapstein, Chairman of the Board, or the independent members of the Board, by submitting such communication in writing to:

c/o Chairman of the Board of Directors

Tesoro Corporation

19100 Ridgewood Parkway

San Antonio, Texas 78259

In addition, the Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal controls, or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with our Audit Committee may do so by submitting such communication in writing to:

c/o Chairman of the Audit Committee

Tesoro Corporation

19100 Ridgewood Parkway

San Antonio, Texas 78259

TRANSACTIONS WITH RELATED PERSONS

Except for transactions relating to Tesoro Logistics, LP and its subsidiaries, we did not have any transactions with any related persons (as described below) requiring disclosure since the beginning of 2012.

Our Board of Directors has not adopted a formal written related-person transaction approval policy. However, we use the procedure described below when reviewing, approving, or ratifying “related-person transactions.” For these purposes, a “related person” is a director, nominee for director, executive officer, or holder of more than 5% of our common stock, or any immediate family member of any of the foregoing. This procedure applies to any financial transaction, arrangement or relationship or any series of similar financial transactions, arrangements or relationships in which we are a participant and in which a related person has a direct or indirect interest, other than the following:

•	Payment of compensation by us to a related person for the related person’s service in the capacity or capacities that give rise to the person’s status as a “related person”;

•	Transactions available to all employees or all stockholders on the same terms;

•

Purchases from us in the ordinary course of business at the same price and on the same terms as offered to our other customers, regardless of whether the transactions are required to be reported in our filings with the SEC; and

•	Transactions, which when aggregated with the amount of all other transactions between the related person and us, involve less than $120,000 since the beginning of the prior fiscal year.

Our Audit Committee approves, as appropriate, any related-person transaction before commencement of such transaction, provided that if the related-person transaction is identified after it commences, it is brought to the Audit Committee for ratification, amendment or rescission. The Chairman of our Audit Committee has the authority to approve or take other actions with respect to any related-person transaction that arises, or first becomes known, between meetings of the Audit Committee, provided that any action by the Chairman of our Audit Committee must be reported to our Audit Committee at its next regularly scheduled meeting.

Our Audit Committee analyzes the following factors, in addition to any other factors the members of the Audit Committee deem appropriate, in determining whether to approve a related-person transaction:

•	Whether the terms are fair to us;

•	Whether the transaction is material to us;

•	The role the related person has played in arranging the transaction;

•	The structure of the transaction; and

•	The interests of all related persons in the transaction.

Our Audit Committee may, in its sole discretion, approve or deny any related-person transaction. Approval of a related-person transaction may be conditioned upon us and the related person following certain procedures designated by the Audit Committee.

Relationship with TLLP

We own (directly and through our affiliates) approximately 36% of the limited partner interests in Tesoro Logistics, LP (“TLLP”). Tesoro Logistics GP, LLC (the “general partner” or “TLGP”) is our wholly-owned, indirect subsidiary that owns a 2% general partner interest in TLLP. The general partner manages TLLP’s operations and activities through its officers and directors. Transactions with TLLP are considered to be related party transactions because Messrs. Goff, Spendlove, Romasko and Parrish serve as executive officers of both Tesoro and TLGP. Further information about transactions between us and TLLP and its subsidiaries can be found under “Relationship with TLLP” on page 72.

STOCK OWNERSHIP INFORMATION

Security Ownership by Directors and Executive Officers

The following table shows the beneficial ownership of our common stock reported to us as of March 12, 2013, including shares as to which a vested right to acquire ownership exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shares credited to accounts under our Thrift Plan, for each director and nominee, the CEO, the CFO and our other three most highly compensated officers during 2012 and our current directors and officers as a group. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the shares of our common stock listed. As of March 12, 2013, there were 137,102,377 shares outstanding.

	Common Stock Owned of Record (1)	Common Stock Underlying Exercisable Options (2)	Common Stock Credited under Thrift Plan	Common Stock for which Beneficial Ownership is Otherwise Attributed		Total Stock- Based Ownership (3)	Percent of Class
Directors and Nominees
Rodney F. Chase	30,996	19,000	-	-		49,996	*
Gregory J. Goff	233,255	151,513	568	-		385,336	*
Robert W. Goldman	8,107	37,000	-	-		45,107	*
Steven H. Grapstein	82,944	33,000	-	26,502	(4)	142,446	*
David Lilley	-	-	-	-		-	-
Mary Pat McCarthy	-	-	-	-		-	-
J.W. Nokes	9,066	19,000	-	-		28,066	*
Susan Tomasky	-	-	-	-		-	-
Michael E. Wiley	12,942	31,000	-	-		43,942	*
Patrick Y. Yang	6,000	-	-	-		6,000	*
Named Executive Officers
David K. Kirshner	51,826	31,500	-	-		83,326	*
Charles S. Parrish	53,135	219,700	10,417	-		283,252	*
Daniel R. Romasko	26,443	10,000	258	-		36,701	*
G. Scott Spendlove	44,391	146,100	7,961	-		198,452	*
All Current Directors and Executive Officers as a Group (16 individuals)	578,922	752,113	33,688	27,463	(4)(5)	1,392,186	*

*	Less than 1.0%

(1)	Includes shares of unvested restricted stock.

(2)	Includes shares that the listed persons had the right to acquire through the exercise of stock options on March 12, 2013, or within 60 days thereafter.

(3)	Units of phantom stock, payable in cash, which have been credited to the directors under the Board of Directors Deferred Compensation Plan and the Phantom Stock Plan are not included in the shares shown. Performance shares and market stock unit awards granted to executive officers for performance periods ending December 31, 2013 and later are not included in the shares shown.

(4)	Mr. Grapstein disclaims beneficial ownership for the shares shown, which are held in accounts for his spouse and minor children.

(5)	Includes 961 shares held in the retirement account of an executive officer’s spouse.

The following table shows the beneficial ownership of our units of TLLP reported to us as of March 12, 2013, including units as to which a vested right to acquire ownership exists within the meaning of Rule 13d-3(d)(1) under the Exchange Act, for each director and nominee, the CEO, the CFO and our other three most highly compensated officers during 2012 and our current directors and officers as a group. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the units listed. As of March 12, 2013, there were 30,276,076 common units outstanding (including 1,283,915 common units held by Tesoro Corporation and its affiliates). This table does not include (1) the 929,086 general partner units held by Tesoro Logistics GP, LLC or the 1,283,915 common units and 15,254,890 subordinated units held by us and our affiliates or (2) phantom units held by certain of our executive officers that do not vest within 60 days of March 12, 2013. None of our officers or directors hold general partner or subordinated units.

	Common Units Directly Owned	Common Units to Which a Right to Acquire Ownership Exists	Common Units for which Beneficial Ownership is Otherwise Attributed		Total Unit- Based Ownership	Percent of Class
Rodney F. Chase	-	-	-		-	-
Gregory J. Goff	10,825	-	-		10,825	*
Robert W. Goldman	4,100	-			4,100	*
Steven H. Grapstein	5,000	-	200	(1)	5,200	*
David Lilley	-	-	-		-	-
Mary Pat McCarthy	-	-	-		-	-
J.W. Nokes	-	-	-		-	-
Susan Tomasky	-	-	-		-	-
Michael E. Wiley	-	-	-		-	-
Patrick Y. Yang	-	-	-		-	-
Named Executive Officers
David K. Kirshner	-	-	-		-	-
Charles S. Parrish	-	-	-		-	-
Daniel R. Romasko	-	-	-		-	-
G. Scott Spendlove	-	-	-		-	-
All Current Directors and Executive Officers as a Group (16 individuals)	19,925	-	200	(1)	20,125	*

*	Less than 1.0%

(1)	Mr. Grapstein disclaims beneficial ownership for the shares shown, which are held in accounts for his spouse and minor children.

Security Ownership by Certain Beneficial Owners

The following table sets forth information from filings made with the SEC as to each person or group who as of December 31, 2012 (unless otherwise noted) beneficially owned more than 5% of the outstanding shares of our common stock.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percent of Class (1)
The Vanguard Group, Inc. (2) 100 Vanguard Blvd. Malvern, PA 19355	9,303,472	6.7%
FMR LLC (3) 82 Devonshire Street Boston, MA 02109	9,000,096	6.5%

(1)	Based on the number of shares outstanding (138,162,422) on December 31, 2012, plus the number of shares acquirable by the specified person(s) within 60 days of December 31, 2012.

(2)	According to Amendment No. 1 to Schedule 13G filed with the SEC on February 11, 2013, The Vanguard Group, Inc. has sole voting power with regard to 199,708 shares of our common stock, sole investment power with regard to 9,110,164 shares of our common stock and shared investment power with regard to 193,308 shares of our common stock.

(3)	According to Amendment No. 3 to Schedule 13G filed with the SEC on February 14, 2013, FMR LLC has sole voting power with regard to 281,343 shares of our common stock and sole investment power with regard to 9,000,096 shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our voting stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock or other equity securities. Based on a review of those forms provided to us and any written representations, we believe that during the year ended December 31, 2012, our directors, executive officers and holders of more than 10% of our voting stock filed the required reports on a timely basis under Section 16(a).

COMPENSATION OF DIRECTORS

Director Compensation Program

During 2012, the director compensation program provided for an annual retainer of $220,000, payable 50% in cash and 50% in phantom stock (cash denominated units which track the Company’s stock price) that must be deferred for a minimum of three years before it may be distributed to a director. During 2012, we provided the following annual compensation to directors who are not employees. We do not pay management directors for Board service in addition to their regular employee compensation.

Retainer and Fees

2012 Non-Employee Director Annual Retainers and Fees (1)
Board of Directors (2)	$220,000
Additional Equity Grant (3)	$6,250
Board Chair	$200,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Environmental, Health & Safety Committee Chair	$15,000
Governance Committee Chair	$15,000

(1)	In addition to the retainers set forth in the table, we reimburse our directors for travel and lodging expenses that they incur in connection with their attendance at meetings of the Board, meetings of any Board committee of which they are a member and our annual meeting of stockholders.

(2)	The Annual Base Retainer of $220,000 was payable 50% in cash and 50% in phantom stock that must be deferred for a minimum of three years before it may be distributed to a director.

(3)	Effective August 1, 2012, the Board of Directors adopted changes to the director compensation program to increase the equity-based portion of the annual compensation by $15,000. On October 31, 2012, the Board granted each of the non-employee directors an award of restricted stock units (with accompanying dividend equivalent rights) to compensate each of the directors for the pro-rata portion of the additional equity compensation for the period from August 1, 2012 through December 31, 2012.

For 2013, the annual retainer is $235,000, payable $110,000 in cash and $125,000 in the form of restricted stock units representing the right to receive shares of common stock with dividend equivalent rights (“RSUs”). On October 31, 2012, the Board granted each of the non-employee directors an award of RSUs to compensate each of the directors for the pro-rata portion of the $125,000 annual equity retainer for the period from January 1, 2013 through April 30, 2013 to cover the period of 2013 before our Annual Meeting. The RSUs will vest one year from the date of grant. It is anticipated that future grants of RSUs to satisfy the equity portion of the annual retainer will be made in connection with the Annual Meeting of Stockholders, which is typically held in early May. In addition, beginning January 1, 2013, we no longer allow deferral of compensation in the form of phantom stock.

Information on Director Compensation Plans

Board of Directors Deferred Compensation Plan.    Under the Tesoro Corporation Board of Directors Deferred Compensation Plan (the “Deferred Compensation Plan”), a director electing to participate may defer a minimum of 20% and up to 100% of his or her total cash compensation, including the portion of the annual retainer paid in cash or chair fees, for the ensuing year into an interest-bearing deferred cash account maintained by us. During 2012, directors also had the option to defer the portion of the annual retainer paid in cash into the director’s deferred phantom stock account; however, beginning in 2013, directors can no longer make such an election. For amounts deferred into a cash account, interest is applied each quarter to the beginning account balance at the prime rate published in the Wall Street Journal on the last business day of the quarter plus two percentage points (5.25% at December 31, 2012).

All payments under the Deferred Compensation Plan are solely our obligation. Upon the disability or death of a participating director or upon a change of control (as defined in the Deferred Compensation Plan), the balance in the director’s account under the Deferred Compensation Plan is payable to him or her, or his or her beneficiary or beneficiaries, as applicable, in one lump sum.

2012 Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)	Total ($)
Rodney F. Chase	130,000	157,917	-	-	287,917
Robert W. Goldman	125,000	157,917	146	-	283,063
Steven H. Grapstein	310,000	157,917	8,284	-	476,201
David Lilley	110,000	157,917	-	-	267,917
Mary Pat McCarthy (4)	3,548	3,548	-	-	7,096
J.W. Nokes	125,000	157,917	-	-	282,917
Susan Tomasky	110,000	157,917	-	-	267,917
Michael E. Wiley	125,000	157,917	-	-	282,917
Patrick Y. Yang	110,000	157,917	3,828	-	271,745

(1)	Of the fees earned, the following amounts were elected by the director to be deferred pursuant to the Deferred Compensation Plan into the deferred cash account or the deferred phantom stock account: Mr. Goldman, $72,000; Mr. Grapstein, $310,000; Mr. Lilley, $110,000; and Mr. Yang, $110,000.

(2)	The amounts in the table reflect the aggregate grant date fair value of phantom units and RSUs granted during the fiscal year, calculated in accordance with financial accounting standards. $110,000 of each non-employee director’s annual retainer fee was mandatorily deferred as a non-elective contribution to a deferred phantom stock account. The deferred phantom stock must be held in the account for at least three years regardless of whether the director is an active member of the Board. A director may also elect to defer the phantom stock beyond the mandatory three-year period. The 1,271 RSUs granted to each director other than Ms. McCarthy (who received a similar pro-rata award for 839 RSUs in February 2013) will vest one year from the date of grant. No options were granted in 2012. The table below reflects the total options and total phantom stock units outstanding as of the end of the year for each non-employee director.

Director	Total Options Outstanding	Total Phantom Stock Units Outstanding	Total Restricted Stock Units Outstanding
Rodney F. Chase	19,000	17,079	1,271
Robert W. Goldman	37,000	26,323	1,271
Steven H. Grapstein	33,000	49,413	1,271
David Lilley	-	11,214	1,271
Mary Pat McCarthy	-	80	-
J.W. Nokes	19,000	16,898	1,271
Susan Tomasky	-	12,244	1,271
Michael E. Wiley	31,000	17,356	1,271
Patrick Y. Yang	-	13,953	1,271

(3)	The amounts shown represent interest credited under the Deferred Compensation Plan exceeding 120% of the applicable federal rate.

(4)	Ms. McCarthy was elected to the Board effective December 20, 2012.

Director Stock Ownership Guidelines

The Director Stock Ownership Guidelines require directors to own stock (either directly, as deferred phantom shares or as restricted stock units) valued at five times their annual cash retainer. Directors who were serving as of May 1, 2009 have five years from that date to meet the ownership requirement. New directors have five years from the date of their initial election to the Board to meet their ownership requirement. Once the requirement is met, the directors must retain their level of ownership until they no longer serve on the Board. All current directors either meet the guidelines or are on track to do so within the required time period.

PROPOSAL NO. 2 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At our 2011 Annual Meeting of Stockholders, our stockholders voted on, among other matters, a proposal regarding the frequency of future stockholder advisory votes on the compensation of our named executive officers (“Say-on-Pay Votes”). More than a majority of the votes cast on the frequency proposal were cast in favor of holding an annual Say-on-Pay Vote, as was recommended by the Board of Directors. In light of this result and other factors, the Board determined that it currently intends for us to hold annual Say-on-Pay Votes until the next advisory vote on the frequency of Say-on-Pay Votes occurs no later than our 2017 Annual Meeting of Stockholders.

At our 2012 Annual Meeting of Stockholders, the Company’s stockholders also provided an advisory vote to approve the compensation of our named executive officers disclosed in our 2012 proxy statement. Stockholders expressed substantial support for the compensation of our named executive officers, with approximately 96% of the votes cast voting in favor of the proposal. In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are now asking stockholders to approve, on an advisory basis, the compensation of our named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in this 2013 Proxy Statement. As described below in the Compensation Discussion and Analysis, the Compensation Committee has structured our executive compensation programs to achieve the following key objectives:

•	Reward leaders for superior execution and delivery of outstanding business results and driving a performance-oriented culture;

•	Promote and sustain exceptional performance over time to generate long-term growth in stockholder value; and

•	Inspire teamwork and motivate superior individual performance.

Our named executive officer compensation decisions in 2012 reflect these objectives. For example, we directly aligned our annual and long-term incentive compensation programs with our strategic priorities by featuring specific performance measures that support strengthening our financial position and capturing value-driven growth, as targeted in our multi-year business plan. The 2012 annual incentive awards were paid between 148% and 166% of target for our named executive officers, based on our strong 2012 operating performance. In addition, we made our annual grants of long-term incentive awards to our named executive officers in February 2012. These grants focused solely on performance awards and no service-based restricted stock or stock options were included in the annual grants. Approximately 50% of the 2012 awards granted to our named executive officers were made in the form of performance shares (equally weighted between two distinct performance metrics) that are designed to pay-out based on relative performance against peers in the refining and marketing industries and companies in the S&P 500 Index, over a 36-month performance period. The balance of the 2012 awards granted to our named executive officers were made in the form of market stock units that are designed to pay-out based on our stock price performance over the 36-month performance period. For Messrs. Goff, Spendlove, Romasko and Parrish, 10% of their total 2012 long-term incentive value, approved by the Compensation Committee, is delivered in the form of performance phantom units awards through the Tesoro Logistics LP 2011 Long-Term Incentive Plan.

We urge stockholders to read the Compensation Discussion and Analysis beginning on page 26 of this Proxy Statement, which describes in more detail how our executive compensation programs operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 41 through 59, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the programs articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement will contribute to our long-term success.

This advisory Say-on-Pay Vote is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation programs.

Our Board of Directors recommends that you vote “FOR” the approval of the compensation paid to our named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in this Proxy Statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) discusses the principles underlying our executive compensation programs and the key executive compensation decisions that were made for 2012. It also explains the most important factors relevant to those decisions. This CD&A provides context and background for the compensation earned by and awarded to our named executive officers (“NEOs”), as reflected in the compensation tables that follow the CD&A. Our NEOs for 2012 include the following individuals:

•	Gregory J. Goff, President and Chief Executive Officer;

•	G. Scott Spendlove, Senior Vice President and Chief Financial Officer;

•	Daniel R. Romasko, Executive Vice President, Operations;

•	Charles S. Parrish, Executive Vice President, General Counsel and Secretary; and

•	David K. Kirshner, Senior Vice President, Commercial.

2012 Business Results

Our vision is to be the premier low-cost supplier of transportation fuels in the refining and marketing business within our markets, providing value for our customers while delivering industry leading returns for our shareholders and conducting ourselves responsibly in the communities in which we operate. To achieve these goals we are pursuing the following strategic priorities:

•	improve operational efficiency and effectiveness by focusing on safety and reliability, system improvements and cost leadership;

•	drive commercial excellence by strengthening our supply and trading activities to provide additional value to the business;

•	strengthen our financial position by exercising capital discipline and focusing on improving our liquidity;

•	capture value-driven growth through a focus on our logistics assets, growing our marketing business and other strategic opportunities accretive to shareholder value; and

•

maintain a high performing culture by building leadership at all levels of the organization with employees from diverse backgrounds and experiences that are accountable for delivering on our commitments.

Our goals were focused on these strategic priorities during 2012 and we accomplished the following:

	Operational Efficiency & Effectiveness	Commercial Excellence	Financial Discipline	Value Driven Growth	High- Performing Culture
Decreased manufacturing costs per barrel from $4.98 in 2011 to $4.72 in 2012	—
Completed the expansion of our North Dakota refinery, the construction of a rail car unloading facility at the Washington refinery to accommodate unit trains (the “Anacortes Rail Facility”), and replaced the vacuum distillation unit at our Wilmington refinery	—			—
Leveraged our logistics operations to strategically source lower cost crude oil and place refined products		—
Redeemed the remaining outstanding 6.250% Senior Notes due 2012, 6.625% Senior Notes due 2015 and 6.500% Senior Notes due 2017, and completed the issuance of $925 million aggregate principal amount of the 4.250% Senior Notes due 2017 and 5.375% Senior Notes due 2022			—
Purchased shares under a $500 million share repurchase program and initiated a quarterly cash dividend to return excess cash to shareholders			—
Purchased shares of common stock to offset the dilutive effects of new stock-based compensation awards granted in 2012			—
Strengthened refining and marketing integration with the acquisition of 49 retail stations and the successful transition of 174 leased retail stations				—
Completed sales of the Martinez crude oil marine terminal, Long Beach marine terminal and Los Angeles short-haul pipelines and the Anacortes Rail Facility to TLLP			—	—
Entered into an agreement to purchase BP’s integrated Southern California Refining and Marketing business	—	—	—	—	—
TLLP entered into an agreement to purchase the logistics assets of the Chevron Northwest Products System	—	—	—	—	—

2012 Advisory Vote on Executive Compensation

At our 2012 Annual Meeting of Stockholders, the Company’s stockholders provided an advisory vote to approve the compensation of our named executive officers disclosed in our 2012 proxy statement. Stockholders expressed substantial support for the compensation of our named executive officers, with approximately 96% of the votes cast voting in favor of the proposal. Our Compensation Committee, Board of Directors and executive management team took into consideration this high level of support for the Company’s executive compensation programs and continued the Company’s compensation strategy without making any material changes as a result of the voting results.

Our Executive Compensation Framework

Our executive compensation framework is strategically designed to align overall compensation with the successful delivery of outstanding business results. Our executive compensation programs target the market median for each element of direct compensation (base salary, annual cash incentives and long-term incentives) while allocating the majority of total direct compensation to performance-based annual cash incentives and long-term incentives. This approach allows us to reward our executives for delivering value to stockholders while reducing or eliminating overall compensation levels if we do not achieve the results of our goals.

2012 Executive Compensation Programs

Reflecting our business results and other considerations, the Compensation Committee’s key decisions in 2012 and early 2013 included:

•

Base salary increases ranging from 3.5% to 17% were approved in February 2012 and ranging from 3.7% to 16.7% were approved in February 2013 for Messrs. Goff, Spendlove, Romasko, and Parrish as a result of the Compensation Committee’s review of competitive market data and individual performance.

•

Awards for our 2012 annual incentive program were paid in March 2013 to all of our NEOs between 148% and 166% of target based on our strong operating performance. We achieved between target and maximum performance levels on all corporate metrics related to our 2012 annual incentive program, which included earnings, safety, environmental and cost management criteria. Additional upward adjustments were made to incentive awards for select NEOs to recognize outstanding individual performance.

•

In February 2012, annual long-term incentive awards were granted to our NEOs. For Messrs. Goff, Spendlove, Romasko and Parrish, 10% of their total 2012 long-term incentive value, approved by the Compensation Committee, is delivered in the form of performance phantom units awards through the Tesoro Logistics LP 2011 Long-Term Incentive Plan. Consistent with our 2011 grant, approximately 50% of the remaining annual awards granted to these NEOs in 2012 and 50% of the annual awards granted to Mr. Kirshner were made in the form of performance shares which are equally weighted between two distinct performance metrics. Each of these awards will pay out at a range of 0-200% of target and are based on relative performance against peers in the refining and marketing industries and companies in the S&P 500 Index, over a 36-month performance period. The balance of the annual awards granted to our NEOs were made in the form of market stock units (“MSUs”) that will become eligible for vesting at the end of the 36-month performance period. MSUs directly align long-term incentive pay with stock price performance. Upon vesting, the MSUs will be earned based on our stock price performance over the performance period.

•

The employment agreement that the Company had previously entered into with Mr. Parrish expired at the end of its initial term on May 7, 2012 without renewal. Following the expiration of the employment agreement, Mr. Parrish began participating in the Tesoro Corporation Executive Severance and Change in Control Plan, which does not provide for excise tax gross-ups or additional service credit provisions and is market competitive with amounts payable to executives terminated involuntarily or upon a change-in-control event.

The Compensation Committee believes the actions described above clearly demonstrate our commitment to implementing and executing results-oriented compensation programs that are market-competitive and reflect good corporate governance practices.

Compensation Philosophy

Our compensation philosophy is to offer competitive compensation and benefit programs that will attract and retain the talented executives and employees who are critical to executing our strategic priorities and exemplifying our core values.

Our executive compensation programs are comprised of a mix of fixed and variable cash and equity-based pay with a significant portion of actual total compensation dependent on meeting financial and operational objectives.

Our executive compensation programs are designed around the following principles:

•	Rewarding leaders for superior execution and delivery of outstanding business results and driving a performance-oriented culture;

•	Promoting and sustaining exceptional performance over time to generate long-term growth in stockholder value;

•	Inspiring teamwork and motivating superior individual performance.

Our Compensation Committee

All compensation actions for our CEO and other NEOs are approved by our Compensation Committee, which is composed of four independent directors. The CEO, the General Counsel or Associate General Counsel — Corporate, the Vice President, Human Resources and Communications and the Managing Director, Compensation and Benefits attend regular Committee meetings and provide information, analysis, additional perspective, and proposals for changes, as requested.

The Committee meets, together with the Committee’s compensation consultant, if requested, outside the presence of the NEOs and all other executive officers to consider appropriate compensation for our CEO, taking into consideration an annual review of the CEO’s performance by the independent members of the Board. The Board receives a list of individual goals from the CEO each year during the first quarter and the CEO formally reviews his performance against the goals with the Board during the year and after the close of the fiscal year. The independent Board members evaluate the CEO’s performance. The Committee uses this performance evaluation, market data and input from its compensation consultant to make key decisions regarding the CEO’s base salary, annual cash incentive award payout and long-term equity incentive awards.

The Committee annually reviews the base salary, short-term compensation and long-term compensation for members of senior management, including the other NEOs. Adjustments, if any, are made to the base salaries at the discretion of the Committee after taking into consideration both the comparative analysis described below under the heading “Comparative Analysis” and recommendations from our CEO.

Our CEO makes annual recommendations to the Committee on the short-term and long-term compensation for members of senior management, including the other NEOs. The recommendations are made after finalizing our financial and operational results for the prior fiscal year and are based on the CEO’s evaluation of each of the members’ performance. Factors including financial and operational results, individual contributions in obtaining those results and achievement of individual goals are taken into consideration. The CEO’s recommendations are considered by the Committee when making decisions on setting bonus targets, payments under our annual cash incentive program and grants of long-term equity incentive awards.

When approving changes in total compensation for our officers at the Senior Vice President level and above and other employees designated as Section 16(b) officers as defined by the SEC, the Committee reviews individual compensation tally sheets, which provide information on each officer’s current and past compensation including base salary, annual cash incentive compensation, long-term equity incentive awards, and wealth accumulation through participation in our Company-sponsored benefit plans including, but not limited to, deferred compensation plans. The Committee uses the data in the individual compensation data sheets as an informational tool to review how a change in the amount of each compensation element affects the officer’s total compensation and to review each officer’s total compensation in the aggregate. Based upon its most recent review, the Committee determined that total compensation, in the aggregate, for our NEOs was consistent with the Committee’s expectations and our compensation philosophy described above.

Compensation Consultants

The Compensation Committee engaged Frederic W. Cook & Co. (“FW Cook”) during fiscal 2012 as a consultant to review our compensation practices and to compare the compensation of our executive officers to that of our peers, as discussed in further detail below under the heading “Comparative Analysis.” During fiscal 2012, FW Cook provided no services to us other than its work providing executive compensation advice to the Compensation Committee.

On February 20, 2012, the Compensation Committee considered the following six factors with respect to FW Cook: (i) the provision of other services to the Company by FW Cook; (ii) the amount of fees received from the Company by FW Cook, as a percentage of the total revenue of FW Cook; (iii) the policies and procedures of FW Cook that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the FW Cook consultant with a member of the Compensation Committee; (v) any stock of the Company owned by the FW Cook consultant; and (vi) any business or personal relationship of the FW Cook consultant or FW Cook with an executive officer of the Company. After considering the foregoing factors, the Compensation Committee determined that the work of FW Cook with the Compensation Committee for fiscal 2012 has not raised any conflicts of interest affecting FW Cook’s independence.

Comparative Analysis

For fiscal 2012, we used the compensation peer group developed in coordination with FW Cook during fiscal 2010. The peer group was developed using the guiding principles that the peer group should include a sufficient number of companies to minimize year-over-year volatility in compensation data; selection criteria should be objective where possible and include similar scale, industry, and business characteristics that reflect our current circumstances as well as our business direction; and companies should be US-based to facilitate compensation comparisons.

Based on the principles outlined above, the following selection criteria to develop the peer group were approved by the Compensation Committee in 2010 and were unchanged in 2012:

•	Asset/Capital intensive nature;

•	Primarily manufacturers in industries such as oil and gas, chemicals, forest products and utilities in which commodity prices heavily influence profitability;

•	Environmentally and safety focused;

•	Currently in a highly regulated business or whose core operations are likely to be significantly impacted by proposed regulations;

•	Operate a number of fixed manufacturing sites or plants; and

•

Companies should generally be no less than one-third and no greater than three times our size as measured by revenue, total assets, and market capitalization. Although market capitalization is considered, assets and revenues are relied upon more heavily for determining our peer group to mitigate the impact of high stock price volatility in our industry.

The Compensation Committee reviews the peer group with FW Cook each year. A number of acquisitions, consolidations and spin-offs occurred among the peer companies since they were selected in 2010, resulting in changes in the peer group approved by the Compensation Committee in July 2012 as follows:

•	Constellation Energy Group, Inc. was removed from the group following its March 2012 acquisition by Exelon Corporation, which was added to the peer group.

•	El Paso Corporation was removed from the peer group following its May 2012 acquisition by Kinder Morgan Inc., which was added to the peer group.

•	Frontier Oil Corporation and Holly Corporation merged under the name HollyFrontier Corporation, which replaced the two former entities in the peer group.

•	Marathon Petroleum Corporation was spun-off of Marathon Oil Corporation, and replaced Marathon Oil Corporation in the peer group.

•	NSTAR was removed from the group following its April 2012 acquisition by Northeast Utilities, which was added to the peer group.

•	Conoco Phillips spun-off Phillips 66 in April 2012; because Phillips 66 satisfied the criteria previously established by the Compensation Committee, it was added to the peer group.

•	Smurfit Stone Container Corporation was removed from the peer group following its May 2011 acquisition by Rock-Tenn Company, which was added to the peer group.

The resulting members of our peer group, which was used by FW Cook during the annual assessment of total compensation for senior executives presented to the Compensation Committee in October 2012, are included in the table below. For purposes of measuring performance to determine payouts associated with the performance shares granted during fiscal 2012, we used a separate performance peer group, as discussed in more detail below under the heading “Long-Term Incentives.”

Air Products and Chemicals, Inc.	HollyFrontier Corp	PPG Industries, Inc.
Alcoa Inc.	Ingersoll-Rand plc	PPL Corporation
Alliant Energy Corporation	Integrys Energy Group, Inc.	Praxair, Inc.
Alon USA Energy, Inc.	International Paper Company	Rock-Tenn Company
Ameren Corporation	Kimberly-Clark Corporation	Sempra Energy
Calpine Corporation	Kinder Morgan, Inc.	Sunoco, Inc.
Centerpoint Energy, Inc.	Marathon Petroleum Corporation	United States Steel Corporation
CHS Inc.	The Mosaic Company	Valero Energy Corporation
Dow Chemical Company	Murphy Oil Corporation	Western Refining, Inc.
Eastman Chemical Company	Northeast Utilities	Weyerhaeuser Company
Eaton Corporation	NuStar Energy L.P.	Williams Companies, Inc.
Exelon Corporation	Pepco Holdings, Inc.	Xcel Energy Inc.
GenOn Energy	Phillips 66
Hess Corporation	Potash Corporation of Saskachewan Inc.

For this peer group, the 2011 revenues range from $3.6 billion to $183.1 billion (with median 2011 revenues of $10.4 billion); 2011 total assets range from $2.3 billion to $69.2 billion (with median 2011 total assets of $16.3 billion); and market capitalization of $0.5 billion to $35.4 billion (with median 2011 market capitalization of $10.4 billion). We had 2011 revenues of $30.3 billion; total assets of $9.9 billion; and market capitalization of $3.3 billion.

In addition to data from the peer group, FW Cook also provided data to the Compensation Committee from the following resources to confirm and enhance the peer group market study:

•	Industry specific data from the Towers Watson Oil Industry Group (OIG) survey; and

•	General industry data.

Elements of Executive Compensation

Our executive compensation programs are designed to reflect the philosophy and objectives described above. The elements of executive pay are presented in the table below and discussed in more detail in the following paragraphs.

Component	Type of Payment/Benefit	Purpose
Base Salary	Fixed cash payments with each executive generally eligible for annual increase.	Attract and retain talent. Designed to be competitive with those of comparable companies.
Annual Cash Incentives	Performance-based annual cash payment.	Pay for performance. Focus on corporate, business unit and individual goals.
Long-term Incentives*	Performance shares and market stock units	Align executive compensation with our stockholders by rewarding for performance based on total shareholder return and return on capital employed.
Retirement Benefits	Pension, 401k plan, post-retirement medical program.	Provide competitive level of benefits.
Health and Welfare Benefits	Fixed compensation component, generally available to all employees.	Provide competitive level of benefits.

*	Long-term incentives also may be delivered in the form of restricted stock and stock options in connection with sign-on and other special one-time grants.

We generally target direct compensation (base salaries, annual cash incentives and long-term incentives) at the 50th percentile of our peer group because we believe it is a fair and competitive starting point to attract and retain critical executive talent. Our Compensation Committee reviews each executive’s total compensation for alignment with our peer group and our compensation philosophy. However, the Compensation Committee does not determine the level of total compensation based exclusively on comparative analysis against our peer group. It considers other factors, which may include internal pay equity and consistency and the executive’s job responsibilities, management experience, individual contributions, number of years in his or her position and recent compensation adjustments, as well as other relevant considerations (with no particular weighting assigned to any of these factors). Our emphasis on variable or “at risk” components of incentive pay results in actual compensation ranging above or below the median based on the achievement of the objectives established in our annual and long-term incentive plans and changes in the value of the Company’s stock. Retirement and health and welfare benefits provided to our NEOs are designed to be consistent in value and, to a lesser degree, aligned with benefits offered by companies with whom we compete for talent. While the Compensation Committee believes that each compensation component should be considered separately and that payments or awards derived from one component should not negate or reduce payments or awards derived from other components, the components are considered within the context of each executive’s total compensation.

Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and annual compensation (base salary and annual cash incentives), between cash and non-cash compensation, or among different forms of non-cash compensation. However, our strategy includes ongoing evaluation and adaptation, as necessary, of our compensation programs to ensure continued alignment between company performance and pay. The following sets forth the relationship of each of the components of compensation to total compensation for our CEO and NEOs for 2012.

Elements of our NEOs’ 2012 Compensation*

*	The compensation elements above are based on our CEO’s and other NEOs’ targeted compensation opportunities on an annualized basis. 86% of Mr. Goff’s total compensation is considered “at risk” and is based upon achieving specific performance measures. 72% of these other NEOs’ total compensation is considered “at risk” and is based upon achieving specific performance measures.

Base Salaries.    Base salaries for our NEOs are reviewed each year relative to market competitive data as well as other relevant considerations described above. On February 1, 2012, the Board approved an increase in the base salary for Mr. Goff and the Compensation Committee approved increases in the base salaries for other NEOs, each effective February 12, 2012 as part of the annual compensation review process which includes analysis of market competitive data for total direct compensation and the NEOs’ respective performance, roles and responsibilities in the Company. Mr. Goff’s base salary was increased from $1,025,000 to $1,200,000; Mr. Spendlove’s base salary was increased from $460,000 to $483,000; Mr. Romasko’s base salary was increased from $560,000 to $616,000; and Mr. Parrish’s base salary was increased from $500,000 to $517,500. Mr. Kirshner’s base salary remained unchanged at $495,000 since he joined the Company in the last quarter of 2011.

On February 4, 2013, the Compensation Committee approved an increase in the base salaries for Mr. Goff and our other NEOs, each effective February 10, 2013 as part of the annual compensation review process which includes analysis of market competitive data for total direct compensation and the NEOs’ respective performance, roles and responsibilities in the Company. Mr. Goff’s base salary was increased from $1,200,000 to $1,400,000; Mr. Spendlove’s base salary was increased from $483,000 to $500,871; Mr. Romasko’s base salary was increased from $616,000 to $677,600; Mr. Parrish’s base salary was increased from $517,000 to $536,648; and Mr. Kirshner’s base salary remained unchanged as a result of his base pay relative to market.

Annual Performance Incentives.    We believe that annual cash based incentives promote management’s efforts to drive the achievement of annual performance goals and objectives, which in turn help to create additional stockholder value. In February 2012, the Compensation Committee approved the 2012 incentive compensation program (the “2012 ICP”) based on management’s recommendation. The 2012 ICP structure approved for our senior executives was similarly used for our salaried and hourly incentive-eligible employees. The ICP structure uses a mix of objectives designed to focus management on key areas of performance. The 2012 performance measures were critical success factors outlined in our business plan within the control and influence of management with targets set at stretch levels that would generate significant value for stockholders if met. The design of our 2012 ICP allowed for cascading corporate goals down the organization from corporate through business units to individuals.

With the exception of Mr. Goff, 2012 ICP payouts were determined by performance against pre-established performance levels for two equally weighted components (corporate performance and business unit performance). For Mr. Goff, 2012 ICP payouts were determined by performance against pre-established performance levels for only corporate performance. Business unit performance was added for the NEOs, other than Mr. Goff, because each of them has responsibility for a specific business unit or several business units. The program provided all employees the same upward and downward bonus opportunity (0% below threshold; 50% at threshold; 100% at target; 200% at maximum). The performance results of the Company and the individual business units may be adjusted to take into account unbudgeted business decisions, unusual or non-recurring items, and other factors, as approved by the Compensation Committee, to determine the total amount, if any, available under the 2012 ICP. The Committee also has discretion to adjust individual awards based on their assessment of an individual executive’s performance relative to successful achievement of goals, business plan execution, and other leadership attributes (no particular weighting was assigned to any measure).

For our NEOs, the Compensation Committee approves the target bonus opportunities based on analysis of market-competitive data of our peer group, while also taking into consideration our compensation philosophy and other factors, such as internal equity and individual contributions. For 2012, the NEO target bonus amounts, as a percentage of base salary earnings for the year, are shown in the table in the section entitled “Overall Performance and Payouts”. These amounts reflect an increase from 2011 in the target bonus amounts for Messrs. Goff and Romasko from 115% to 125 % and from 75% to 80%, respectively, to maintain relative market competitiveness.

Component 1 — Corporate Performance.

The first component of the ICP was our corporate performance, including earnings before interest, taxes, depreciation and amortization (EBITDA), safety and environmental measures and cost management. EBITDA was the most heavily weighted metric of this component because we believe that significant improvements in EBITDA drive cash flow, provide financial strength, and increase stockholder value. For this component of ICP we measure EBITDA on a margin neutral rather than a reported basis by excluding fluctuations in commodity prices over which management has little influence. The use of EBITDA on a margin neutral basis to assess our performance more accurately reflects the internal improvements we make in our business. In 2012, the margin neutral EBITDA used for purposes of calculating ICP awards was $1.521 billion while our reported EBITDA was $1.793 billion. In subsequent years, the effect of adjusting EBITDA to a margin neutral basis could result in ICP EBITDA above or below reported EBITDA. The other corporate performance metrics emphasize the importance of environmental, safety and reliability and support a focus on driving further efficiencies. The Committee has the discretion to adjust the EBITDA and cost management components for special items, including decisions that have a material impact on the Company’s results compared to budget or unusual or non-recurring items. The exercise of this discretion for certain items reflect our belief that ongoing results are more reflective of performance than reported financing performance calculated under GAAP. For 2012, the most significant items for which the Committee exercised this discretion were related to the one-time charges in the fourth quarter 2012 related to the decision to convert our Hawaii refinery to a terminal, including charges for asset impairment and asset retirement obligations, as well as stock-based compensation expense related the impact of the increase in Tesoro’s stock price on our cash-settled stock awards during 2012. The 2012 corporate performance metrics and results applicable to the ICP are summarized below:

Goal	Weighting	Performance Levels			Actual Perfor- mance	% Achieved
		Threshold	Target	Maximum
EBITDA (measured on a margin neutral basis)	50%	$1.219 billion	$1.406 billion	$1.531 billion	$1.521 billion	192%
Personal Safety (measured by improvement in # of incidents)	5%	20% improvement over 3-year average (≤0.63)	5% improvement over 2011 (≤0.50)	15% improvement over 2011 (≤0.45)	0.50	100%
Process Safety Management (measured by improvement in # of incidents)	5%	30% improvement over 3-year average (≤.13)	5% improvement over 2011 (≤0.076)	15% improvement over 2011 (≤0.068)	0.064	200%
Environmental (measured by improvement in # of incidents)	5%	20% improvement over 3-year average (≤25)	5% improvement over 2011 (≤23)	15% improvement over 2011 (≤20)	21	167%
Cost Management*	35%	$2.261 billion	$2.153 billion	$2.045 billion	$2.118 billion	132%
Overall Performance Achieved						166%

*	Cost management is measured as total cash costs excluding annual incentive compensation program, stock-based compensation expense, non-controllable expenses for post-retirement employee benefits (pension, medical, life insurance) and insurance (property, casualty and liability), spill prevention costs and environmental accruals and benefits. Includes allocations of refining maintenance and labor to capital projects. Refining energy variable costs and internally produced fuel consumption are market adjusted to budget-assumed prices.

Component 2 — Business Unit Results.

The second 2012 ICP component was more specifically tailored to the performance of the individual’s business unit. Our business unit goals are directly aligned with our corporate objectives and are measured using common criteria to promote consistency throughout the organization. Business unit criteria include safety and environmental, cost management, improvements in EBITDA, and business improvement and value creation initiatives. Like the overall structure of the 2012 ICP, the business unit targets were set at stretch levels that were challenging and would generate significant value for our stockholders. This component was tied to Finance and Accounting for Mr. Spendlove, Operations (including Refining, Marketing, Logistics and Marine business units) for Mr. Romasko, Legal and Government Relations for Mr. Parrish, and Commercial for Mr. Kirshner. Business unit targets are not disclosed because such disclosure would cause competitive harm to us.

Discretionary Adjustments.

The Committee had the discretion to adjust the individual awards granted to the NEOs upward or downward based on their assessment of quantitative and qualitative measures relating to our performance relative to our peers, market expectations or broader indices, progress in attaining strategic goals, business unit performance and leadership attributes, with no particular weighting assigned to any measure. In recognition of Mr. Goff’s strong leadership during 2012, which was evidenced by our strong total shareholder return in 2012, excellent health and safety performance and profitability, the Committee approved a 15% upward adjustment for Mr. Goff. The Committee approved a 15% upward adjustment for Mr. Romasko in recognition of his strong leadership delivering the operating plan and executing the capital program. In recognition of Mr. Parrish’s significant involvement in value-driven growth efforts and strong leadership in critical litigation, the Committee approved a 10% upward adjustment for Mr. Parrish.

Overall Performance and Payouts.

The table below provides the specific bonus targets, level of achievement, discretionary adjustment, and annual bonus payment for each NEO for 2012:

Name	Bonus Eligible Earnings ($)	Target Bonus %	Overall Performance Achieved (rounded to the nearest whole percentage)	Calculated Bonus Payout ($)	Discretionary Adjustments (% Increase/ Decrease)	Total Bonus Payout ($)
Gregory J. Goff	1,173,077	125%	166%	2,434,135	15%	2,654,000
G. Scott Spendlove	479,461	70%	156%	523,572	-	523,572
Daniel R. Romasko	607,385	80%	155%	753,157	15%	826,043
Charles S. Parrish	514,808	70%	158%	569,377	10%	605,414
David K. Kirshner	495,000	70%	148%	512,820	-	512,820

Long-Term Incentives.    We believe that our senior executives, including our NEOs, should have their interests aligned with those of our stockholders. Accordingly, we believe that these executives should have a considerable portion of their total compensation tied to stock price performance in the form of equity incentives. For our NEOs, the Compensation Committee approves a target award value for long-term incentives based on analysis of market-competitive data of our peer group. In addition, other factors such as internal equity and individual contributions are considered.

Generally, we grant long-term incentive awards during the first quarter of the year in conjunction with the review of other elements of total compensation. Our long-term incentive awards granted from our stockholder-approved 2011 Long-Term Incentive Plan (the “2011 LTI Plan”) recognize the importance of pay for performance while addressing employee retention through the grants of performance shares (approximately 50% of the total award value for NEOs and split evenly between two equally-weighted separate performance metrics) and MSUs (approximately 50% of the total award value for NEOs). The mix of equity awards is intended to align long-term incentive compensation with specific performance measures, including stock price performance. In determining the number of shares or units granted and paid out at the end of the performance period, we use an average stock price of the 30-trading days leading up to the date of grant or end of the performance period. This approach lessens the impact of daily stock price volatility on the number of awards granted and value of the ultimate payout.

Performance Share Awards.

Performance share awards granted in 2012 pay out between 0% and 200% of target based on achievement with respect to the applicable performance goal. 50% of the performance shares are based on our relative Total Shareholder Return (“TSR”) from January 1, 2012 through December 31, 2014 measured against a performance peer group made up of HollyFrontier Corporation, Marathon Petroleum Corporation, Valero Energy Corporation, Sunoco, Inc. and the Standard & Poor’s 500 Index (“S&P 500”). The other 50% of the performance shares are based on our Return on Capital Employed (“ROCE”) from January 1, 2012 through December 31, 2014 measured against a performance peer group made up of HollyFrontier Corporation, Marathon Petroleum Corporation, Valero Energy Corporation, and Sunoco, Inc.

The performance peer group (with the exception of the S&P 500) includes refining and marketing companies that have common characteristics with us. These common characteristics are not necessarily shared by other companies in our peer group used solely for compensation benchmarking purposes, or by some of our larger competitors within the oil and gas industry. We think it is appropriate to measure our performance against this performance peer group for relative TSR and relative ROCE purposes because they face similar challenges in the marketplace and because we believe investors view our businesses in a similar manner. Use of the S&P 500 measurement for determining relative TSR will reflect our performance against a broader index of large-cap common stock companies.

Market Stock Units.

As described above, MSUs were also granted in 2012. An MSU award is a grant of stock units in which the number of shares earned at vesting is based on our stock price performance over the performance period. MSUs were introduced in 2011 and replaced traditional time-vested awards in order to directly align long-term incentive pay with stock price performance. The MSUs granted in 2012 will become eligible for vesting, based on stock price performance and continued employment, at the end of a 36-month performance period beginning on February 1, 2012 and ending on February 1, 2015. Upon vesting, the number of shares earned will be determined by multiplying the target number of shares subject to the award by a factor equal to the average closing stock price for the 30 days prior to the vesting date divided by the average closing stock price for the 30 days prior to the grant date. However, there is no payout if the average closing stock price for the 30 day trading date prior to the vesting period has decreased by 50% or more from the average closing stock price for the 30 trading days prior to the grant date. Payout is also capped at 200% of target.

TLLP Equity Awards.

We own (directly and through our affiliates) approximately 38% of the partner interests in TLLP. TLGP, the general partner of TLLP, is our wholly-owned subsidiary that manages TLLP’s operations and activities. TLGP also has its own executive officers, some of whom are also our officers. Messrs. Goff, Spendlove, Romasko and Parrish are executive officers of Tesoro, and in addition to rendering services to Tesoro, they devoted some of their professional time to TLLP during 2012. For Messrs. Goff, Spendlove, Romasko and Parrish, 10% of their total 2012 long-term incentive value, approved by the Compensation Committee, is delivered in the form of performance phantom units awarded through the 2011 LTI Plan. The TLLP performance phantom units will vest based on the achievement of relative total unitholder return over a performance period from January 1, 2012 through December 31, 2014 as compared to a peer group of companies. The peer companies currently include Buckeye Partners, El Paso Pipeline Partners, Enbridge Energy Partners, Genesis Energy, LP, Global Partners, Holly Energy Partners, Magellan Midstream Partners, Martin Midstream Partners, NuStar Energy, Sunoco Logistics Partners, Targa Resources Partners and TransMontaigne Partners. These companies were selected based on the Board of TLGP’s view that key stakeholders compare TLLP’s business results and relative performance with these companies. The payout will range from none of the units vesting for performance below the 30% percentile of relative total unitholder return, to vesting of 200% of the units for performance that is at or above the 90th percentile of relative total unitholder return.

Payout of 2010-2012 Cash-Settled Performance Units

In May 2010, our executives and other key employees received cash-settled performance units that would pay out at 0-200% of target based on a combination of our:

•

Relative Total Stockholder Return (“RTSR”) from April 1, 2010 through December 31, 2012 measured against a performance peer group made up of Alon USA Energy, Inc., Holly Corporation, Frontier Oil Corporation, Western Refining, Inc., Valero Energy Corporation, Sunoco, Inc. and the Standard & Poor’s 500 Index (“S&P 500”); and

•	Absolute stockholder return from April 1, 2010 through December 31, 2012.

At the end of the 33-month performance period, Tesoro’s absolute stockholder return was 215.67% and Tesoro ranked third in RTSR against our seven peers’ performance; as a result, the performance units paid out at 150% of target. Messrs. Goff, Spendlove and Parrish received $1,800,000, $198,000 and $540,000, respectively, with respect to their units. Messrs. Romasko and Kirshner did not participate as they were not employed by the Company at the time the grants were made in early 2010.

Executive Benefits.    In order to promote consistency with overall competitive practices and our compensation philosophy and to adopt a “best practice” compensation design, as of July 1, 2010, our executive officers are generally no longer entitled to any perquisites. However, in order to remain competitive and attract quality executives, we continue to allow executives to participate in our relocation program which is generally available to all management. The program includes an excise tax gross-up provision; however our executive officers do not receive a tax gross-up associated with any relocation benefits. This program also includes a recoupment provision in the event employment is terminated within a one-year period.

Retirement Plans.    We maintain non-contributory qualified and non-qualified retirement plans that cover officers and other eligible employees. See the discussion under the heading “Pension Benefits in 2012” for a description of the plans.

Employment Agreements and Change-in-Control and Termination Arrangements.

On January 12, 2011, the Board approved and adopted a new Executive Severance and Change-in-Control Plan (the “new Plan”). The new Plan reduces uncertainty for certain executives in the event of a change-in-control or other events affecting the existence of the Company and provides a benefit in the event of the termination of employment of certain executives, including Messrs. Spendlove, Romasko, Parrish and Kirshner, under certain conditions that are beyond the executive’s control. The new Plan does not impact our CEO who is covered by severance and change-in-control provisions in his employment agreement and other employees with whom we have management stability agreements. The new Plan, which does not provide for excise tax gross-ups or additional service credit provisions for retirement benefits, is market competitive with amounts payable to executives terminated involuntarily or upon a change-in-control event, is consistent with stockholder-friendly pay practices and eliminates the need to offer new individuals employment agreements.

Our CEO’s employment agreement is summarized under the heading “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements” in this Proxy Statement. Our severance and change-in-control provisions for our other NEOs are summarized under the heading “Potential Payments Upon Termination or Change-In-Control” in this Proxy Statement.

Omnibus Agreement with TLLP

Under the terms of an omnibus agreement with TLLP, TLLP pays an administrative fee to reimburse Tesoro for the provision of general and administrative services for TLLP’s benefit. Although Messrs. Goff, Spendlove, Romasko and Parrish provided services to both Tesoro and TLLP during 2012, no portion of the administrative fee was specifically allocated to the services they provided to TLLP.

Stock Ownership Guidelines

Our Board has established stock ownership guidelines to:

•	Strengthen the alignment of senior executive interests with those of stockholders;

•	Further promote our longstanding commitment to sound corporate governance; and

•	Demonstrate the confidence in our long-term prospects by our CEO, Executive Vice Presidents and Senior Vice Presidents.

Under these guidelines, each of the executives in the positions named below is required to retain 50% of the net shares obtained from an option exercise or restricted stock grant until he or she satisfies the ownership guidelines based on a multiple of salary as set forth in the following table. Each executive is also required to retain that level of ownership for as long as the individual is a part of our senior management team. Our NEOs have either met or are on track to meet the ownership guidelines and are continuing to retain 50% of the net shares obtained from stock option exercises or vesting of restricted stock grants. The CEO’s ownership guideline was increased, effective January 1, 2013, to change the requirement from five-times annual base salary to six-times annual base salary.

Position	Stock Ownership Guideline
Chief Executive Officer	6x annual base salary
Executive Vice Presidents	3x annual base salary
Senior Vice Presidents	2x annual base salary

2013 Annual Incentive Compensation Program

On February 4, 2013, the Compensation Committee approved the terms of the 2013 Incentive Compensation Program (the “2013 ICP” or the “2013 Program”). Similar to the 2012 Program, the 2013 Program consists of two equally weighted components: Corporate and Business Unit performance, which include the same metrics and weightings as the 2012 ICP. The performance results of the Company and the individual business units may be adjusted to take into account unbudgeted business decisions, unusual or non-recurring items, and other factors, as approved by the Compensation Committee, to determine the total amount, if any, available under the 2013 ICP. The Compensation Committee also has discretion to adjust individual awards based on their assessment of an individual executive’s performance relative to successful achievement of goals, business plan execution, and other leadership attributes.

2013 Long-Term Incentive Program

On February 4, 2013, the Compensation Committee approved the terms of the 2013 Long-term Incentive Program (the “2013 LTI Program”). Similar to the 2012 LTI Program, our 2013 LTI Program continues to focus on pay for performance and employee retention through the grants of performance shares and MSUs to certain participants under the Plan, including the Company’s named executive officers. Approximately 50% of the total award value for all NEOs was delivered in the form of performance shares (split relatively evenly between two equally-weighted separate performance share awards tied to relative TSR and relative ROCE). The balance of the total award value is delivered through MSUs. The mix of equity awards is intended to align long-term incentive compensation with specific performance measures, including stock price performance.

Equity Grant/Trading Policies

The Compensation Committee has adopted an equity award governance policy under which all long-term equity incentives are granted. The policy prohibits the issuance of stock options at a price less than the closing sale price of our common stock on the date of grant. We generally grant equity awards at the Compensation Committee’s meeting in late January or early February of each year. We have chosen this time because it is the first meeting of each calendar year at which our results of operations from the previous year are available to the Compensation Committee. We do not purposely accelerate or delay the public release of material information, or otherwise time equity grants in coordination with the public release of material information, in consideration of a pending equity grant in order to allow the grantee to benefit from a more favorable stock price.

We also maintain a securities trading policy which prohibits, among other things, any employees and directors from entering into transactions when in possession of material non-public information or from participating in short-term trading or hedging activities involving our securities. The policy requires directors, senior executives and informational insiders to follow preclearance procedures for all transactions involving our securities. It also prohibits them from trading in derivative securities (other than equity-settled awards granted by the Compensation Committee or Board of Directors) or holding our securities in a margin account or otherwise pledging them as collateral for a loan.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) limits the tax deductibility by a publicly held corporation of compensation in excess of $1 million paid to certain executives, unless that compensation is “performance-based compensation” as defined by the Code. In establishing the total compensation for the NEOs, the Compensation Committee considers the effect of Section 162(m). However, the Compensation Committee and the Board believe that it is in our best interest that the Committee retain its flexibility and discretion to make compensation awards, whether or not deductible, in order to foster achievement of performance goals established by the Committee as well as other corporate goals important to our success, such as encouraging employee retention and rewarding achievement.

For compensation awards in 2012, we expect that the executive compensation programs will have the following implications under Section 162(m):

•	The first $1.0 million of Mr. Goff’s base salary is fully deductible and base salaries for all other NEOs are fully deductible in 2012 as those salaries were at or under $1.0 million.

•

Payouts of annual cash-based incentives under the 2012 ICP are paid based on achievement of performance measures under the stockholder-approved 2011 LTI Plan. In order to ensure that 2012 ICP awards are deductible as performance-based under Section 162(m), the Compensation Committee established (a) minimum performance criteria required for the payment of any award to the NEOs as positive net income (as reported in our Annual Report on Form 10-K) for the performance period of at least $1.00 and (b) the maximum annual incentive award for each of the NEOs as follows: Mr. Goff — $4.0 million, Mr. Romasko — $1.5 million and each of Messrs. Spendlove, Parrish and Kirshner — $1.0 million. Based on our 2012 net income of $770 million, criteria for the maximum possible award for each NEO was satisfied. The Compensation Committee then exercised its negative discretion in determining the amount of the actual 2012 ICP payouts based on Company performance measures, business unit performance measures and individual performance as described under “Elements of Executive Compensation — Annual Performance Incentives” of this Compensation Discussion and Analysis. The actual 2012 ICP payouts are presented in the 2012 Summary Compensation Table. Because all actual 2012 ICP payouts were less than the maximum awards payable under the 2011 LTIP, they are deductible as performance-based under Section 162(m).

•

Performance share awards and MSUs were provided under the stockholder-approved 2011 LTI Plan and are paid out based on the achievement of performance measures established by the Compensation Committee. As a result, the performance share awards and MSUs granted in 2012 should generally be deductible as performance-based under Section 162(m).

Clawback Policy

In February 2010, we adopted a compensation recoupment, or “clawback” policy that provides that in the event of a material restatement of financial results due to misconduct, our Board will review all incentive payments that were made to any then existing senior vice president or above including our controller on the basis of having met or exceeded specific performance targets in grants or awards made after February 2, 2010 which occur during the 24-month period prior to restatement. If such payments would have been lower had they been calculated based on such restated results, the Board will, to the extent permitted by governing law, seek to recoup for our benefit such payments to any then existing senior vice president or above including our company controller whose misconduct caused or significantly contributed to the material restatement, as determined by the Board.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors as of February 20, 2013.

Michael E. Wiley, Chairman

Stephen H. Grapstein

David Lilley

J.W. Nokes

2012 Summary Compensation Table

The following table sets forth information regarding the compensation of our CEO, our CFO, our three highest paid executive officers (other than the CEO and CFO).

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
Gregory J. Goff President and Chief Executive Officer	2012	1,179,808	-	7,346,310	-	2,654,000	2,284,412	34,253	13,498,783
	2011	1,010,577	250,000	4,380,710	-	1,879,000	1,275,984	14,327	8,810,598
	2010	571,154	900,000	5,177,636	1,126,827	750,000	323,500	156,644	9,005,761
G. Scott Spendlove Senior Vice President and Chief Financial Officer	2012	480,346	-	1,246,020	-	523,572	1,351,492	15,520	3,616,950
	2011	418,462	-	888,610	-	433,320	762,491	12,046	2,514,929
	2010	356,385	-	178,622	124,792	239,231	357,779	16,500	1,273,309
Daniel R. Romasko Executive Vice President, Operations (8)	2012	609,538		1,510,900	-	826,043	166,175	39,838	3,152,494
	2011	441,538	350,000	1,863,570	213,021	522,112	58,700	239,392	3,688,333
Charles S. Parrish Executive Vice President, General Counsel and Secretary	2012	515,481	-	1,150,140	-	605,414	2,322,052	16,890	4,609,977
	2011	500,000	-	1,021,310	-	573,650	1,530,073	13,846	3,638,879
	2010	500,000	-	406,044	256,925	442,750	1,111,306	16,500	2,733,525
David K. Kirshner Senior Vice President, Commercial (9)	2012	495,000	-	1,032,570	-	512,820	90,231	249,070	2,379,691
	2011	123,750	270,000	1,687,210	343,926	116,141	14,882	-	2,555,909

(1)	The amounts shown include amounts deferred by Messrs. Spendlove, Romasko and Kirshner pursuant to the Tesoro Corporation Executive Deferred Compensation Plan.

(2)	The annual cash incentive award that is paid to the executive officers is reflected under the Non-Equity Incentive Plan Compensation column. The bonus amounts for Mr. Goff in 2011 and 2010 represents an inducement cash payment paid pursuant to his employment agreement. For Messrs. Romasko and Kirshner these amounts for 2011 represent sign-on bonuses. The amounts shown include amounts deferred by Mr. Spendlove pursuant to the Tesoro Corporation Executive Deferred Compensation Plan.

(3)	The amounts shown in this column reflect the aggregate grant date fair value of restricted stock, performance shares, market stock units and TLLP performance phantom units granted during the applicable fiscal year, calculated in accordance with financial accounting standards. The grant date fair value of performance shares, market stock units and TLLP performance phantom units (all of which are contingent upon performance and calculated using target payouts) is as follows for awards granted in 2012: Mr. Goff —$7,346,310; Mr. Spendlove — $1,246,020; Mr. Romasko — $1,510,900; Mr. Parrish — $1,150,140; and Mr. Kirshner — $1,032,570. The aggregate grant date fair value of such performance shares, market stock units and TLLP phantom performance units at the highest level of performance (resulting in 200% payout) would be as follows: Mr. Goff — $14,692,620; Mr. Spendlove — $2,492,040; Mr. Romasko — $3,021,800; Mr. Parrish — $2,300,280; and Mr. Kirshner — $2,065,140.

(4)	The amounts shown in this column reflect the aggregate grant date fair value of options granted during the fiscal years, calculated in accordance with financial accounting standards. See Note S “Stock-Based Compensation” in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for the valuation assumptions used in determining the fair market value of option grants.

(5)	The amounts shown in this column represent the annual cash incentive awards earned under the 2012, 2011 and 2010 Annual Incentive Compensation Programs.

(6)	The amounts shown in this column reflect the change in pension value during the fiscal year.

(7)	The amounts shown in this column for 2012 reflect the following:

a)	Thrift Plan Company Contributions: The Company provides matching contributions dollar for dollar up to 6% of eligible earnings for all employees of the Company who participate in the Thrift Plan. The matching contributions for 2012 were $14,346 for Mr. Goff, $14,620 for Mr. Spendlove, $14,717 for Mr. Romasko, $15,000 for Mr. Parrish, and $15,000 for Mr. Kirshner.

b)	Executive Deferred Compensation Company Contributions: The Company will match the participant’s base salary contributions dollar up to 4% of eligible earnings above the IRS salary limitation (i.e., $250,000 for 2012). The matching contributions for 2012 were $19,901 for Mr. Romasko and $14,469 for Mr. Kirshner.

c)	Relocation Benefits: The Company provided benefits in 2012 under its relocation program for Messrs. Goff and Kirshner in connection with arrangements made as part of their initial employment offers; the amount of such expenses in 2012 was $13,787 and $212,905, respectively.

d)	Dividends paid on restricted stock or restricted stock units that vested during 2012 were $6,120 for Mr. Goff, $900 for Mr. Spendlove, $5,220 for Mr. Romasko, $1,890 for Mr. Parrish and $6,696 for Mr. Kirshner.

Except as described above, no NEO received perquisites and other personal benefits with respect to 2012 with an aggregate value greater than $10,000 and no NEO received any other item of compensation with respect to 2012 required to be disclosed in this column with a value of $10,000 or more.

(8)	Effective March 21, 2011, Mr. Romasko was appointed Executive Vice President, Operations.

(9)	Effective October 1, 2011, Mr. Kirshner was named Senior Vice President, Commercial.

Grants of Plan-Based Awards in 2012

The following table sets forth information regarding the grants of annual cash incentive compensation and long-term equity compensation to our NEOs.

Name		Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant date fair value of stock and option awards ($) (3)
	Award Type		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory J. Goff	Annual Incentive	n/a	-	1,466,346	2,932,693
	Market Stock Units (4)	2/1/2012				44,000	88,000	176,000				2,985,840
	Performance Shares (5)	2/1/2012				-	59,000	118,000				1,465,560
	Performance Shares (6)	2/1/2012				-	59,000	118,000				2,189,490
	TLLP Performance Phantom Units (7)	2/7/2012				9,000	18,000	36,000				705,420
G. Scott Spendlove	Annual Incentive	n/a	167,812	335,623	671,246
	Market Stock Units (4)	2/1/2012				7,500	15,000	30,000				508,950
	Performance Shares (5)	2/1/2012				-	10,000	20,000				248,400
	Performance Shares (6)	2/1/2012				-	10,000	20,000				371,100
	TLLP Performance Phantom Units (7)	2/7/2012				1,500	3,000	6,000				117,570
Daniel R. Romasko	Annual Incentive	n/a	242,954	485,908	971,815
	Market Stock Units (4)	2/1/2012				9,000	18,000	36,000				610,740
	Performance Shares (5)	2/1/2012				-	12,000	24,000				298,080
	Performance Shares (6)	2/1/2012				-	12,000	24,000				445,320
	TLLP Performance Phantom Units (7)	2/7/2012				2,000	4,000	8,000				156,760
Charles S. Parrish	Annual Incentive	n/a	180,183	360,365	720,731
	Market Stock Units (4)	2/1/2012				7,000	14,000	28,000				475,020
	Performance Shares (5)	2/1/2012				-	9,000	18,000				223,560
	Performance Shares (6)	2/1/2012				-	9,000	18,000				333,990
	TLLP Performance Phantom Units (7)	2/7/2012				1,500	3,000	6,000				117,570
David K. Kirshner	Annual Incentive	n/a	173,250	346,500	693,000
	Market Stock Units (4)	2/1/2012				7,000	14,000	28,000				475,020
	Performance Shares (5)	2/1/2012				-	9,000	18,000				223,560
	Performance Shares (6)	2/1/2012				-	9,000	18,000				333,990

(1)	These columns show the range of awards under the Company’s 2012 Annual Incentive Compensation Program, or ICP, which is described in the section “Annual Performance Incentives” in the Compensation Discussion and Analysis. The “threshold” column represents the minimum payout for the performance metrics under the ICP assuming that the minimum level of performance is attained. The “target” column represents the amount payable if the performance metrics are reached. The “maximum” column represents the maximum payout for the performance metrics under the ICP assuming that the maximum level of performance is attained. Mr. Goff’s employment agreement provides that his ICP will not be subject to a minimum threshold requirement.

(2)	The amounts shown in these columns represent the threshold, target and maximum number of shares to be issued upon vesting and settlement of performance shares and market stock units granted during 2012 under the 2011 Long-Term Incentive Plan as described in the section “Long-Term Incentives” in the Compensation Discussion and Analysis.

(3)	The amounts shown in this column represent the grant date fair value of the awards computed in accordance with financial accounting standards.

(4)	These market stock unit awards are contingent on the Company’s stock price performance with a performance period of February 1, 2012 through February 1, 2015.

(5)	This performance share award is contingent on the Company’s achievement of relative Return on Capital Employed against a defined performance peer group at the end of a thirty-six month performance period (January 1, 2012 through December 31, 2014).

(6)	This performance share award is contingent on the Company’s achievement of relative TSR against a defined performance peer group and the S&P 500 Index at the end of a thirty-six month performance period (January 1, 2012 through December 31, 2014).

(7)	This TLLP performance phantom unit award is contingent upon TLLP’s achievement of relative total unitholder return at the end of the performance period from January 1, 2012 through December 31, 2014. Actual payouts will vary based on relative total unitholder return from none of the units vesting to a threshold vesting of 50% of the units to a target vesting of 100% of the units to a maximum vesting of 200% of the units.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

We have entered into employment agreements and arrangements with our NEOs, the significant terms of which are detailed below.

Mr. Goff.    Mr. Goff’s employment agreement, negotiated at arm’s length with our independent directors, has a three-year term commencing on May 1, 2010. At the end of the fiscal year his base salary was $1,200,000. He is entitled to participate in our annual incentive compensation plan with a target incentive bonus of at least 125% of his annual base salary, with payments to be determined based upon the achievement of performance goals established by our Compensation Committee under such plan. As an inducement to entering into the his employment agreement, Mr. Goff received the following compensation (the “Inducement Awards”) effective May 3, 2010 unless noted otherwise: (i) $900,000 cash payment on May 1, 2010; (ii) unrestricted shares of our common stock with a value of $100,000; (iii) a grant of restricted stock units with a value of $3,500,000; (iv) a grant of stock options valued at $250,000; and (v) a grant of restricted common stock with a value of $250,000. Additionally, Mr. Goff received a cash payment of $250,000 on May 1, 2011.

Mr. Parrish.    Mr. Parrish’s employment agreement expired at the end of its initial term on May 7, 2012 without renewal. Following the expiration of the employment agreement, Mr. Parrish began participating in the Tesoro Corporation Executive Severance and Change in Control Plan.

Outstanding Equity Awards at 2012 Fiscal Year End

The following table sets forth the outstanding equity awards of our NEOs at the end of 2012. This table does not include performance awards that are settled in cash which were granted to Messrs. Goff, Spendlove and Parrish during 2010 for a performance period ending December 31, 2012 and described in the proxy statement for our 2011 Annual Meeting of Stockholders.

	Option Awards (1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Gregory J. Goff	2/7/2012								36,000	(4)	1,621,530	(4)
	2/1/2012								176,000	(5)	7,752,800	(5)
	2/1/2012								59,000	(6)	2,589,950	(6)
	2/1/2012								59,000	(7)	2,589,950	(7)
	5/16/2011								38,000	(8)	1,747,992	(8)
	5/11/2011								92,000	(9)	4,052,600	(9)
	5/11/2011								68,000	(10)	2,995,400	(10)
	5/11/2011								68,000	(11)	2,995,400	(11)
	5/5/2010	78,666	39,334	12.93	5/5/2020
	5/5/2010					22,667	1,004,601	(13)
	5/3/2010	20,108	13,405	13.66	5/3/2020
G. Scott Spendlove	2/7/2012								6,000	(4)	270,255	(4)
	2/1/2012								30,000	(5)	1,321,500	(5)
	2/1/2012								10,000	(6)	440,500	(6)
	2/1/2012								10,000	(7)	440,500	(7)
	5/16/2011								8,000	(8)	367,998	(8)
	5/11/2011								18,000	(9)	792,900	(9)
	5/11/2011								14,000	(10)	616,700	(10)
	5/11/2011								14,000	(11)	616,700	(11)
	5/5/2010	11,333	5,667	12.93	5/5/2020
	5/5/2010					3,334	147,763	(13)
	2/20/2009	38,000		14.13	2/20/2019
	1/30/2008	15,500		40.40	1/30/2018
	2/1/2007	23,000		41.58	2/1/2017
	2/2/2006	28,600		33.68	2/2/2016
	2/1/2005	14,000		16.38	2/1/2015
	6/3/2004	10,000		11.98	6/3/2014
Daniel R. Romasko	2/7/2012								8,000	(4)	360,340	(4)
	2/1/2012								36,000	(5)	1,585,800	(5)
	2/1/2012								12,000	(6)	528,600	(6)
	2/1/2012								12,000	(7)	528,600	(7)
	5/11/2011								28,000	(9)	1,233,400	(9)
	5/11/2011								20,000	(10)	881,000	(10)
	5/11/2011								20,000	(11)	881,000	(11)
	3/21/2011	5,000	10,000	25.63	3/21/2021
	3/21/2011					19,334	856,883	(13)

	Option Awards (1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Charles S. Parrish	2/7/2012								6,000	(4)	270,255	(4)
	2/1/2012								28,000	(5)	1,233,400	(5)
	2/1/2012								9,000	(6)	396,450	(6)
	2/1/2012								9,000	(7)	396,450	(7)
	5/16/2011								8,000	(8)	367,998	(8)
	5/11/2011								22,000	(9)	969,100	(9)
	5/11/2011								16,000	(10)	704,800	(10)
	5/11/2011								16,000	(11)	704,800	(11)
	5/5/2010	23,333	11,667	12.93	5/5/2020
	5/5/2010					7,000	310,240	(13)
	2/20/2009	75,000		14.13	2/20/2019
	1/30/2008	35,800		40.40	1/30/2018
	2/1/2007	44,000		41.58	2/1/2017
	2/2/2006	44,900		33.68	2/2/2016
David K. Kirshner	2/1/2012								28,000	(5)	1,233,400	(5)
	2/1/2012								9,000	(6)	396,450	(6)
	2/1/2012								9,000	(7)	396,450	(7)
	10/3/2011	21,000	14,000	18.21	10/3/2021
	10/3/2011					24,800	1,099,136	(13)
	10/3/2011								18,000	(12)	792,900	(12)
	10/3/2011								14,000	(10)	616,700	(10)
	10/3/2011								14,000	(11)	616,700	(11)

(1)	Stock options awarded prior to 2009 are fully vested. The vesting schedules for the option awards are as follows:

Grant Date	Vesting Schedule	Remaining Vesting Schedule
10/3/2011	60% vests six months from date of grant, 30% vests eighteen months from date of grant and 10% vests thirty-six months from date of grant	4/3/2013, 10/3/2014
3/21/2011	33 1/3% vests each year for three years from date of grant	3/21/2013, 3/21/2014
5/5/2010	33 1/3% vests each year for three years from date of grant	5/5/2013
5/3/2010	30% vests each year for first two years from date of grant and 40% vests in third year from date of grant	5/3/2013

(2)	The vesting schedules for restricted stock awards are as follows:

Grant Date	Vesting Schedule	Remaining Vesting Schedule
10/3/2011	60% vests six months from date of grant, 30% vests eighteen months from date of grant and 10% vests thirty-six months from date of grant	4/3/2013, 10/3/2014
3/21/2011	33 1/3% vests each year for three years from date of grant	3/21/2013, 3/21/2014
5/5/2010	33 1/3% vests each year for three years from date of grant	5/6/2013

(3)	The closing stock price of the Company’s common stock on 12/31/12 of $44.05 as reported on the NYSE was used to calculate the market value of the unvested stock awards. The closing unit price of TLLP’s common units on 12/31/12 of $43.80 as reported on the NYSE was used to calculate the market value of the unvested TLLP unit awards.

(4)	This award represents TLLP performance phantom units, which is the right to receive a number of common units at the end of the performance period depending on our achievement of relative total unitholder return against a defined performance peer group. This award’s performance period is from January 1, 2012 through December 31, 2014 and will vest at the end of the performance period, subject to performance. The number of unvested units and the payout values shown assume a payout at maximum and the payout value also includes any outstanding distribution equivalent rights that will be paid to the executive at time of vesting of such award. The amount of outstanding distribution equivalent rights included with the payout value for the executives are as follows: Mr. Goff — $44,730; Mr. Spendlove — $7,455; Mr. Romasko — $9,940; and Mr. Parrish — $7,455.

(5)	This award represents MSUs, which is the right to receive a number of shares of common stock earned at vesting based on the stock price performance. The performance period is thirty-six months from the date of grant (February 1, 2012 through February 1, 2015) and the payout value shown assumes a payout at maximum.

(6)	This award represents performance shares, which is the right to receive a number of shares of common stock at the end of the performance period depending on the Company’s achievement of relative Return on Capital Employed against a defined performance peer group. This award will vest at the end of a thirty-six month performance period (January 1, 2012 through December 31, 2014) and the payout value shown assumes a payout at target.

(7)	This award represents performance shares, which is the right to receive a number of shares of common stock at the end of the performance period depending on the Company’s achievement of relative TSR against a defined performance peer group and the S&P 500. This award will vest at the end of a thirty-six month performance period (January 1, 2012 through December 31, 2014) and the payout value shown assumes a payout at target.

(8)	This award represents TLLP performance phantom units, which is the right to receive a number of common units at the end of the performance period depending on our achievement of relative total unitholder return against a defined performance peer group. This award’s performance period is from April 20, 2011 through December 31, 2013 and will vest at the end of the performance period, subject to performance. The number of unvested units and the payout values shown assume a payout at maximum and the payout value also includes any outstanding distribution equivalent rights that will be paid to the executive at time of vesting of such award. The amount of outstanding distribution equivalent rights included with the payout value for the executives are as follows: Mr. Goff — $83,592; Mr. Spendlove — $17,598; and Mr. Parrish — $17,598.

(9)	This award represents MSUs, which is the right to receive a number of shares of common stock earned at vesting based on the stock price performance. The performance period is thirty-six months from the date of grant (May 11, 2011 through May 11, 2014) and the payout value shown assumes a payout at maximum.

(10)	This award represents performance shares, which is the right to receive a number of shares of common stock at the end of the performance period depending on the Company’s achievement of relative Return on Capital Employed against a defined performance peer group. This award will vest at the end of a thirty-six month performance period (April 1, 2011 through March 31, 2014) and the payout value shown assumes a payout at maximum.

(11)	This award represents performance shares, which is the right to receive a number of shares of common stock at the end of the performance period depending on the Company’s achievement of relative TSR against a defined performance peer group and the S&P 500. This award will vest at the end of a thirty-six month performance period (April 1, 2011 through March 31, 2014) and the payout value shown assumes a payout at maximum.

(12)	This award represents MSUs, which is the right to receive a number of shares of common stock earned at vesting based on the stock price performance. The performance period is thirty-six months from the date of grant (October 3, 2011 through October 3, 2014) and the payout value shown assumes a payout at maximum.

(13)	The market value also includes any outstanding dividends that will be paid to the executive at time of vesting of such award. The amount of outstanding dividends included with the market value for the executives for the following grants are noted below.

Name	Grant Date	Accrued Cash Dividends ($)
Gregory J. Goff	5/5/2010	6,120
G. Scott Spendlove	5/5/2010	900
Daniel R. Romasko	3/21/2011	5,220
Charles S. Parrish	5/5/2010	1,890
David K. Kirshner	10/3/2011	6,696

Option Exercises and Stock Vested in 2012

The following table reflects the aggregate value realized by the NEOs for option exercises and for restricted stock that vested in 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Gregory J. Goff	-	-	150,779	5,156,084
G. Scott Spendlove	10,000	159,998	7,333	385,419
Daniel R. Romasko	-	-	9,666	276,834
Charles S. Parrish	27,000	698,727	15,000	922,100
David K. Kirshner	-	-	37,200	970,920

(1)	The value realized on exercise is the aggregate excess over the fair market value of the option at the time of the exercise and the exercise price of the option multiplied by the number of options exercised.

(2)	The value realized is the closing stock price of the Company’s common stock on the vesting date multiplied by the number of shares of restricted stock or restricted stock units that vested; the value also includes any dividends that were paid upon vesting. Of the amounts realized, the amounts paid in dividends to the NEOs upon vesting were: Mr. Spendlove, $1,400; and Mr. Parrish, $2,800. In addition, for Mr. Goff, Mr. Spendlove and Mr. Parrish, these realized amounts include the payouts of the cash-settled performance units originally granted in 2010, which were accounted for under FAS 123R; however, since these awards were not denominated in shares, the value realized is not based on a number of shares, but instead is based upon a number of cash-settled units earned multiplied by a fixed dollar value per unit. The payouts on such awards were as follows: Mr. Goff, $1,800,000; Mr. Spendlove, $198,000; and Mr. Parrish, $540,000.

Pension Benefits in 2012

The estimated pension benefits provided under the Tesoro Corporation Retirement Plan, Executive Security Plan and Supplemental Executive Retirement Plan for each of the NEOs are set forth below.

Name	Plan Name	Years of Credited Service (1)	Present Value of Accumulated Benefit ($) (2)	Payments during last fiscal year ($)
Gregory J. Goff	Tesoro Corporation Retirement Plan Executive Security Plan	0.7 3	62,767 3,821,129	- -
G. Scott Spendlove	Tesoro Corporation Retirement Plan Executive Security Plan	9 11	332,240 2,820,823	- -
Daniel R. Romasko	Tesoro Corporation Retirement Plan Supplemental Executive Retirement Plan	n/a n/a	32,521 192,354	- -
Charles S. Parrish	Tesoro Corporation Retirement Plan Executive Security Plan	17 19	748,558 6,309,177	- -
David K. Kirshner	Tesoro Corporation Retirement Plan Supplemental Executive Retirement Plan	n/a n/a	26,572 78,541	- -

(1)	Due to a freeze of credited service as of December 31, 2010, credited service values for the Tesoro Corporation Retirement Plan and the Supplemental Executive Retirement Plan are less than actual service values (actual service values: Mr. Goff, 3 years; Mr. Spendlove, 11 years, Mr. Romasko, 2 years; Mr. Parrish, 19 years; and Mr. Kirshner, 1 year). Credited service is used to calculate the Final Average Pay portion of the Tesoro Corporation Retirement Plan benefit pertaining to Messrs. Goff, Spendlove and Parrish. The Cash Balance portion of the Tesoro Corporation Retirement Plan and the Supplemental Executive Retirement Plan, that went into effect on January 1, 2011, does not utilize credited service. Therefore since Messrs. Romasko and Kirshner were hired after January 1, 2011, years of credited service is not applicable.

(2)	The present values of the accumulated plan benefits are equal to the value of the retirement benefits at the earliest unreduced age for each plan utilizing the same assumptions used as of December 31, 2012 for financial reporting purposes. These assumptions include a discount rate of 4.06%, a cash balance interest crediting rate of 3.06%, the use of the RP 2000 Mortality Table and for the Tesoro Corporation Retirement Plan, that each employee will elect a lump sum payment at retirement using an interest rate of 4.06% and the PPA 2013 Mortality Table.

Tesoro Corporation Retirement Plan

The Tesoro Corporation Retirement Plan (the “Retirement Plan”), is a tax-qualified pension plan. The monthly retirement benefit is made up of two components: a Final Average Pay (FAP) benefit for service through December 31, 2010 and a Cash Balance account based benefit for service after December 31, 2010. The final benefit payable under the Retirement Plan is equal to the value of the sum of both the FAP and the Cash Balance components on the participant’s benefit commencement date.

Under the FAP component, the benefit formula is equal to 1.1% of final average compensation for each year of service through December 31, 2010 plus 0.5% of average compensation in excess of the Social Security Covered Compensation limit for each year of service through December 31, 2010 up to 35 years. Final average compensation is the monthly average of compensation over the consecutive 36-month period in the last 120 months preceding retirement that produces the highest average. Compensation includes base pay plus bonus but is limited to the maximum compensation and benefit limits allowable for qualified plans under the Internal Revenue Code. Certain employees who were part of a prior acquisition may be eligible for special provisions which generally provide for a FAP benefit based on the greater of (1) the FAP formula using total combined service with us and the prior employer, reduced by the amount earned under the prior employer’s pension plan, and (2) the current FAP formula using only service since becoming our employee.

Under the Cash Balance component, for service after 2010, participants earn quarterly pay and interest credits which are allocated to a hypothetical account balance. Pay credits are determined based on a percentage of eligible pay at the end of each quarter ranging from 4.5% to 8.5% of pay based on a participant’s age at the end of each quarter. Interest is credited quarterly on account balances based on the yields of 10-Year Treasury Bonds. Effective January 1, 2013, the interest credited quarterly on account balances is based on a minimum of 3% or the 10-Year Treasury Bonds or the 30-Year Treasury Bonds, whichever is higher.

The Retirement Plan benefit is generally payable at the normal retirement date, which is defined as the first day of the month following the attainment of age 65 and the completion of at least 3 years of service. However, a participant may elect to receive their benefit prior to the normal retirement date. If a participant qualifies for early retirement (age 50 with service plus age greater than or equal to 80, which is referred to as “80-point early retirement,” or age 55 with 5 years of service, which is referred to as “regular early retirement”), the FAP benefit component will be reduced by a subsidized early retirement factor prior to age 65. Under the 80-point early retirement definition, the FAP benefit component may be paid at age 60 without reduction or earlier than age 60 with a reduction of 5% per year for each year the age at retirement is less than 60. Under the regular early retirement definition, the FAP benefit component may be paid at age 62 without reduction or earlier than age 62 with a reduction of approximately 7.14% per year for each year prior to age 62. If an employee does not qualify for early retirement upon separation from service, they will be eligible for an actuarially equivalent FAP benefit based on their age at the date the benefit is paid without an early retirement subsidy. The Cash Balance benefit component for service after 2010 is always based on the actual balance of the cash balance account as of the payment date and is not subject to any reduction for payment prior to normal retirement.

As of the end of fiscal 2012, Messrs. Spendlove and Parrish are eligible to receive a payment under the Retirement Plan but without an early retirement subsidy for the FAP portion of the benefit. Both Messrs. Spendlove and Parrish are eligible to receive the full value of the Cash Balance portion of their benefit. Messrs. Goff, Romasko, and Kirshner are not yet vested under the Retirement Plan.

The Retirement Plan benefit is generally payable in the form of a lifetime monthly annuity payment. At the employee’s election, a reduced benefit may be paid that continues a portion of the reduced payment over the lifetime of a beneficiary, if the beneficiary outlives the employee. In lieu of monthly payments, the employee may elect a lump sum form of payment.

Executive Security Plan

The Executive Security Plan (“ESP”) is a non-qualified pension plan. Under the ESP, the gross monthly retirement benefit is equal to 4% of final average compensation for each of the first 10 years of service plus 2% of final average compensation for each of the next 10 years of service plus 1% of final average compensation for each of the last 10 years of service, for a maximum gross monthly retirement benefit of 70% of final average compensation for up to 30 years of service. This gross monthly retirement benefit is reduced by any benefits paid from the qualified Retirement Plan, and, after age 62, estimated Social Security benefits. Final average compensation in the ESP is the highest three years of compensation out of the last seven calendar years that produces the highest average. Compensation includes base pay plus bonus (counted in the year earned not paid). In 2010 the ESP was closed to new participants.

To qualify for a benefit under the ESP, a participant must separate from the company after attaining age 50 with 80 points or age 55 and with at least 5 years of service. Once a participant qualifies for a benefit, the gross monthly retirement benefit may be paid on or after age 60 without a reduction or earlier than age 60 with a reduction of 7% per year for each year less than 60 (prorated for partial years). As of the end of fiscal 2012, Messrs. Goff, Spendlove, and Parrish had not met the eligibility requirements to receive a payment under the ESP. Messrs. Romasko and Kirshner participate in the Supplemental Executive Retirement Plan.

The ESP provides for certain death and disability benefits. The death benefits in the ESP are equal to the greater of (1) the executive’s ESP benefit determined at date of death, (2) the actuarial equivalent of 400% of the executive’s base pay, prior to the date of death, or (3) the benefit determined as if the executive had remained an active employee through age 65 and was paid a benefit at age 65. Assuming that the following executives died on December 31, 2012, their monthly payment under the ESP, payable for the life of the beneficiary, would be the following, offset by the estimated Social Security benefit.

NEO	Monthly Death Benefit to Executive’s Beneficiary Before Age 62 ($)	Monthly Death Benefit to Executive’s Beneficiary After Age 62 ($)
Gregory J. Goff	79,928	78,103
G. Scott Spendlove	27,685	26,003
Daniel R. Romasko	n/a	n/a
Charles S. Parrish	48,059	46,275
David K. Kirshner	n/a	n/a

If the executive becomes disabled, the executive is entitled to the monthly retirement benefit for which he is eligible at his normal retirement date, but based upon the service the participant would have accrued had he remained in active employment until his retirement date and continued at the same rate of earnings until that date. Assuming that the following executives became disabled on December 31, 2012, their monthly payments under the ESP are payable on the first day of the month following the date on which the executive has attained both age 65 and has a minimum of five years of service.

NEO	Monthly Disability Benefit ($)
Gregory J. Goff	102,328
G. Scott Spendlove	35,757
Daniel R. Romasko	n/a
Charles S. Parrish	49,335
David K. Kirshner	n/a

Pursuant to Section 409A of the Code, a participant must wait six months, except in the event of death, before receiving a distribution of his benefit from the ESP. Distributions at retirement or termination will be made in accordance with the existing distribution election made by the participant. The ESP provides for a life annuity or lump sum payment upon termination. Mr. Spendlove has elected to receive an annuity form of payment upon termination while Messrs. Goff and Parrish have elected to receive a lump sum form of payment upon termination.

Tesoro Corporation Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (“SERP”) is a non-qualified cash balance account based pension plan that was approved and adopted by the Compensation Committee on January 12, 2011. The SERP provides eligible senior level executives, who are hired on or after January 12, 2011, a supplemental cash balance pension benefit in excess of those earned under the qualified retirement plan. Participants earn quarterly pay and interest credits which are allocated to a hypothetical account balance. Pay credits are equal to 15% of eligible pay offset by the value of the pay credits allocated to the qualified Retirement Plan or non-qualified Restoration Retirement Plan, as applicable. Interest is credited quarterly on account balances based on the yields of 10-Year Treasury Bonds. Effective January 1, 2013, the interest credited quarterly on account balances is based on a minimum of 3% or the 10-Year Treasury Bonds or the 30-Year Treasury Bonds, whichever is higher.

The SERP provides for a life annuity or lump sum payment upon termination. Both Messrs. Romasko and Kirshner have elected to receive a lump sum form of payment upon termination. In order to receive a payment under the SERP, a participant must separate from the company after attaining age 50 with 80 points or age 55 and with at least 5 years of service. As of the end of fiscal 2012, Messrs. Romasko and Kirshner had not met the eligibility requirements to receive a payment under the plan.

The SERP provides for certain death and disability benefits. The death benefit is equal to the value of the vested account balance as of the date of death. The disability benefit provides continued pay and interest credits during the period of disability up to age 65.

NEO	Present Value of Death Benefit ($)	Present Value of Disability Benefit ($)
Gregory J. Goff	n/a	n/a
G. Scott Spendlove	n/a	n/a
Daniel R. Romasko	203,009	1,719,423
Charles S. Parrish	n/a	n/a
David K. Kirshner	81,437	554,621

Tesoro Corporation Restoration Retirement Plan

If any of the NEOs terminate employment prior to becoming eligible for a benefit under either the ESP or SERP, as applicable, they will receive a supplemental pension benefit under the non-qualified Tesoro Corporation Restoration Retirement Plan (the “Restoration Retirement Plan”). The purpose of the Restoration Retirement Plan is to restore the benefit which is not provided under the qualified Retirement Plan due to compensation and benefit limitations imposed under the Internal Revenue Code.

The Restoration Retirement Plan provides a benefit equal to the difference between the actual qualified Retirement Plan benefit paid to the participant, and the benefit that would have otherwise been paid to the participant under the Retirement Plan, without regard to the limitations of Section 401(a) (17) and Section 415 of the Internal Revenue Code.

Upon termination, if the present value of the Restoration Retirement Plan benefit is less than or equal to $100,000, the automatic form of payment is a lump sum. If the present value of the Restoration Retirement Plan benefit is greater than $100,000, the automatic form of payment is a lifetime annuity or any annuity form of payment available under the Retirement Plan, as elected by the participant.

The Restoration Retirement Plan provides for certain death and disability benefits in the same manner as provided in the qualified Retirement Plan. Generally, the death benefit provides an equivalent FAP benefit and full Cash Balance account value as of the date of death. The disability benefit provides continued benefit accruals during the period of disability up to age 65.

Nonqualified Deferred Compensation in 2012

The following table sets forth information regarding the contributions to and year-end balances under our nonqualified deferred compensation plan for the NEOs in 2012.

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year- End ($)
Gregory J. Goff	-	-	-	-	-
G. Scott. Spendlove	91,278	-	53,015	-	454,999
Daniel R. Romasko	30,369	19,901	3,833	-	75,234
Charles S. Parrish	-	-	-	-	-
David K. Kirshner	19,800	14,469	1,167	-	35,436

(1)	The amounts shown include amounts reflected in the base salary and bonus columns of the Summary Compensation Table for Mr. Spendlove and the base salary column of the Summary Compensation Table for Messrs. Romasko and Kirshner.

(2)	The amount shown reflects the change in the market value pertaining to the investment funds in which the NEOs have chosen to invest their contributions and the company’s contribution under the Tesoro Corporation Executive Deferred Compensation Plan.

Tesoro Corporation Executive Deferred Compensation Plan

Our named executive officers are eligible to participate in the Executive Deferred Compensation Plan (“EDCP”). The purpose of the EDCP is to provide executives and key management personnel the opportunity to make additional pre-tax deferrals capped under our qualified 401(k) plan (“Thrift Plan”), due to salary and deferral limitations imposed under the Internal Revenue Code and as an additional resource for tax planning.

Participants may elect to defer up to 50% of their base salary and/or up to 100% of their annual bonus compensation after FICA tax deductions. The Company will match the participant’s base salary contributions dollar-for-dollar up to 4% of eligible earnings above the IRS salary limitation (i.e., $250,000 for 2012). A participant will vest in the Company matching contributions upon the completion of three years of service. Participants that are eligible for supplemental retirement benefits under the ESP or an executive employment contract are eligible to defer compensation under the EDCP, but are not eligible for the matching provisions of the EDCP. The EDCP Plan also permits the Company to make discretionary contributions to participants’ accounts from time to time in amounts and on terms as the Company may determine. No such additional discretionary contributions have been made on behalf of any of our NEOs’ accounts to date.

Participants are able to direct investment selections for their own accounts and may change the investment allocation at any time, subject to restrictions. The investment selections generally include mutual funds available through the Thrift Plan.

As imposed by Section 409A of the Internal Revenue Code, a participant must wait six months, except in the event of a death, before receiving a distribution of their benefit from the EDCP. Distributions at retirement or termination will be in accordance with the distribution election made by the participant at the time of their deferral election. Participants may select distributions in the form of a lump sum or installments (no more frequently than monthly) over a period of two to fifteen years. If a participant does not designate a distribution direction at the time of deferral, the default distribution is a lump sum payment on the seventh month following retirement or termination, whichever comes first. For vested deferral account balances less than $100,000 at the time of termination, distribution will be in the form of a lump sum, paid in cash, regardless of the participant’s distribution selection.

2012 Potential Payments Upon Termination or Change-In-Control

The following tables reflect the estimated amount of compensation for each of the NEOs upon certain termination events. Such compensation is in addition to the pension benefits, including certain termination-related pension benefits, described under the heading “Pension Benefits in 2012,” included in this Proxy Statement. The amounts shown below assume that the applicable termination occurred as of December 31, 2012 and are based on the agreements and arrangements in place on such date. The actual payments an executive would be entitled to may only be determined based upon the actual occurrence and circumstances surrounding the termination. Below are the assumptions used in determining the estimated payments upon various termination scenarios.

Payments Made Upon Any Termination Scenario.    Each NEO is entitled to the following upon any termination scenario:

•

Accrued Benefits.    Each NEO would be entitled to the following accrued benefits: any accrued but unpaid base salary to the date of termination; any accrued but unpaid expenses; any unused vacation pay; any unpaid bonuses for a prior period to which the NEO is entitled either per their employment agreement or the incentive compensation program; and any other benefits to which the NEO is entitled.

Payments Made Upon Involuntary Termination Without Cause or Voluntary Termination with Good Reason (as defined below). Pursuant to Mr. Goff’s employment agreement or the Executive Severance and Change-in-Control Plan for Messrs. Spendlove, Romasko, Parrish and Kirshner, each NEO is entitled to the following upon a termination by the Company without cause, or by Mr. Goff with good reason as defined in his employment agreement.

•

Severance.    Mr. Goff will receive an amount equal to two times the sum of his base salary and the greater of his highest annual bonus earned under the applicable annual incentive compensation plan during the preceding three years or $450,000. For the other NEOs, their severance amount is based on a multiple of their base salary and target bonus (Messrs. Spendlove and Kirshner — one and one-half times; Messrs. Romasko and Parrish — one and three-fourths times). Mr. Goff will also receive a pro-rated bonus for the year of termination.

•

Equity Vesting.    Pursuant to Mr. Goff’s award agreement for his inducement award and annual award granted in May 2010, Mr. Goff will be fully vested in his stock options and restricted stock awards. Pursuant to the terms of outstanding award agreements, as the NEOs did work a minimum of twelve months during the performance period, they will receive a pro-rated payout of their performance share awards as of December 31, 2012. Messrs. Goff, Spendlove, Romasko, and Parrish will vest in their TLLP performance phantom units based on actual performance and will be paid the accumulated distribution equivalent rights on those units.

•

Health Coverage.    Mr. Goff will receive health benefits to the extent that group health coverage is being provided by the Company and will continue until the earliest of the following to occur: two and one-half years after the date of the executive’s termination, the executive’s death, or if the executive becomes covered by a comparable benefit by a subsequent employer. For Messrs. Spendlove, Romasko, Parrish and Kirshner, they will receive medical benefits for a period of eighteen months from date of termination.

•	Outplacement Services. Messrs. Spendlove, Romasko, Parrish and Kirshner will receive outplacement services for up to twelve months commencing after date of executive’s termination.

•	Definitions.

Mr. Goff’s employment agreement defines cause and good reason as follows (these definitions have been simplified for purposes of this Proxy Statement):

“Cause” is limited to (i) willful misconduct by the executive with regard to the Company which has a material adverse effect on the Company; (ii) willful refusal of the executive to attempt to follow the proper written direction of the CEO or the Board, as applicable; (iii) substantial and continuing willful refusal by the executive to attempt to perform the duties required of him; (iv) material breach of a fiduciary duty to the Company through misappropriation of Company funds or property; or (v) the executive being convicted of or a plea of nolo contendere to the charge of a felony.

“Good Reason” means the occurrence or failure to cause the occurrence, as the case may be, without the executive’s express written consent, of any of the following circumstances: (i) any material diminution of the executive’s positions, duties or responsibilities or the assignment to the executive of duties or responsibilities that are inconsistent with the executive’s position; (ii) removal of the executive from officer positions with the Company as specified in the employment agreement or removal of the executive from any of his then officer positions; (iii) requiring the executive’s principal place of business to be located other than in the San Antonio, Texas greater Metropolitan region; (iv) a failure by the Company (x) to continue any bonus plan, program or arrangement in which the executive is entitled to participate (the “Bonus Plans”) or (y) to continue the executive as a participant in the Bonus Plans on at least the same basis as to the potential amount of the bonus the executive participated in prior to any change in such plans or awards; (v) any material breach by the Company of any provision of the employment agreement; or (vi) the failure of any successor to the Company to assume the obligations of the Company under the employment agreement.

The Executive Severance and Change-in-Control Plan defines cause as follows (this definition has been simplified for purposes of this Proxy Statement):

“Cause” means: (i) the conviction of or a plea of nolo contendere to the charge of a felony; (ii) a willful refusal to perform, or gross negligence in performing, the participant’s duties and responsibilities; (iii) a material breach of fiduciary duty to the Company through the misappropriation of Company funds or property; or (iv) the unauthorized absence of the participant from work for a period of thirty or more working days out of a consecutive forty-five working day period.

Potential Payments Upon a Termination Without Cause or With Good Reason

Compensation Components	Mr. Goff ($)	Mr. Spendlove ($)	Mr. Romasko ($)	Mr. Parrish ($)	Mr. Kirshner ($)
Severance (1)	8,812,000	1,231,650	1,940,400	1,759,500	1,262,250
Value of Accelerated Equity (2)	8,876,903	1,236,722	1,218,255	1,326,657	629,548
Health Benefits (3)	45,817	22,752	23,198	22,752	23,198
Outplacement Services (4)	-	25,000	25,000	25,000	25,000
Total	17,734,720	2,516,124	3,206,853	3,133,909	1,939,996

(1)	For Mr. Goff, his severance amount is based on two times his base salary and the greater of his highest annual bonus earned under the applicable annual incentive compensation plan during the preceding three years or $450,000. For the other NEO’s, their severance amount is based on a multiple of their base salary and bonus (Messrs. Spendlove and Kirshner — one and one-half times; Messrs. Romasko and Parrish — one and three-fourths times). The severance amount also includes a pro-rated bonus for the year of termination for Mr. Goff. For Mr. Goff , his severance (excluding the pro-rated bonus) will be paid in a lump sum as administratively practicable following six months after termination, and one-half of which will be paid during the two-year period beginning as soon as administratively practicable following six months after termination in the same manner as if the NEO had remained an active employee. For Messrs. Spendlove, Romasko, Parrish and Kirshner, their severance will be paid in a lump sum following the end of the six months after termination.

(2)	With respect to Mr. Goff’s inducement award and annual award granted in May 2010, Mr. Goff will be fully vested in his stock options and restricted stock which includes accrued cash dividends. Messrs. Spendlove, Romasko, Parrish and Kirshner will forfeit any unvested stock options and restricted stock. The value of accelerated equity represents the aggregate excess over the fair market value of the unvested stock options as of December 31, 2012 over the exercise price of the stock options that accelerate in connection with the termination event. The value of accelerated unvested restricted stock represents the fair market value of such awards as of December 31, 2012. Since the NEOs did work a minimum of twelve months during the performance period, they will receive a pro-rated payout of their performance share awards as of December 31, 2012 based on actual performance. All NEOs will forfeit their unvested market stock units. The value of the TLLP performance phantom units are based on actual performance and includes the accumulated distribution equivalent rights accumulated on those units as of December 31, 2012.

(3)	For each NEO, the amount represents the estimated health and welfare benefits provided to the executive. Mr. Goff will receive health benefits to the extent that group health coverage is being provided by the Company and will continue until the earliest of the following to occur: two and one-half years after the date of the executive’s termination, the executive’s death, or if the executive becomes covered by a comparable benefit by a subsequent employer. Messrs. Spendlove, Romasko, Parrish and Kirshner will receive medical benefits for a period of eighteen months from date of termination.

(4)	Messrs. Spendlove, Romasko, Parrish and Kirshner will receive outplacement services for up to twelve months commencing after date of executive’s termination.

Payments Made Upon Termination in Connection With a Change-in-Control.    Pursuant to the employment agreement for Mr. Goff, management stability agreement for Mr. Spendlove or the Executive Severance and Change-in-Control Plan for Messrs. Romasko, Parrish and Kirshner, in the event of a termination by the Company without cause or by the NEO with good reason within two years following a change-in-control, each NEO will receive benefits as follows:

•

Severance.    Each NEO will receive a multiple of base salary and target annual bonus (Mr. Goff — three times; Messrs. Spendlove, Romasko and Parrish — two and one-half times; Mr. Kirshner — two times); in addition, Messrs. Goff and Spendlove will each receive a pro-rated bonus for the year of termination.

•

Equity Vesting.    Each NEO will be 100% vested in all equity awards. For the performance shares awards, the NEOs will be paid out at the greater of the target amount or the actual performance through a date determined by the Compensation Committee of the Board of Directors (or in the absence of the Compensation Committee, the Board itself) prior to the change-in-control. For the market stock units, the NEOs will earn the number of shares by taking the ratio of the average closing stock price for the 30 trading days prior to the change-in-control over the average closing stock price for the 30 trading days prior to the grant times the NEO’s targeted market stock units at the time of grant. Messrs. Goff, Spendlove, Romasko and Parrish will vest in their TLLP performance phantom units at target and will be paid the accumulated distribution equivalent rights accumulated on those units.

•

Health Coverage.    Mr. Spendlove will receive health and welfare coverage for thirty months. Messrs. Romasko, Parrish and Kirshner will receive additional months of the Company’s group medical plan only (Messrs. Romasko and Parrish — thirty months; Mr. Kirshner — twenty-four months).

•	Retirement Benefits. Mr. Spendlove will receive two and one-half years of additional service credit under the current non-qualified supplemental pension plans.

•	Definitions.

Mr. Goff’s employment agreement, the management stability agreements and the Executive Severance and Change-in-Control Plan define change-in-control as follows (this definition has been simplified for purposes of this Proxy Statement):

“Change-in-Control” means (i) there shall be consummated (a) any consolidation or merger of Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property, other than a merger of the Company where a majority of the board of directors of the surviving corporation are, and for a one-year period (two-year period, in the case of the management stability agreements) after the merger continue to be, persons who were directors of the Company immediately prior to the merger or were elected as directors, or nominated for election as directors, by a vote of at least two-thirds of the directors then still in office who were directors of the Company immediately prior to the merger, or (b) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (ii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or (iii) (x) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, shall become the beneficiary owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 35% (20%, in the case of the management stability agreements) or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (y) at any time during a period of one year thereafter, individuals who immediately prior to the beginning of such period constituted the Board of Directors cease for any reason to constitute at least a majority thereof, unless election or the nomination by the Board of Directors for election by the Company’s stockholders of each new direc-

tor during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

The management stability agreements and the Executive Severance and Change-in-Control Plan defines good reason as follows (this definition has been simplified for purposes of this Proxy Statement):

“Good Reason” means the occurrence of any of the following: (i) without Participant’s express written consent, the assignment to Participant of any duties inconsistent with the employment of Participant immediately prior to the Change in Control, or a significant diminution of Participant’s positions, duties, responsibilities and status with the Company from those immediately prior to a Change in Control or a diminution in Participant’s titles or offices as in effect immediately prior to a Change in Control, or any removal of Participant from, or any failure to reelect Participant to, any of such positions; (ii) a material reduction by the Company in Participant’s base salary, as in effect immediately prior to a Change in Control; (iii) the failure by the Company to continue benefits, including but not limited to, thrift, pension, life insurance, and health plans, substantially equal in value, in the aggregate, to those in which Participant is participating or is eligible to participate at the time of the Change in Control except as otherwise required by the terms of such plans as in effect at the time of any Change in Control; (iv) the failure by the Company to continue in effect any incentive plan or arrangement in which Participant is participating at the time of a Change in Control (or to substitute and continue other plans or arrangements providing the Participant with substantially similar benefits), except as otherwise required by the terms of such plans as in effect at the time of any Change in Control; (v) the occurrence of an event that meets the criteria set forth under the Company’s relocation policy, as in effect from time to time, with respect to which either (a) the Participant fails to provide express written consent to the relocation or (b) the Company fails to provide the relocation benefit set forth in such policy; or (vi) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

Potential Payments Upon a Termination in Connection with a Change-in-Control

Compensation Components	Mr. Goff ($)	Mr. Spendlove ($)	Mr. Romasko ($)	Mr. Parrish ($)	Mr. Kirshner ($)
Severance (1)	10,754,000	2,576,322	2,772,000	2,199,375	1,683,000
Value of Accelerated Equity (2)	24,795,695	4,394,527	6,191,820	4,871,055	5,172,078
Retirement Benefits (3)	-	353,259	-	-	-
Health Benefits (4)	-	48,889	38,664	37,920	30,931
Total	35,549,695	7,372,997	9,002,484	7,108,350	6,886,009

(1)	For each NEO, their severance amounts include a multiple of the sum of base salary plus target annual bonus (Mr. Goff — three times; Messrs. Spendlove, Romasko and Parrish — two and one-half times; and Mr. Kirshner — two times) as well as a pro-rated bonus for the year of termination for each NEO except for Messrs. Romasko, Parrish and Kirshner. Mr. Goff’s severance (excluding the pro-rated bonus) will be paid one-half in a lump sum and one-half in substantially equal monthly installments during the two-year period beginning as soon as administratively practicable following six months after termination. For Messrs. Spendlove, Romasko, Parrish and Kirshner, their severance amount (excluding the pro-rated bonus, as applicable) will be paid in a lump sum six months after their termination.

(2)

Each NEO will be fully vested in all equity awards. The value of accelerated stock options represents the aggregate excess over the fair market value of the unvested stock options as of December 31, 2012 over the exercise price of the stock options that accelerate in connection with the change-in-control. The value of accelerated unvested restricted stock, performance shares, market stock units and TLLP performance phantom units represents the fair market value of such awards as of December 31, 2012. The value of accelerated unvested restricted stock also includes the accrued cash dividends accumulated on these awards as of December 31, 2012. The value of the performance shares are valued based on the greater of target or the actual performance as of December 31, 2012. The value of the market stock units are valued using the ratio of the average closing stock price for the 30 trading days prior to the change-in-control over the average closing stock price for the 30 trading days prior to the grant times the NEO’s targeted market stock units at the time of grant. The value of the TLLP performance phantom units are based at target and includes the accumulated distribution equivalent rights accumulated on those units as of December 31, 2012.

(3)	The retirement benefit for Mr. Spendlove reflects two-and-one-half years of additional years of service credit using the same assumptions as of December 31, 2012 that are used for financial reporting purposes, as discussed under the heading “Pension Benefits in 2012,” contained in this Proxy Statement.

(4)	The estimated health and welfare benefits Mr. Spendlove will receive for thirty months after termination. Messrs. Romasko and Kirshner will receive additional months of the group medical plan only after their termination (Messrs. Romasko and Parrish — thirty months; Mr. Kirshner — twenty-four months).

Payments Made Upon Death.    Pursuant to Mr. Goff’s employment agreement and certain Company plans and/or awards as provided below, in the event of an NEO’s termination due to death, the NEO’s beneficiaries or estate will receive:

•

Severance.    Mr. Goff will receive one additional year of base salary. At the Board’s discretion, pursuant to the terms of the Company’s annual incentive compensation program, upon termination due to death, each NEO will receive a pro-rated bonus for the year of termination.

•

Equity Vesting.    Pursuant to Mr. Goff’s award agreement for his inducement award and annual awards granted in May 2010, Mr. Goff will be fully vested in his stock options and restricted stock awards. Pursuant to the terms of outstanding award agreements, as the NEOs did work a minimum of twelve months during the performance period, they will receive a pro-rated payout of their performance share awards as of December 31, 2012. Messrs. Goff, Spendlove, Romasko, and Parrish will vest in their TLLP performance phantom units at target and will be paid the accumulated distribution equivalent rights on those units.

Potential Payments Upon a Termination Due to Death

Compensation Components	Mr. Goff ($)	Mr. Spendlove ($)	Mr. Romasko ($)	Mr. Parrish ($)	Mr. Kirshner ($)
Severance (1)	3,854,000	523,572	826,043	605,414	512,820
Value of Accelerated Equity (2)	6,068,131	678,869	694,087	730,260	359,742
Total	9,922,131	1,202,441	1,520,130	1,335,674	872,562

(1)	The severance amounts include one additional year of base salary for Mr. Goff. The severance amount also includes the pro-rated bonus for the year of termination for each NEO.

(2)	Pursuant to Mr. Goff’s award agreement for his inducement award and annual award granted in May 2010, Mr. Goff will be fully vested in his stock options and restricted stock which includes accrued cash dividends. Messrs. Goff, Spendlove, Romasko and Parrish will vest in their TLLP performance phantom unit award. The value of accelerated stock options represents that aggregate excess over the fair market value of the unvested stock options as of December 31, 2012 over the exercise price of the stock options that accelerate in connection with the termination event. The value of accelerated unvested restricted stock represents the fair market value of such awards as of December 31, 2012. Since the NEOs did work a minimum of twelve months during the performance period, they will receive a pro-rated payout of their performance share awards as of December 31, 2012 based on target performance. The value of the TLLP performance phantom units are based at target and includes the accumulated distribution equivalent rights accumulated on those units as of December 31, 2012.

Payments Made Upon Disability.    Pursuant to Mr. Goff’s employment agreement and certain Company plans and/or awards as provided below, in the event of an NEO’s termination due to disability, the NEO will receive the following benefits:

•

Severance.    Mr. Goff will receive additional base salary for one year, offset by any payments that he would receive under our long-term disability plan for the period specified. At the Board’s discretion, pursuant to the terms of the Company’s annual incentive compensation program, upon termination due to disability, Mr. Goff will receive a pro-rated bonus for the year of termination.

•

Equity Vesting.    Pursuant to Mr. Goff’s award agreement for his inducement award and annual awards granted in May 2010, Mr. Goff will be fully vested in his stock options and restricted stock awards. Pursuant to the terms of outstanding award agreements, as the NEOs did work a minimum of twelve months during the performance period, they will receive a pro-rated payout of their performance share awards as of December 31, 2012. Messrs. Goff, Spendlove, Romasko, and Parrish will vest in their TLLP performance phantom units at target and will be paid the accumulated distribution equivalent rights on those units.

Potential Payments Upon a Termination Due to Disability

Compensation Components	Mr. Goff ($)	Mr. Spendlove ($)	Mr. Romasko ($)	Mr. Parrish ($)	Mr. Kirshner ($)
Severance (1)	3,674,000	523,572	826,043	605,414	512,820
Value of Accelerated Equity (2)	6,068,131	678,869	694,087	730,260	359,742
Total	9,742,131	1,202,441	1,520,130	1,335,674	872,562

(1)	The severance amounts includes an additional year of base salary for Mr. Goff offset by any payments that he would receive under our long-term disability plan for the period specified. The severance amount also includes the pro-rated bonus for the year of termination for each NEO.

(2)	Pursuant to Mr. Goff’s award agreement for his inducement award and annual award granted in May 2010, Mr. Goff will be fully vested in his stock options and restricted stock which includes accrued cash dividends. Messrs. Goff, Spendlove, Romasko and Parrish will vest in their TLLP performance phantom unit award. The value of accelerated stock options represents that aggregate excess over the fair market value of the unvested stock options as of December 31, 2012 over the exercise price of the stock options that accelerate in connection with the termination event. The value of accelerated unvested restricted stock represents the fair market value of such awards as of December 31, 2012. Since the NEOs did work a minimum of twelve months during the performance period, they will receive a pro-rated payout of their performance share awards as of December 31, 2012 based on target performance. The value of the TLLP performance phantom units are based at target and includes the accumulated distribution equivalent rights accumulated on those units as of December 31, 2012.

Payments Made Upon Termination Due to Retirement, Voluntary Termination or Termination with Cause.    As none of the NEOs are retirement eligible, each NEO will forfeit all unvested equity awards upon termination due to retirement, voluntary termination or termination with Cause.

PROPOSAL NO. 3 APPROVAL OF THE TESORO CORPORATION AMENDED AND RESTATED 2011 LONG-TERM INCENTIVE PLAN

Overview

On March 10, 2013, the Board unanimously adopted and approved an amendment and restatement of our 2011 Long-Term Incentive Plan (as amended and restated, the “Amended 2011 Plan”), which originally was approved by stockholders at the 2011 Annual Meeting (as originally approved, the “Original 2011 Plan”), and is submitting the Amended 2011 Plan to stockholders for their adoption and approval at the 2013 Annual Meeting. The Board believes our interests are best advanced by stimulating the efforts of employees, officers, nonemployee directors and service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue working toward and contributing to our success and progress. The Amended 2011 Plan allows grants of incentive and nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, any of which may be performance-based, and for incentive bonuses. The Board has adopted and approved the Amended 2011 Plan to permit us to continue to use stock-based compensation to align stockholder and participant interests and to motivate participants providing services to us.

Key Changes from the Original 2011 Plan

If approved, the Amended 2011 Plan would make the following changes to the Original 2011 Plan, as described in more detail under the “Amended 2011 Plan Summary” below:

•	Increase the shares authorized for issuance under the Original 2011 Plan by 1,500,000 shares to 8,200,000 shares

•	Amend the provisions relating to the recycling of shares subject to awards that are not issued upon exercise or settlement of the award to allow more efficient use of authorized shares

•	Implement minor administrative changes

Why You Should Vote For the Amended 2011 Plan

The Board recommends that our stockholders approve the Amended 2011 Plan because it believes our ability to grant equity-based awards continues to be crucial in allowing us to effectively compete for and appropriately motivate and reward key talent. It is in our and our stockholders’ long-term interest to provide additional incentive for eligible participants to improve financial performance, increase profits and strengthen the mutuality of interest between those persons and our stockholders through equity based awards and other incentives. As of March 12, 2013, there were 4,725,650 shares available for grant under the Original 2011 Plan (assuming that performance-based awards are paid out at target amounts). If the Amended 2011 Plan is approved by stockholders, the total number of shares available will increase by 1,500,000 shares, which increase represents approximately 1.1% of the Company’s outstanding common stock.

Promotion of Good Corporate Governance Practices

The Board believes the use of stock-based incentive awards promotes best practices in corporate governance by aligning participant’s interests with maximizing stockholder value. Specific features of the Amended 2011 Plan that are consistent with good corporate governance practices include, but are not limited to:

•	options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date;

•

there can be no repricing of options or stock appreciation rights without stockholder approval, either by canceling the award in exchange for cash or a replacement award at a lower price or by reducing the exercise price of the award, other than in connection with a change in our capitalization;

•	in no event will dividends or dividend equivalents be currently payable with respect to unvested or unearned performance awards;

•

awards generally may not be transferred except by will or the laws of descent and distribution or, if approved by the administrator, to certain family members, family trusts, or family partnerships pursuant to a gift or domestic relations order; and

•

we have the authority under the Amended 2011 Plan to cancel outstanding awards (vested or unvested) in the event the applicable plan participant engages in certain “acts of misconduct,” which is defined in the Amended 2011 Plan to include engaging in any type of disloyalty to us and materially breaching confidentiality and noncompetition covenants with us.

Key Data

The following table includes information regarding all of our outstanding equity awards and shares available for future awards under our equity plans and equity award agreements as of March 12, 2013 (and without giving effect to this Proposal No. 3):

Total shares underlying all outstanding options	2,654,804
Weighted average exercise price of outstanding options	32.96
Weighted average remaining contractual life of outstanding options	4.37 years
Total shares underlying all outstanding and unvested time-based restricted stock and restricted stock unit awards	388,769
Total shares underlying outstanding unearned performance-based restricted stock and restricted stock unit awards (assuming a target payout)	2,218,036
Total shares underlying outstanding unearned performance-based restricted stock and restricted stock unit awards (assuming a maximum payout)	4,436,072
Total shares currently available for grant (assuming a target payout for performance-based awards)	4,725,650
Total shares currently available for grant (assuming a maximum payout for performance-based awards)	2,507,614

Section 162(m) of the Code

The Board believes that it is in our best interests and the best interests of our stockholders to continue to provide for an equity incentive plan under which compensation awards made to our executive officers can qualify for deductibility by us for federal income tax purposes. Accordingly, the Amended 2011 Plan has been structured in a manner such that awards granted under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code. In general, under Section 162(m), in order for us to be able to deduct compensation in excess of $1,000,000 paid in any one year to our chief executive officer or any of our three other most highly compensated executive officers (other than our chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the Amended 2011 Plan, each of these aspects is discussed below, and stockholder approval of the Amended 2011 Plan will be deemed to constitute approval of each of these aspects of the Amended 2011 Plan for purposes of the approval requirements of Section 162(m).

Amended 2011 Plan Summary

The following summary of the material terms of the Amended 2011 Plan are qualified in their entirety by reference to the complete statement of the Amended 2011 Plan, which is set forth in Appendix A to this Proxy Statement.

Administration

The Amended 2011 Plan will be administered by the Compensation Committee of the Board. Subject to the express provisions of the Amended 2011 Plan, the administrator is authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the Amended 2011 Plan. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the Amended 2011 Plan to one or more of our officers or employees, and/or to one or more agents.

Participants

Any person who is a current or prospective officer or employee or other service provider of the Company or of any subsidiary will be eligible for selection by the administrator for the grant of awards under the Amended 2011 Plan. In addition, nonemployee directors will be eligible for the grant of awards under the Amended 2011 Plan as determined by the administrator. Options intending to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code may only be granted to employees of the Company or any subsidiary. Approximately 5,700 employees and nine non-employee directors currently qualify to participate in the Amended 2011 Plan.

Shares Subject to the Plan and to Awards

The aggregate number of shares of our common stock issuable pursuant to the Amended 2011 Plan shall not exceed 8,200,000, plus any shares subject to outstanding awards under the Tesoro Corporation Amended and Restated 2006 Long-Term Incentive Plan (the “2006 LTIP”) as of May 4, 2011 that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares). The aggregate number of shares available for grant under the Amended 2011 Plan and the number of shares subject to outstanding awards shall be subject to adjustment upon a change in our capitalization. The shares issued pursuant to awards granted under the Amended 2011 Plan may be shares that are authorized and unissued or shares that were reacquired by us, including shares purchased in the open market.

The aggregate number of shares issued under the Amended 2011 Plan at any time will equal only the number of shares actually issued upon exercise or settlement of an award. The aggregate number of shares available for awards under the Amended 2011 Plan will not be reduced by (i) shares subject to awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) shares subject to awards that have been retained or withheld in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an award, or (iii) shares subject to awards that otherwise do not result in the issuance of shares in connection with payment or settlement thereof. In addition, shares that are delivered (either actually or by attestation) to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an award will be available for awards under the Amended 2011 Plan.

The aggregate number of shares subject to awards granted under the Amended 2011 Plan during any calendar year to any one participant will not exceed 750,000, which number will be subject in each case to possible adjustment upon a change in our capitalization. The aggregate number of shares that may be issued pursuant to the exercise of ISOs granted under the Amended 2011 Plan will not exceed 8,200,000, which number shall be subject in each case to possible adjustment upon a change in our capitalization. The maximum cash amount payable pursuant to that portion of an incentive bonus earned for any twelve-month period to any participant under the Amended 2011 Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will not exceed $10,000,000.

The aggregate number of shares subject to awards granted under the Amended 2011 Plan during any calendar year to any one nonemployee director will not exceed 25,000; provided, however, that in the calendar year in which a nonemployee director first joins the Board or is first designated as Chairman of the Board or Lead Director, the maximum number of shares subject to awards granted to the participant may be up to two hundred percent (200%) of the number of shares set forth in the foregoing limits and the foregoing limits will not count any tandem stock appreciation rights.

Substitute awards (awards granted in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by us or with which we combine) will not reduce the shares authorized for issuance under the Amended 2011 Plan or authorized for grant to a participant in any calendar year. Additionally, in the event that a company acquired by us, or with which we combine, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan may be used for awards under the Amended 2011 Plan and will not reduce the shares authorized for issuance under the Amended 2011 Plan.

Option Awards

The administrator will establish the exercise price per share under each option, which, other than in the event of options granted in connection with a merger or other acquisition, will not be less than the fair market value of a share on the date the option is granted. The administrator will establish the term of each option, which in no case may exceed a period of ten (10) years from the date of grant. Options granted under the Amended 2011 Plan may either be ISOs or options which are not intended to qualify as ISOs, or nonqualified stock options (“NQSOs”). Other than in connection with a change in our capitalization, at any time when the exercise price of an option is above the fair market value of a share, we will not, without stockholder approval, (i) reduce the exercise price of such option, (ii) exchange such option for cash, another award or a new option or stock appreciation right with a lower exercise or base price or (iii) otherwise reprice such option.

Stock Appreciation Rights

A stock appreciation right provides the right to the monetary equivalent of the increase in value of a specified number of the shares over a specified period of time after the right is granted. Stock appreciation rights may be granted to participants either in tandem with or as a component of other awards granted under the Amended 2011 Plan (“tandem SARs”) or not in conjunction with other awards (“freestanding SARs”). All freestanding SARs will be granted subject to the same terms and conditions applicable to options as set forth above and in the Amended 2011 Plan and all tandem SARs will have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the award to which they relate. Other than in connection with a change in our capitalization, at any time when the exercise price of a stock appreciation right is above the fair market value of a share, we will not, without stockholder approval, (i) reduce the exercise or base price of such stock appreciation right, (ii) exchange such stock appreciation right for cash, another award or a new option or stock appreciation right with a lower exercise or base price or (iii) otherwise reprice such stock appreciation right.

Restricted Stock and Restricted Stock Units

Restricted stock is an award or issuance of shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Restricted stock units are awards denominated in units of shares under which the issuance of shares is subject to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. The grant, issuance, retention, vesting and/or settlement of shares under any restricted stock or restricted stock unit award that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than 12 months, and the grant, issuance, retention, vesting and/or settlement of shares under any restricted stock or restricted stock unit award that is based solely upon continued employment and/or the passage of time may not vest or be settled in full prior to the 36th month following its date of grant, except that the administrator may provide for the satisfaction and/or lapse of all conditions under any such award in the event of the participant’s death, disability, retirement or in connection with a change-in-control, and the administrator may provide that any such restriction or limitation will not apply in the case of a restricted stock or restricted stock unit award that is issued in payment or settlement of compensation that has been earned by the participant. In addition, the administrator may grant awards of restricted stock and/or restricted stock units that result in issuing up to 5% of the maximum aggregate number of shares authorized for issuance under the Amended 2011 Plan without regard to the minimum vesting requirements set forth in the preceding sentence.

Participants holding shares of restricted stock granted under the Amended 2011 Plan may exercise full voting rights with respect to those shares during the period of restriction, unless determined otherwise by the administrator. Participants will have no voting rights with respect to shares underlying restricted stock units unless and until such shares are reflected as issued and outstanding shares on our stock ledger. Participants in whose name an award of restricted stock and/or restricted stock units is granted will be entitled to receive all dividends and other distributions paid with respect to the shares underlying such award, unless determined otherwise by the administrator. The administrator will determine whether any such dividends or distributions will be automatically reinvested in additional shares or will be payable in cash; provided that such additional shares and/or cash will be subject to the same restrictions and vesting conditions as the award with respect to which they were distributed. Notwithstanding anything herein to the contrary, in no event will dividends or dividend equivalents be currently payable with respect to unvested or unearned performance awards.

Incentive Bonuses

Each incentive bonus will confer upon the participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year. The administrator will establish the performance criteria and level of achievement versus these criteria that will determine the threshold, target and maximum amount payable under an incentive bonus, which criteria may be based on financial performance and/or personal performance evaluations.

Deferral of Gains

The administrator may, in an award agreement or otherwise, provide for the deferred delivery of shares upon settlement, vesting or other events with respect to restricted stock or restricted stock units, or in payment or satisfaction of an incentive bonus.

Qualifying Performance Criteria

The administrator may establish performance criteria and level of achievement versus such criteria that will determine the number of shares, units or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on “qualifying performance criteria” (as described below) or other standards of financial performance and/or personal performance evaluations. In addition, the administrator may specify that an award or a portion of an award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such award or portion of an award that is intended by the administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more qualifying performance criteria selected by the administrator and specified at the time the award is granted. The administrator will certify the extent to which any qualifying performance criteria have been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may be reduced, but not increased, by the administrator on the basis of such further considerations as the administrator in its sole discretion may determine.

For purposes of the Amended 2011 Plan, the term “qualifying performance criteria” means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator: (i) cash flow (before or after dividends); (ii) earning or earnings per share (including earnings before interest, taxes, depreciation, and amortization); (iii) stock price; (iv) return on equity; (v) total stockholder return, (vi) return on capital or investment (including return on total capital, return on invested capital, or return on investment), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) NSR and/or total backlog, (xxi) days sales outstanding, (xxii) customer service, (xxiii) operational safety, reliability and/or efficiency; and (xxiv) environmental incidents.

To the extent consistent with Section 162(m) of the Code, the administrator (i) may appropriately adjust any evaluation of performance under a qualifying performance criterion to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in our financial statements or notes to the financial statements, and (ii) may appropriately adjust any evaluation of performance under a qualifying performance criteria to exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs and (e) accruals of any amounts for payment under the Amended 2011 Plan or any other compensation arrangement maintained by us.

Settlement of Awards

Awards may be settled in shares, cash or a combination thereof, as determined by the administrator.

Amendment and Termination

The Board may amend, alter or discontinue the Amended 2011 Plan, and the administrator may amend or alter any agreement or other document evidencing an award made under the 2011 Plan, except no such amendment may, without the approval of our stockholders (other than in respect of a change in our capitalization), amend the Amended 2011 Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements.

No amendment or alteration to the Amended 2011 Plan or an award or award agreement may be made which would impair the rights of the holder of an award, without such holder’s consent, provided that no such consent will be required if the administrator determines in its sole discretion and prior to the date of any change-in-control that such amendment or alteration either is required or advisable in order for the Company, the Amended 2011 Plan or the award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

Change-in-Control

Unless otherwise expressly provided in the award agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a change-in-control, the administrator may provide that any or all of the following will occur upon a participant’s termination of employment within 24 months following a change-in-control: (i) in the case of an option or stock appreciation right, the participant will have the ability to exercise any portion of the option or stock appreciation right not previously exercisable, (ii) in the case of a performance award or incentive bonus, the participant will have the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the administrator prior to the change-in-control, and (iii) in the case of shares issued in payment of an incentive bonus, and/or in the case of outstanding restricted stock and/or restricted stock units, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award will immediately lapse. Notwithstanding anything else in the Amended 2011 Plan to the contrary, in the event of a change-in-control in which the acquiring or surviving company in the transaction does not assume or continue outstanding awards upon the change-in-control, immediately prior to the change–in-control, all awards that are not assumed or continued will be treated as follows effective immediately prior to the change-in-control: (a) in the case of an option or stock appreciation right, the participant will have the ability to exercise such option or stock appreciation right, including any portion of the option or stock appreciation right not previously exercisable, (b) in the case of a performance award or incentive bonus, the participant will have the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the administrator prior to the change-in-control, and (c) in the case of shares issued in payment of an incentive bonus, and/or in the case of outstanding restricted stock and/or restricted stock units, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award will immediately lapse.

Adjustments

The number and kind of shares available for issuance under the Amended 2011 Plan (including under any awards then outstanding), and the number and kind of shares subject to the individual limits set forth in the Amended 2011 Plan, will be equitably adjusted by the administrator as it determines appropriate to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of the Company outstanding. Such adjustment will be designed to comply with Sections 409A and 424 of the Code or, except as otherwise expressly provided in the Amended 2011 Plan, may be designed to treat the shares available under the Amended 2011 Plan and subject to awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such shares to reflect a deemed reinvestment in shares of the amount distributed to our stockholders. The terms of any outstanding award will also be equitably adjusted by the administrator as to price, number or kind of shares subject to such award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different awards or different types of awards.

Transferability

Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or stock appreciation right may be exercisable only by the participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the administrator, the person to whom an award is initially granted may make certain limited transfers to certain family members, family trusts, or family partnerships.

No Right to Company Employment

Nothing in the Amended 2011 Plan or an award agreement will interfere with or limit in any way our right, our subsidiaries and/or our affiliates’ right to terminate any participant’s employment, service on the Board or service for us at any time or for any reason not prohibited by law, nor will the Amended 2011 Plan or an award itself confer upon any participant any right to continue his or her employment or service for any specified period of time. Neither an award nor any benefits arising under the Amended 2011 Plan will constitute an employment contract with us, any subsidiary and/or any affiliates.

Compliance with Law

The Amended 2011 Plan, the grant, issuance, vesting, exercise and settlement of awards thereunder, and our obligation to sell, issue or deliver shares under such awards, will be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. We will not be required to issue or deliver any certificates for shares prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which we will, in our sole discretion, determine to be necessary or advisable.

Effective Date and Termination of the Amended 2011 Plan

The Original 2011 Plan was adopted by the Board on February 23, 2011 and approved by the stockholders on May 4, 2011. The Amended 2011 Plan will become effective upon approval by our stockholders. The Amended 2011 Plan will remain available for the grant of awards until February 23, 2021.

Federal Income Tax Treatment

The following discussion of the federal income tax consequences of the Amended 2011 Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by Amended 2011 Plan participants, who are urged to consult their individual tax advisors.

Stock Options

ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. We are not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, we will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. We do not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. We are entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for at least one year following exercise. We do not receive a deduction for this gain.

Stock Appreciation Rights

An optionee is not taxed on the grant of a stock appreciation right. On exercise, the optionee recognizes ordinary income equal to the cash or the fair market value of any shares received. We are entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income.

Restricted Stock and Restricted Stock Units

Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and we will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to us (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Incentive Bonuses

A participant will have taxable income at the time an incentive bonus award becomes payable, and, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

Company Deduction and Code Section 162(m)

For the individual serving as our chief executive officer at the end of the taxable year and for the individuals serving as our officers or the officers of a subsidiary at the end of such year who are among the three highest compensated officers (other than the chief executive officer and chief financial officer) for proxy reporting purposes, Section 162(m) of the Code limits the amount of compensation otherwise deductible by us and our subsidiaries for such year to $1,000,000 for each such individual except to the extent that such compensation is “performance-based compensation.” We expect that NQSOs, ISOs and stock appreciation rights should qualify as performance-based compensation. The Compensation Committee may establish performance conditions and other terms with respect to grants of restricted stock, restricted stock units and incentive compensation awards in order to qualify such grants as performance-based compensation for purposes of Section 162(m).

New Plan Benefits

The benefits that will be awarded or paid under the Amended 2011 Plan are not currently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Information about awards granted in fiscal year 2012 under the Original 2011 Plan to our NEOs can be found in the table under the heading “Grants of Plan-Based Awards in 2012” on page 43 of this Proxy Statement. As of March 12, 2013, the closing price of a share of our common stock was $57.79.

Our Board of Directors recommends that you vote “FOR” the adoption and approval of the Amended and Restated 2011 Long-Term Incentive Plan.

Equity Compensation Plan Information Table

The following table summarizes, as of December 31, 2012, certain information regarding equity compensation to our employees, officers, directors and other persons under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (2)
Equity compensation plans approved by security holders (3)	6,730,510	$32.95	3,575,790
Equity compensation plans not approved by security holders (4)	151,513	13.09	-
Total	6,882,023	32.09	3,575,790

(1)	Includes only the exercise price for options to purchase common stock. No value is included in column (1) of the table for restricted stock units, performance share awards or market stock units since they do not have an exercise, or strike, price.

(2)	For illustrative purposes, a maximum payout (i.e., a 200% ratio) has been assumed for vesting and payout of outstanding performance share award and market stock unit grants.

(3)

The number of securities to be issued upon exercise under these approved plans includes 3,376,076 options to purchase common stock, 10,168 restricted stock units, 1,273,004 performance share awards, and 2,071,262 market stock units.

Each performance share award and market stock unit shown in the table represents a right to receive (upon vesting and payout) a specified number of our common shares. Vesting and payout may be conditioned upon achievement of pre-determined performance objectives or only upon continued service with us and our affiliates. For illustrative purposes, the maximum payout (i.e., a 200% ratio) provided by the provisions of the award agreements has been assumed for vesting and payout of performance share awards and market share awards. Payout at target levels (i.e., a 100% ratio) would result in 5,058,377 securities to be issued and 5,247,923 securities remaining available for future issuance under equity compensation plans.

(4)	Stock options granted in connection with the inducement awards of the CEO Agreement were not granted under an equity compensation plan.

PROPOSAL NO. 4 RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Although stockholder ratification is not required, the Board has directed that such appointment be submitted to our stockholders for ratification at the 2013 Annual Meeting as a matter of good corporate governance. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. A representative of Ernst & Young LLP is expected to be present at the 2013 Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Audit Fees for 2012 and 2011

The following table presents fees billed for the years ended December 31, 2012 and 2011, for professional services performed by Ernst & Young LLP (“EY”).

	2012	2011
Audit Fees (1)	$4,162,337	$3,349,859
Audit-Related Fees (2)	120,000	167,851
Tax Fees (3)	3,558	24,520
All Other Fees (4)	2,157	2,157
Total	4,288,052	3,544,387

(1)	Audit Fees represent the aggregate fees for professional services rendered by EY in connection with its audits of Tesoro Corporation’s consolidated financial statements, reviews of the condensed consolidated financial statements included in Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings. The audit fees include the audit of Tesoro Corporation’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. The audit fees in 2011 also include fees for professional services rendered by EY in connection with our filing of the registration statement on Form S-1 related to the formation of TLLP.

(2)	Audit-Related Fees represent the aggregate fees for professional services rendered by EY in connection with its audits of our employee benefit plans and accounting consultations.

(3)	Tax Fees represent the aggregate fees for tax services rendered by EY for matters such as consultation on income, sales, use and excise tax matters.

(4)	All Other Fees represent the aggregate fees billed by EY for a subscription to its web-based accounting and auditing research tool.

In accordance with the Audit Committee charter, all audit and permitted non-audit services performed by EY in 2011 and 2012 were pre-approved by the Audit Committee. The Audit Committee’s pre-approval procedures provide for pre-approval of specifically described audit, audit-related and tax services by the Audit Committee on an annual basis as long as the Audit Committee is informed of each service and the services do not exceed certain pre-established thresholds. The procedures also authorize the Audit Committee to delegate to the Chairman of the Audit Committee pre-approval authorization with respect to audit and permitted non-audit services; any such services that are approved by the Audit Committee Chairman must be ratified at the next regularly scheduled meeting of the Audit Committee. The Audit Committee has determined that the non-audit services rendered by EY are compatible with maintaining EY’s independence.

Our Board of Directors recommends that you vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Audit Committee Report

The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and independent audit firm, and our processes related to risk assessment and risk management.

The Audit Committee manages our relationship with our independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as it deems necessary to carry out its duties and receives funding it determines appropriate from the Company for such advice and assistance.

Our management is primarily responsible for our internal control and financial reporting process. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of our consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of our internal control over financial reporting. The Audit Committee monitors our financial reporting process and reports to the Board on its findings.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with management.

2.	The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by applicable Public Company Accounting Oversight Board (“PCAOB”) standards.

3.	The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

4.	Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors as of February 20, 2013.

Rodney F. Chase, Chairman

Robert W. Goldman

Susan Tomasky

Patrick Y. Yang

RELATIONSHIP WITH TLLP

We own (directly and through our affiliates) approximately 36% of the limited partner interests in Tesoro Logistics, LP (“TLLP”). Tesoro Logistics GP, LLC (the “general partner” or “TLGP”) is our wholly-owned subsidiary that owns a 2% general partner interest in TLLP. The general partner manages TLLP’s operations and activities through its officers and directors. Transactions with TLLP are considered to be related party transactions because Messrs. Goff, Spendlove, Romasko and Parrish serve as executive officers of both Tesoro and TLGP.

Distributions

TLLP makes cash distributions to its unitholders, including to us as the direct and indirect holder of an aggregate 1,283,915 common units and 15,254,890 subordinated units, as well as a 2% general partner interest. If distributions exceed the minimum quarterly distribution and other higher target distribution levels, the general partner is entitled to increasing percentages of the distributions, up to 50% of the distributions above the highest target distribution level. During 2012, TLLP distributed approximately $25.4 million to us with respect to common and subordinated units and approximately $1.37 million with respect to the general partner interest.

Purchase and Sale Transactions

Martinez Marine Terminal

Effective April 1, 2012, we entered into a transaction (the “Martinez Marine Terminal Sale”) to sell to TLLP the Martinez crude oil marine terminal assets and associated pipelines (collectively, the “Martinez Marine Terminal”) in exchange for total consideration of $75 million, comprised of $67.5 million in cash and the issuance of TLLP equity with a combined fair value of $7.5 million. The equity issued was comprised of 206,362 common units, representing an approximate 1% limited partner interest in TLLP, and 4,212 general partner units. The Martinez Marine Terminal consists of a single-berth dock, five associated crude oil storage tanks with a combined capacity of 425,000 barrels, two firewater tanks with 48,000 barrels of shell capacity and related pipelines that receive crude oil from third-party vessels for delivery to our Martinez refinery and a third-party terminal. Total throughput capacity for the Martinez Marine Terminal is estimated to be approximately 145 thousand barrels per day (“Mbpd”).

Long Beach Marine Terminal

Effective September 14, 2012, we entered into a transaction (the “Long Beach Assets Sale”) to sell to TLLP the Long Beach marine terminal assets and related short-haul pipelines (collectively, the “Long Beach Assets”), in exchange for total consideration of $210 million, comprised of $189 million in cash and the issuance of TLLP equity with a fair value of $21 million. The equity was comprised of 9,446 general partner units and 462,825 common units representing an approximate 1% limited partner interest in TLLP. These assets, located near our Wilmington refinery, consist of a two-vessel berth dock leased from the City of Long Beach, six storage tanks with a combined capacity of 235,000 barrels and six related pipelines with 70 Mbpd throughput capacity connecting our Wilmington refinery to the marine terminal and other third-party facilities.

Anacortes Rail Facility

Effective November 15, 2012, we entered into a transaction (the “Anacortes Facility Sale”) to sell to TLLP the Anacortes rail facility assets (the “Anacortes Rail Facility”) located in Anacortes, Washington, in exchange for total consideration of $180 million, comprised of $162 million in cash and the issuance of equity with a combined fair value of $18 million. The equity was comprised of 93,289 general partner units and 309,838 common units, representing slightly less than a 1% limited partner interest in TLLP. The Anacortes Rail Facility includes a four-track unloading platform, two receiving and departing tracks capable of handling a 100-car unit train and two additional short track spurs, as well as other related assets and properties associated with the facility. The facility, which was placed in service in September 2012, has a permitted capacity to deliver up to 50 Mbpd of Bakken crude oil to our Washington refinery.

Commercial Agreements

We entered into various long-term, fee-based commercial agreements with TLLP at the closing of the initial public offering of TLLP’s common units under which TLLP provides various pipeline transportation, trucking, terminal distribution and storage services to us, and we commit to provide TLLP with minimum monthly throughput volumes of crude oil and refined products. We believe the terms and conditions under these agreements, as well as our other initial agreements with TLLP described below, are generally no less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar services. Descriptions of the services TLLP provides us under these commercial agreements and the approximate amounts we paid TLLP under these agreements in 2012 are as follows:

•	a pipeline transportation services agreement for the gathering and transporting crude oil on TLLP’s High Plains system ($31.8 million);

•	a crude oil trucking transportation services agreement for trucking related services and scheduling and dispatching services ($37.8 million);

•	a master terminalling services agreement for terminalling services at TLLP’s refined products terminals ($54.8 million);

•

a ten-year terminal use and throughput agreement entered into in connection with the Martinez Marine Terminal Sale under which we pay TLLP for providing terminalling services at the Martinez Marine Terminal ($9.6 million);

•

a ten-year berth access, use and throughput agreement entered into in connection with the Long Beach Sale under which we pay TLLP fees for providing terminalling services at the Long Beach marine terminal ($1.7 million);

•	a pipeline transportation services agreement for transporting crude oil and refined products on TLLP’s Salt Lake City (“SLC”) short-haul pipelines ($6.5 million);

•

a ten-year pipeline transportation services agreement entered into in connection with the Long Beach Assets Sale under which we pay TLLP for transporting refined products on the LA short-haul pipelines from our Wilmington refinery to a third-party terminal($0.2 million);

•

a SLC storage and transportation services agreement for storing crude oil and refined products at TLLP’s SLC storage facility and transporting crude oil and refined products between the storage facility and our Utah refinery through dedicated interconnecting pipelines ($5.4 million); and

•

a ten-year track use and throughput agreement entered into in connection with the Anacortes Facility Sale under which we pay TLLP fees for transporting and offloading crude oil through the Anacortes Facility ($1.0 million).

Omnibus Agreement

We are party to an Omnibus Agreement (the “Omnibus Agreement”) with TLLP, TLGP, and various Company subsidiaries that addresses, among other things, the following matters:

•

TLLP’s obligation to pay us an annual corporate services fee, currently in the amount of $2.5 million, for the provision by us of certain centralized corporate services, as well as its obligation to reimburse us for all other direct or allocated costs and expenses incurred by us or our affiliates on TLLP’s behalf;

•	an agreement from us and our subsidiaries Tesoro Refining & Marketing Company LLC and Tesoro Alaska Company not to compete with TLLP under certain circumstances;

•	TLLP’s right of first offer to acquire certain logistics assets from us, and our subsidiaries Tesoro Refining & Marketing Company LLC and Tesoro Alaska Company;

•

the indemnification obligations of the parties for certain claims, losses and expenses attributable to certain environmental, title, tax and other liabilities relating to assets contributed by us and our subsidiaries to TLLP; and

•	the granting of a license from us to TLLP with respect to use of the Tesoro name and trademark.

So long as we control TLGP, the Omnibus Agreement will remain in full force and effect unless mutually terminated by the parties. TLLP paid us approximately $0.5 million pursuant to this agreement and we paid TLLP approximately $27.0 million pursuant to this agreement during 2012.

Operational Services Agreement

Our subsidiaries are party to an Operational Services Agreement (the “Operational Services Agreement”) among TLGP, TLLP’s subsidiaries, Tesoro Alaska, TRMC, and TCI ( Tesoro Alaska, TRMC and TCI are collectively the “Tesoro Group”) under which the Tesoro Group will provide TLLP pipelines, terminals and storage facilities with certain operational services, such as communications, electricity, software services, security, fire and safety, maintenance and certain environmental services. In addition, TLLP and its subsidiaries will pay the Tesoro Group an annual service fee for services performed by certain of the Tesoro Group’s field-level employees at TLLP’s Mandan terminal and Salt Lake City storage facility. TLLP and its subsidiaries paid us approximately $1.3 million pursuant to this agreement during 2012.

INFORMATION ABOUT THE 2013 ANNUAL MEETING

Record Date	March 12, 2013
Quorum

•     Majority of shares outstanding on the record date must be present in person or by proxy.

•     Abstentions, broker non-votes (described below) and shares as to which a stockholder withholds voting authority will be included for purposes of determining the presence of a quorum.

Shares Outstanding	137,102,377 shares of common stock outstanding as of March 12, 2013
Record Owners versus Beneficial Owners

•     Record Owners.    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and access to these proxy materials is being provided directly to you by us.

•     Beneficial Owners.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, which are considered to be held in street name. Access to these proxy materials is being provided to you by your broker or nominee who is considered the stockholder of record with respect to those shares.

Voting by Record Owners

•     Vote by Internet, by going to the web address www.proxypush.com/tso and following the instructions for Internet voting or, if you have received a paper copy of the proxy card by mail, by following the instructions on the proxy card. Your vote by Internet must be received by 11:59 P.M. Eastern Time on April 29, 2013. If your shares are held in the Tesoro Corporation Thrift Plan or Tesoro Corporation Retail Savings Plan, your vote must be received by 11:59 P.M. Eastern Time on April 28, 2013.

•     Vote by Telephone, by dialing 1-866-390-9971 and following the instructions for telephone voting or, if you have received a paper copy of the proxy card by mail, by following the instructions on the proxy card. Your vote by telephone must be received by 11:59 P.M. Eastern Time on April 29, 2013. If your shares are held in the Tesoro Corporation Thrift Plan or Tesoro Corporation Retail Savings Plan, your vote must be received by 11:59 P.M. Eastern Time on April 28, 2013.

•     Vote by Mail, by completing, signing, dating and mailing the proxy card mailed to you in the envelope provided. If you received a Notice of Internet Availability and would like to vote by mail, follow the instructions on the Notice of Internet Availability to request a paper copy of the proxy materials. Your vote by mail must be received by 11:59 P.M. Eastern Time on April 29, 2013. If your shares are held in the Tesoro Corporation Thrift Plan or Tesoro Corporation Retail Savings Plan, your vote must be received by 11:59 P.M. Eastern Time on April 28, 2013. If you vote by Internet or telephone, please do not mail your proxy card.

•     Vote in Person, by attending the 2013 Annual Meeting. Please refer to the instructions provided on the proxy card or Notice of Internet Availability. Please note that if your shares are held in the Tesoro Corporation Thrift Plan or the Tesoro Corporation Retail Savings Plan, you may not vote in person at the 2013 Annual Meeting; instead you will need to submit your vote through one of the ways described above.

Voting by Beneficial Owners	You will receive separate voting instructions from your broker, bank or other nominee explaining how to vote your shares. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record owner.
Participants in the Tesoro Corporation Thrift Plan and Retail Savings Plan	Participants in the Tesoro Corporation Thrift Plan or the Tesoro Corporation Retail Savings Plan may instruct Fidelity Management Trust Company, as trustee for such plans, how to vote all shares of our common stock allocated to their accounts. If a participant in the Tesoro Corporation Thrift Plan or the Tesoro Corporation Retail Savings Plan does not instruct Fidelity Management Trust Company how to vote, the shares of our common stock allocated to such participant’s accounts will not be voted.
Revoking or Changing Your Vote

Whether you vote by telephone, Internet or mail, you can change or revoke your proxy before it is voted at the meeting by:

•     Submitting a new proxy card bearing a later date;

•     Voting again by telephone or the Internet at a later time;

•     Giving written notice before the meeting to our Secretary at the address set forth on the cover of this Proxy Statement stating that you are revoking your proxy; or

•     Attending the 2013 Annual Meeting and voting your shares in person. Please note that your attendance at the meeting will not alone serve to revoke your proxy.

Vote Required

•     Election of Directors.    The election of each director nominee requires a majority of the votes cast at the 2013 Annual Meeting. A “majority of the votes cast” means that the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes will have no effect on the outcome of the vote.

•     Other Matters to be Voted On.    Approval of each of the other proposals that will be voted on at the 2013 Annual Meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. In addition, NYSE rules contain separate approval requirements with respect to the approval of the Tesoro Corporation Amended and Restated 2011 Long-Term Incentive Plan., Under NYSE rules, approval of this proposal requires the affirmative vote of a majority of votes cast (which includes abstentions), provided that the total votes cast (including abstentions) on the proposal so represent over 50% of all shares entitled to vote on this proposal. For each proposal other than the election of directors, abstentions will have the same effect as “AGAINST” votes, and broker non-votes will have no effect on the outcome of the votes. However, for purposes of determining whether the total votes cast on the Tesoro Corporation Amended and Restated 2011 Long-Term Incentive Plan represent over 50% of all shares entitled to vote, broker non-votes are considered entitled to vote and, therefore, have the practical effect of increasing the number of affirmative votes required to achieve over 50% of all shares entitled to vote under NYSE rules.

Broker Non-Votes	A broker non-vote occurs when a broker submits a proxy that states that the broker does not vote for some or all of the proposals, because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions. Under NYSE rules, your broker may vote shares held in street name on the ratification of the selection of our independent registered public accounting firm without instruction from you. However, your broker may not vote these shares on any other matter to be voted on at the 2013 Annual Meeting without instruction from you.
Voting Instructions	The proxies identified on the back of the proxy will vote your shares in accordance with your instructions. If you sign and return your proxy card or otherwise vote without giving specific voting instructions, the proxies will vote your shares in accordance with the voting recommendations of the Board, as described above. The Board does not intend to bring any other business before the meeting, and it is not aware that anyone else intends to do so. If any other business properly comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote as proxies in accordance with their best judgment.
Voting Results	The preliminary voting results will be announced at the 2013 Annual Meeting. The final results will be published in a Current Report on Form 8-K that we will file within four business days after the 2013 Annual Meeting.
Attending the Annual Meeting

All of our stockholders are invited to attend the Annual Meeting. If you attend our Annual Meeting, you will need to bring valid, government-issued photo identification. If you are a beneficial owner of our common stock, you will also need proof of stock ownership to be admitted to the Annual Meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. Failure to bring such document or letter may delay your entry into or prevent you from attending our Annual Meeting.

A large number of stockholders may wish to speak at our Annual Meeting. Our Board and management appreciate the opportunity to hear the views of stockholders and participants at our Annual Meeting, and in the interest of an orderly and constructive meeting, rules of conduct will be enforced. Copies of these rules will be available at our Annual Meeting. Only stockholders or their valid proxy holders may address our Annual Meeting.

Proxy Solicitation

•     We will bear the cost of the solicitation.

•     In addition to the use of the Internet and mails, our directors, officers and employees, without additional compensation, may solicit proxies by personal interview, telephone, telegram or otherwise.

•     We have retained a professional proxy soliciting organization, Innisfree M&A Incorporated (“Innisfree”), to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, and possibly individual holders of record of 1,000 shares or more, by personal interview, telephone or similar means. We will pay Innisfree its customary fees, estimated not to exceed $10,000, and will reimburse Innisfree for certain expenses.

OTHER INFORMATION

Stockholder Proposals

For a stockholder proposal to be considered for inclusion in our proxy statement for the 2014 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8, the Corporate Secretary must receive the written proposal at our principal executive offices no later than the close of business on November 21, 2013. Such proposals also must comply with the requirements of Rule 14a-8. Proposals should be addressed to:

Corporate Secretary

Tesoro Corporation

19100 Ridgewood Parkway

San Antonio, Texas 78259

Our Bylaws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement but that a stockholder instead wishes to present directly at an annual meeting. Under our Bylaws, notice of such nomination or stockholder proposal for the 2014 Annual Meeting of Stockholders must be delivered to the Corporate Secretary at the above address:

•	Not earlier than the close of business on January 1, 2014, and

•	Not later than the close of business on January 31, 2014.

If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of our annual meeting for the prior year, then the notice of a nomination or stockholder proposal must be delivered no earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such meeting, the 10th day after the first public announcement of the meeting date.

All nominations and stockholder proposals submitted under our Bylaws must comply with the requirements of the Bylaws. You may contact the Corporate Secretary at the address listed above for a copy of the relevant Bylaw provisions.

Householding of Proxy Materials

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of the proxy statement and annual report, or Notice of Internet Availability, as applicable, until such time as one or more of these stockholders notifies us that they want to receive separate copies. In addition, the broker, bank or other nominee for any stockholder who is a beneficial owner of our stock may deliver only one copy of the proxy statement and annual report, or Notice of Internet Availability, as applicable, to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If, now or in the future, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement, or Notice of Internet Availability, please notify us by calling our Investor Relations Department at 1-800-837-6768 or by sending a written request to our Corporate Secretary at the address listed above, and we will promptly deliver a separate copy of these materials. Record owners who are receiving multiple copies and wish to receive only one, please call our Investor Relations Department at the number listed above or send a written request to our Corporate Secretary at the address listed above. Beneficial owners who are receiving multiple copies and wish to receive only one, please notify your broker, bank or other nominee.

Other Matters

As of the date of this Proxy Statement, our management has no knowledge of any matters to be presented for consideration at the 2013 Annual Meeting other than those referred to above. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy to the extent entitled in accordance with their best judgment.

Upon the written request of any person whose proxy is solicited hereunder, we will furnish without charge to such person a copy of our Annual Report filed with the SEC on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2012. Such written request is to be directed to:

Tesoro Corporation

19100 Ridgewood Parkway

San Antonio, Texas 78259

Attention: Investor Relations

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on May 1, 2013: This Proxy Statement and our 2012 Annual Report on Form 10-K are available at www.proxydocs.com/tso.

By Order of the Board of Directors,

CHARLES S. PARRISH

Secretary

March 21, 2013

Appendix A

TESORO CORPORATION

AMENDED AND RESTATED 2011 LONG-TERM INCENTIVE PLAN

1. Purpose

The purpose of the Tesoro Corporation 2011 Long-Term Incentive Plan (the “Plan”) is to advance the interests of Tesoro Corporation (the “Company”) by stimulating the efforts of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Company. The Plan supersedes the existing Tesoro Corporation Amended and Restated 2006 Long-Term Incentive Plan and the Tesoro Corporation 2006 Long-Term Stock Appreciation Rights Plan with respect to future awards, and provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Administrator.

2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “2006 LTIP” means the Tesoro Corporation Amended and Restated 2006 Long-Term Incentive Plan.

(b) “Administrator” means the Administrator of the Plan in accordance with Section 18.

(c) “Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which the Administrator may structure to qualify in whole or in part as a Performance Award.

(d) “Award Agreement” means a written or electronic agreement or other instrument as may be approved from time to time by the Administrator implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Administrator.

(e) “Board” means the board of directors of the Company.

(f) “Cause” means, unless otherwise set forth in an Award Agreement or other written agreement between the Company and the applicable Participant, a finding by the Administrator that a Participant, before or after his Termination of Employment (i) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company or an affiliate which conduct damaged the Company or an affiliate or (ii) disclosed trade secrets of the Company or an affiliate. The findings and decision of the Administrator with respect to such matter, including those regarding the acts of the Participant and the damage done to the Company, will be final for all purposes. No decision of the Administrator, however, will affect the finality of the discharge of the individual by the Company or an affiliate.

(g) “Change in Control” means (i) there shall be consummated (A) any consolidation or merger of Company in which Company is not the continuing or surviving corporation or pursuant to which shares of Company’s common stock would be converted into cash, securities or other property, other than a merger of Company where a majority of the board of directors of the surviving corporation are, and for a one-year period after the merger continue to be, persons who were directors of Company immediately prior to the merger or were elected as directors, or nominated for election as director, by a vote of at least two-thirds of the directors then still in office who were directors of Company immediately prior to the merger, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Company, or (ii) the shareholders of Company shall approve any plan or proposal for the liquidation or dissolution of Company, or (iii) (A) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than Company or a Subsidiary thereof or any employee benefit plan sponsored by Company or a Subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13c-3 under the Securities

Exchange Act of 1934) of securities of Company representing thirty-five percent (35%) or more of the combined voting power of Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (B) at any time during a period of one-year thereafter, individuals who immediately prior to the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless election or the nomination by the Board for election by Company’s shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issues thereunder.

(i) “Company” means Tesoro Corporation, a Delaware corporation.

(j) “Disability” means, as determined by the Administrator in its discretion exercised in good faith, a physical or mental condition of a Participant that would entitle him or her to payment of disability income payments under the Company’s long-term disability insurance policy or plan for employees as then in effect; or in the event that a Participant is not covered, for whatever reason under the Company’s long-term disability insurance policy or plan for employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Administrator and, in this respect, Participants shall submit to an examination by such physician upon request by the Administrator.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

(l) “Fair Market Value” means, as of any given date, the closing sales price on such date during normal trading hours (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Shares on the New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed or on an inter-dealer quotation system, in any case, as reported in such source as the Administrator shall select. If there is no regular public trading market for the Shares, the Fair Market Value of the Shares shall be determined by the Administrator in good faith and in compliance with Section 409A of the Code.

(m) “Incentive Bonus” means a bonus opportunity awarded under Section 9 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Award Agreement.

(n) “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(o) “Nonemployee Director” means each person who is, or is elected to be, a member of the Board and who is not an employee of the Company or any Subsidiary.

(p) “Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(q) “Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6 of the Plan.

(r) “Participant” means any individual described in Section 3 to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.

(s) “Performance Award” means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction of one or more performance criteria pursuant to Section 13.

(t) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(u) “Plan” means the Tesoro Corporation 2011 Long-Term Incentive Plan as set forth herein and as amended from time to time.

(v) “Qualifying Performance Criteria” has the meaning set forth in Section 13(b).

(w) “Restricted Stock” means Shares granted pursuant to Section 8 of the Plan.

(x) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 8 pursuant to which Shares or cash in lieu thereof may be issued in the future.

(y) “Retirement” means, unless otherwise set forth in an Award Agreement or other written agreement between the Company and the applicable Participant, (i) for employees: retirement from active employment with the Company and its Subsidiaries: (A) at or after age 55 with 5 years of service recognized by the Company or (B) at or after age 50 with 80 points (with points meaning the sum of the Participant’s age and years of service recognized by the Company at the time of retirement). The determination of the Administrator as to an individual’s Retirement shall be conclusive on all parties, and (ii) for Nonemployee Directors: retirement from active service with the Company after having served as a Nonemployee Director for at least an aggregate of three full years (excluding any service while a full-time employee of the Company).

(z) “Share” means a share of the Company’s common stock, $0.16 2/3 par value per share (or such other par value as may be designated by act of the Company’s stockholders), subject to adjustment as provided in Section 12.

(aa) “Stock Appreciation Right” means a right granted pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.

(bb) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

(cc) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(dd) “Termination of Employment” means ceasing to serve as an employee of the Company and its Subsidiaries or, with respect to a Nonemployee Director or other service provider, ceasing to serve as such for the Company, except that with respect to all or any Awards held by a Participant (i) the Administrator may determine that a leave of absence or employment on a less than full-time basis is considered a “Termination of Employment,” (ii) the Administrator may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a “Termination of Employment,” (iii) service as a member of the Board shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee and (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board or other service provider. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a Termination of Employment with the Company and its Subsidiaries for purposes of any affected Participant’s Awards, and the Administrator’s decision shall be final and binding.

3. Eligibility

Any person who is a current or prospective officer or employee (including any director who is also an employee, in his or her capacity as such) or other service provider of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. To the extent provided by Section 5(d), any Nonemployee Director shall be eligible for the grant of Awards hereunder as determined by the Administrator. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Administrator.

4. Effective Date and Termination of Plan

This Plan was originally adopted by the Board on February 23, 2011 and approved by the Company’s stockholders on May 4, 2011 (the “Effective Date”). The Plan shall remain available for the grant of Awards until February 23, 2021. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

5. Shares Subject to the Plan and to Awards

(a) Aggregate Limits.    The aggregate number of Shares issuable pursuant to all Awards under this Plan shall not exceed 8,200,000, plus any Shares subject to outstanding awards under the 2006 LTIP that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares). The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 12. The Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

(b) Issuance of Shares.    For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award under this Plan. The aggregate number of Shares available for Awards under this Plan at any time shall not be reduced by (i) Shares subject to Awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) Shares subject to Awards that have been retained or withheld by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award, or (iii) Shares subject to Awards that otherwise do not result in the issuance of Shares in connection with payment or settlement thereof. In addition, Shares that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award shall be available for Awards under this Plan.

(c) Tax Code Limits.    The aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 750,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code but which number shall not count any tandem SARs (as defined in Section 7). The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 8,200,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. The maximum cash amount payable pursuant to that portion of an Incentive Bonus earned for any 12-month period to any Participant under this Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $10,000,000.

(d) Director Awards.    The aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Nonemployee Director shall not exceed 25,000; provided, however, that in the calendar year in which a Nonemployee Director first joins the Board of Directors or is first designated as Chairman of the Board of Directors or Lead Director, the maximum number of shares subject to Awards granted to the Participant may be up to two hundred percent (200%) of the number of shares set forth in the foregoing limits and the foregoing limits shall not count any tandem SARs (as defined in Section 7).

(e) Substitute Awards.    Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees, directors or other service providers of such acquired or combined company before such acquisition or combination.

6. Options

(a) Option Awards.    Options may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. No Participant shall have any rights as a stockholder with respect to any Shares subject to Option hereunder until said Shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

(b) Price.    The Administrator will establish the exercise price per Share under each Option, which, in no event will be less than the Fair Market Value of the Shares on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the market price of the Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares and withholding of Shares otherwise deliverable upon exercise.

(c) No Repricing without Stockholder Approval.    Other than in connection with a change in the Company’s capitalization (as described in Section 12), at any time when the exercise price of an Option is above the Fair Market Value of a Share, the Company shall not, without stockholder approval, (i) reduce the exercise price of such Option, (ii) exchange such Option for cash, another Award or a new Option or Stock Appreciation Right with a lower exercise or base price or (iii) otherwise reprice such Option.

(d) Provisions Applicable to Options.    The date on which Options become exercisable shall be determined at the sole discretion of the Administrator and set forth in an Award Agreement. The Administrator shall establish the term of each Option, which in no case shall exceed a period of ten (10) years from the date of grant.

(e) Termination of Employment:    Unless an Option earlier expires upon the expiration date established pursuant to Section 6(d), upon the Participant’s Termination of Employment, his or her rights to exercise an Option then held shall be only as follows, unless the Administrator specifies otherwise (either in an Award Agreement or otherwise):

(i) General.    In general, any portion of any Option that is not vested as of the date of a Participant’s Termination of Employment shall be forfeited and returned to the Company; provided, however, that the Administrator may, in its sole discretion, in the event of a Participant’s retirement or involuntary Termination of Employment as the result of a reduction in force program (as approved by the Administrator in its sole discretion), provide for accelerated vesting of unvested Options upon such terms and the Administrator deems advisable (either in an Award Agreement or otherwise).

(ii) Death.    Upon the death of a Participant while in the employ of the Company or any Subsidiary or while serving as a member of the Board, the Participant’s Options then held shall be exercisable by his or her estate, heir or beneficiary at any time during the period ending on the earlier of the date that is one (1) year after the date of the Participant’s death or the date the Option would otherwise terminate, but only to the extent that the Options are exercisable as of that date. Any and all Options that are not exercised during such period shall terminate as of the end of such period.

If a Participant should die following his or her Termination of Employment, any Options that remain outstanding on the date of the Participant’s death shall be exercisable by his or her estate, heir or beneficiary at any time during the period ending on the earlier of the date that is one (1) year after the date of the Participant’s death or the date the Option would otherwise terminate, but only to the extent that the Option was exercisable as of the Participant’s death. Any and all of the deceased Participant’s Options that are not exercised during the such period shall terminate as of the end of such period. A Participant’s estate shall mean his or her legal representative or other person who so acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant.

(iii) Disability.    Upon Termination of Employment as a result of the Participant’s Disability, the Participant’s Options then held shall be exercisable during the period ending on the earlier of the date that is one (1) year after the date of Participant’s Termination of Employment or the date the Option would otherwise terminate, but only to the extent that the Options are exercisable as of that date. Any and all Options that are not exercised during such period shall terminate as of the end of such period.

(iv) Retirement.    Upon the Participant’s Termination of Employment by reason of his or her Retirement, the Participant’s Options then held shall be exercisable during the period ending on the earlier of the date that is three (3) years after the date of the Participant’s Termination of Employment or the expiration date of such Option, but only to the extent that the Options are exercisable as of the date of the Participant’s Termination of Employment. Any and all Options that are not exercised during such period shall terminate as of the end of such period.

(v) Cause.    Upon the date of a Participant’s Termination of Employment for Cause, any Option that is unexercised prior to the date of the Participant’s Termination of Employment shall terminate as of such date.

(vi) Other Reasons.    Upon the date of a Participant’s Termination of Employment for any reason other than those stated above in Sections 6(e)(i), (e)(ii), (e)(iii), (e)(iv) and (e)(v) or as described in Section 15, the Participant’s Options then held shall be exercisable during the period ending on the earlier of the date that is three (3) months after the date of the Participant’s Termination of Employment or the expiration date of such Option, but only to the extent that the Options are exercisable as of the date of the Participant’s Termination of Employment. Any and all Options that are not exercised during such period shall terminate as of the end of such period.

(f) Incentive Stock Options.    Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the exercise price of such Option must be at least 110 percent of the Fair Market Value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) Termination of Employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of Employment (or such other period of time provided in Section 422 of the Code).

7. Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted sub-

ject to the same terms and conditions applicable to Options as set forth in Section 6 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Administrator and set forth in the applicable Award Agreement. Other than in connection with a change in the Company’s capitalization (as described in Section 12), at any time when the exercise price of a Stock Appreciation Right is above the Fair Market Value of a Share, the Company shall not, without stockholder approval, (i) reduce the exercise or base price of such Stock Appreciation Right, (ii) exchange such Stock Appreciation Right for cash, another Award or a new Option or Stock Appreciation Right with a lower exercise or base price or (iii) otherwise reprice such Stock Appreciation Right.

8. Restricted Stock and Restricted Stock Units

(a) Restricted Stock and Restricted Stock Unit Awards.    Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. Restricted Stock is an award of Shares, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Administrator, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(b) Contents of Agreement.    Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Administrator, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Administrator may provide.

(c) Vesting and Performance Criteria.    The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Administrator determines or under criteria the Administrator establishes, which may include Qualifying Performance Criteria. The grant, issuance, retention, vesting and/or settlement of Shares under any such Award that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than twelve months, and the grant, issuance, retention, vesting and/or settlement of Shares under any Restricted Stock or Restricted Stock Unit Award that is based solely upon continued employment and/or the passage of time may not vest or be settled in full prior to the thirty-sixth month following its date of grant, except that the Administrator may provide for the satisfaction and/or lapse of all conditions under any such Award in the event of the Participant’s death, disability, Retirement or in connection with a Change in Control, and the Administrator may provide that any such restriction or limitation will not apply in the case of a Restricted Stock or Restricted Stock Unit Award that is issued in payment or settlement of compensation that has been earned by the Participant. In addition, the Administrator may grant awards of Restricted Stock and/or Restricted Stock Units that result in issuing up to 5% of the maximum aggregate number of Shares authorized for issuance under the Plan (as set forth in Section 5(a)) without regard to the minimum vesting requirements set forth in the preceding sentence. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified when the Award is granted.

(d) Termination of Employment:    Upon the Participant’s Termination of Employment, his or her rights to unvested Restricted Stock or Restricted Stock Units then held shall be only as follows, unless the Administrator specifies otherwise (either in an Award Agreement or otherwise):

(i) Death, Disability, Retirement.    In the event of a Participant’s Termination of Employment by reason of his or her death, Disability, or Retirement, any portion of any Award of Restricted Stock and/or Restricted Stock Units that is not vested as of the date of a Participant’s Termination of Employment shall immediately be forfeited by the Participant; provided, however, that the Administrator may, in its sole discretion, provide for accelerated vesting of unvested Restricted Stock and/or Restricted Stock Units upon such terms and the Administrator deems advisable (either in an Award Agreement or otherwise).

(ii) Other Reasons.    In the event of a Participant’s Termination of Employment for any reason other than those stated above in Section 8(d)(i), any portion of any Award of Restricted Stock and/or Restricted Stock Units that is not vested as of the date of a Participant’s Termination of Employment shall immediately be forfeited by the Participant; provided, however, that the Administrator may, in its sole discretion, other than in the event of a Termination of Employment for Cause and in a manner consistent with the requirements of Section 8(c), provide for accelerated vesting of unvested Restricted Stock and/or Restricted Stock Units upon such terms and the Administrator deems advisable (either in an Award Agreement or otherwise).

(iii) Performance Awards.    Notwithstanding anything in this Section 8(d) to the contrary, with respect to any Performance Award granted pursuant to this Section 8, in the event a Participant’s Termination of Employment by reason of his or her death, Disability, Retirement, or involuntary Termination of Employment by the Company without Cause during a performance period (and, unless otherwise determined by the Administrator, in the case of a termination by the Company without Cause, at least twelve (12) months after the beginning of the performance), the Participant shall receive a prorated payout of the Performance Award. The prorated payout shall be determined by the Administrator, in its sole discretion, and shall be based upon the length of time that the Participant held the Performance Award during the performance period and the Company’s actual results during the performance period as compared to the performance criteria to which the Performance Award is subject.

(e) Discretionary Adjustments and Limits.    Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “performance-based compensation,” notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

(f) Voting Rights.    Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(g) Dividends and Distributions.    Participants in whose name an Award of Restricted Stock and/or Restricted Stock Units is granted shall be entitled to receive all dividends and other distributions paid with respect to the Shares underlying such Award, unless determined otherwise by the Administrator. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional Shares or will be payable in cash; provided that such additional Shares and/or cash shall subject to the same restrictions and vesting conditions as the Award with respect to which they were distributed. Notwithstanding anything herein to the contrary, in no event shall dividends or dividend equivalents be currently payable with respect to unvested or unearned Performance Awards.

9. Incentive Bonuses

(a) General.    Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

(b) Incentive Bonus Document.    The terms of any Incentive Bonus will be set forth in an Award Agreement or other written document establishing the terms and conditions of the Award. Each such Award Agreement or other written document shall contain provisions regarding (i) the threshold, target and maximum amount payable to the Participant as an Incentive Bonus, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(c) Performance Criteria.    The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the threshold, target and maximum amount payable under an Incentive Bonus, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Incentive Bonus is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

(d) Timing and Form of Payment.    The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Shares, as determined by the Administrator. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.

(e) Discretionary Adjustments.    Notwithstanding satisfaction of any performance goals the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement or other written document establishing the terms and conditions of the Award, be reduced or increased by the Administrator on the basis of such further considerations as the Administrator shall determine; provided, however, that with respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Administrator shall not have the discretion to increase the amount paid under an Incentive Bonus.

10. Deferral of Gains

The Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Administrator determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.

11. Conditions and Restrictions Upon Securities Subject to Awards

The Administrator may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions in connection with any underwritten public offering by the Company of the Company’s securities pursuant to an effective registration statement filed under the Securities Act of 1933, (iv) restrictions as to the use of a specified brokerage firm for such resales or other transfers, and (v) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

12. Adjustment of and Changes in the Stock

The number and kind of Shares available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of Shares subject to the individual limits set forth in Section 5 of this Plan, shall be equitably adjusted by the Administrator as it determines appropriate to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of Shares of the Company outstanding. Such adjustment shall be designed to comply with Sections 409A and 424 of the Code or, except as otherwise expressly provided in Section 5(c) of this Plan, may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company’s securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Administrator as to price, number or kind of Shares subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards.

In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, by reason of a Change in Control, other merger, consolidation or otherwise, then the Administrator shall, in its sole discretion, determine the appropriate and equitable adjustment, if any, to be effected.

No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 12. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 12 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

Unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change in Control, the Administrator may provide that any or all of the following shall occur upon a Participant’s Termination of Employment within twenty-four (24) months following a Change in Control: (a) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise any portion of the Option or Stock Appreciation Right not previously exercisable, (b) in the case of a Performance Award or Incentive Bonus, the Participant shall have the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Administrator prior to the Change in Control, and (c) in the case of Shares issued in payment of an Incentive Bonus, and/or in the case of outstanding Restricted Stock and/or Restricted Stock Units, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse. Notwithstanding anything herein to the contrary, in the event of a Change in Control in which the acquiring or surviving company in the transaction does not assume or continue outstanding Awards upon the Change in Control, immediately prior to the Change in Control, all Awards that are not assumed or continued shall be treated as follows effective immediately prior to the Change in Control: (a) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option or Stock Appreciation Right not previously exercisable, (b) in the case of a Performance Award or Incentive Bonus, the Participant shall have the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Administrator prior to the Change in Control, and (c) in the case of Shares issued in payment of an Incentive Bonus, and/or in the case of outstanding Restricted Stock and/or Restricted Stock Units, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse.

13. Qualifying Performance-Based Compensation

(a) General.    The Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of Shares, units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. A Performance Award may be identified as “Performance Share”, “Performance Equity”, “Performance Unit” or other such term as chosen by the Administrator. In addition, the Administrator may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Award is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued under or the amount paid under an award may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

(b) Qualifying Performance Criteria.    For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (i) cash flow (before or after dividends), (ii) earning or earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital or investment (including return on total capital, return on invested capital, or return on investment), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) NSR and/or total backlog, (xxi) days sales outstanding, (xxii) customer service, (xxiii) operational safety, reliability and/or efficiency; (xxiv) environmental incidents. To the extent consistent with Section 162(m) of the Code, the Administrator (A) shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

14. Transferability

Each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the Administrator, the person to whom an Award is initially granted (the “Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Administrator, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Administrator provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee’s continued employment or service shall continue to be determined with reference to the Grantee’s employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 14, and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession.

15. Suspension or Termination of Awards

Except as otherwise provided by the Administrator, if at any time (including after a notice of exercise has been delivered or an award has vested) the Chief Executive Officer or any other person designated by the Administrator (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 15, the Authorized Officer, Administrator or the Board may suspend the Participant’s rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.

If the Administrator or an Authorized Officer determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty, violation of Company ethics policy or code of conduct, or deliberate disregard of the Company or Subsidiary rules resulting in loss, damage or injury to the Company or any Subsidiary, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any Subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary or to cease doing business with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship (any of the foregoing acts, an “Act of Misconduct”), then except as otherwise provided by the Administrator, (i) neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Award lapse, or otherwise receive payment of an Award, (ii) the Participant will forfeit all outstanding Awards and (iii) the Participant may be required, at the Administrator’s sole discretion, to return and/or repay to the Company any then unvested Shares previously issued under the Plan. In making such determination, the Administrator or an Authorized Officer shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Administrator or its designee or an opportunity to submit written comments, documents, information and arguments to be considered by the Administrator.

16. Compliance with Laws and Regulations

This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

17. Withholding

To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until all withholding tax obligations are satisfied. The Administrator may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired. In addition, the Company shall be entitled to deduct from other compensation payable to each Participant any withholding tax obligations that arise in connection with an Award or require the Participant to pay such sums directly to the Company in cash or by check.

18. Administration of the Plan

(a) Administrator of the Plan.    The Plan shall be administered by the Administrator who shall be the Compensation Committee of the Board or, in the absence of a Compensation Committee, the Board itself. Any power of the Administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an Award designated as a Performance Award not to qualify for treatment as performance-based compensation under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Compensation Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Administrator; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority. No such officer shall designate himself or herself as a recipient of any Awards granted under authority dele-

gated to such officer. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

(b) Powers of Administrator.    Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to approve such further actions as it determines necessary or appropriate to the administration of the Plan and Awards, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that the Plan or any agreement or other documents evidencing Awards made under this Plan complies with applicable law, regulations and listing requirements and so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of the New York Stock Exchange, disruption of communications or natural catastrophe) deemed by the Administrator to be inconsistent with the purposes of the Plan or any agreement or other documents evidencing Awards made under this Plan, provided that no such action shall be taken absent stockholder approval to the extent required under Section 19; (vii) to determine whether, and the extent to which, adjustments are required pursuant to Section 12; (viii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Company; (ix) to approve corrections in the documentation or administration of any Award; and (x) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after Termination of Employment or service to the Company or an affiliate and, except as otherwise provided herein, adjust any of the terms of any Award.

(c) Determinations by the Administrator.    All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(d) Subsidiary Awards.    In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

19. Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan and the Administrator may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 12, no such amendment shall, without the approval of the stockholders of the Company amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements.

No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

20. No Liability of Company

The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

21. Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, an arrangement not intended to qualify under Section 162(m) of the Code, and such arrangements may be either generally applicable or applicable only in specific cases.

22. Governing Law

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Texas to the extent not preempted by federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

23. No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Subject to Sections 4 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

24. Unfunded Plan

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

25. Section 409A

It is intended that any Options, Stock Appreciation Rights, and Restricted Stock issued pursuant to this Plan and any Award Agreement shall not constitute “deferrals of compensation” within the meaning of Sec-

tion 409A of the Code and, as a result, shall not be subject to the requirements of Section 409A of the Code. It is further intended that any Restricted Stock Units and Incentive Bonuses issued pursuant to this Plan and any Award Agreement or other written document establishing the terms and conditions of the Award (which may or may not constitute “deferrals of compensation,” depending on the terms of each Award) shall avoid any “plan failures” within the meaning of Section 409A(a)(1) of the Code. The Plan and each Award Agreement or other written document establishing the terms and conditions of an Award is to be interpreted and administered in a manner consistent with these intentions. However, no guarantee or commitment is made that the Plan, any Award Agreement or any other written document establishing the terms and conditions of an Award shall be administered in accordance with the requirements of Section 409A of the Code, with respect to amounts that are subject to such requirements, or that the Plan, any Award Agreement or any other written document establishing the terms and conditions of an Award shall be administered in a manner that avoids the application of Section 409A of the Code, with respect to amounts that are not subject to such requirements.

26. Required Delay in Payment on Account of a Separation from Service

Notwithstanding any other provision in this Plan, any Award Agreement or any other written document establishing the terms and conditions of an Award, if any Award recipient is a “specified employee,” as defined in Treasury Regulations Section 1.409A-1(i), as of the date of his or her “Separation from Service” (as defined in authoritative IRS guidance under Section 409A of the Code), then, to the extent required by Treasury Regulations Section 1.409A-3(i)(2), any payment made to the Award recipient on account of his or her Separation from Service shall not be made before a date that is six months after the date of his or her Separation from Service. The Administrator may elect any of the methods of applying this rule that are permitted under Treasury Regulations section 1.409A-3(i)(2)(ii).

EVENT # CLIENT # PROXY TABULATOR FOR TEsoro corporation P.O. BOX 8016 CARY, NC 27512-9903 THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSALS IN ITEMS 2, 3 AND 4. All votes must be received by 11:59 P.M., Eastern Time, April 29, 2013. MAIL OR Mark, sign and date your Proxy Card/Voting Instruction Form. Detach your Proxy Card/Voting Instruction Form. Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. OR Go To www.proxypush.com/tso Cast your vote online. View Meeting Documents. Use any touch-tone telephone. Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions. 866-390-9971 INTERNET TELEPHONE VOTED BY: Annual Meeting of Tesoro Corporation to be held on Wednesday, May 1, 2013 for Holders as of March 12, 2013 Please separate carefully at the perforation and return just this portion in the envelope provided. Date: May 1, 2013 Time: 1:00 P.M. (Central Time) Place: Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259 Annual Meeting of Tesoro Corporation For For For For For For For For Directors Recommend Against Against Abstain Abstain Please make your marks like this: Use dark black pencil or pen only 01 Rodney F. Chase 02 Gregory J. Goff 03 Robert W. Goldman 04 Steven H. Grapstein 05 David Lilley 06 Mary Pat McCarthy 07 J.W. Nokes 08 Susan Tomasky 09 Michael E. Wiley 10 Patrick Y. Yang Board of Directors Recommends a Vote FOR proposals 1, 2, 3 and 4. 1: Election of 10 directors (all nominated as directors to serve for the term indicated in the Proxy Statement): For For Call TESORO CORPORATION For 2: To conduct an advisory vote to approve executive compensation; For 3: To approve the Tesoro Corporation Amended and Restated 2011 Long-Term Incentive Plan; and For 4: To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2013. For Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. To attend the meeting and vote your shares in person, please mark this box. Authorized Signatures - This section must be completed for your Instructions to be executed. TESORO CORPORATION For

Please separate carefully at the perforation and return just this portion in the envelope provided. Revocable Proxy — Tesoro Corporation Annual Meeting of Stockholders May 1, 2013, 1:00 P.M. (Central Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints CHARLES S. PARRISH and D. JEFFREY HAFFNER, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the shares of Common Stock of Tesoro Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259 on Wednesday, May 1, 2013, @ 1:00 P.M. Central time, and at any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, upon the matters set forth in the Notice of such meeting and in their discretion upon such other matters as may properly come before the meeting. (TO BE SIGNED ON REVERSE SIDE)

TESORO CORPORATION

Tesoro Corporation Thrift Plan

and/or

Tesoro Corporation Retail Savings Plan

Date:	May 1, 2013
Time:	1:00 P.M. (Central Time)
Place:	Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259

Please make your marks like this:  ☒  Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposals 1, 2, 3 and 4.

1:	Election of 10 directors (all nominated as directors to serve for the term indicated in the Proxy Statement):
			For	Against	Abstain	Directors Recommend ê
	01	Rodney F. Chase	☐	☐	☐	For
	02	Gregory J. Goff	☐	☐	☐	For
	03	Robert W. Goldman	☐	☐	☐	For
	04	Steven H. Grapstein	☐	☐	☐	For
	05	David Lilley	☐	☐	☐	For
	06	Mary Pat McCarthy	☐	☐	☐	For
	07	J.W. Nokes	☐	☐	☐	For
	08	Susan Tomasky	☐	☐	☐	For
	09	Michael E. Wiley	☐	☐	☐	For
	10	Patrick Y. Yang	☐	☐	☐	For

			For	Against	Abstain
2:	To conduct an advisory vote to approve executive compensation;		☐	☐	☐	For

3:	To approve the Tesoro Corporation Amended and Restated 2011 Long-Term Incentive Plan; and		☐	☐	☐	For

4:	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2013.		☐	☐	☐	For

	To attend the meeting and vote your shares in person, please mark this box.			☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

	Please Sign Here			Please Date Above

	Please Sign Here			Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

TESORO CORPORATION Tesoro Corporation Thrift Plan
and/or
Tesoro Corporation Retail Savings Plan
Annual Meeting of Tesoro Corporation
to be held on Wednesday, May 1, 2013
for Holders as of March 12, 2013

VOTED BY:
INTERNET		TELEPHONE

Go To		866-390-9971
www.proxypush.com/tso	OR	• Use any touch-tone telephone.
• Cast your vote online.		• Have your Proxy Card/Voting Instruction Form ready.
• View Meeting Documents.		• Follow the simple recorded instructions.

MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS GIVEN, SHARES WILL NOT BE VOTED.

All votes must be received by 11:59 P.M., Eastern Time, April 28, 2013.

PROXY TABULATOR FOR
TESORO CORPORATION
P.O. BOX 8016 CARY, NC 27512-9903

EVENT #

CLIENT #

Revocable Proxy — Tesoro Corporation

Annual Meeting of Stockholders

May 1, 2013, 1:00 P.M. (Central Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned participant in the TESORO CORPORATION THRIFT PLAN and/or TESORO CORPORATION RETAIL SAVINGS PLAN (the “Plan(s)”) hereby acknowledges receipt of the Notice of 2013 Annual Stockholders Meeting to be held at Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259, on Wednesday, May 1, 2013 at 1:00 P.M. Central time, and directs Fidelity Management Trust Company Trustee, to vote (or cause to be voted) all shares of Common Stock (or share equivalents) of Tesoro Corporation (the “Company”) allocated to the undersigned’s account under the Plan(s) and held in the Trustee’s name at the close of business on March 12, 2013, at said meeting and at any adjournment or postponement thereof. Said Trustee is authorized to vote in accordance with the instructions given herein and in its discretion upon such other matters as may properly come before the meeting.

(TO BE SIGNED ON REVERSE SIDE)